As filed with the Securities and Exchange Commission on March 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(See table of Additional Registrants)

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1568099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Citigroup Global Markets Holdings Inc.

(Exact name of registrant as specified in its charter)

New York	11-2418067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

388 Greenwich Street

New York, New York 10013

(212) 559-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Lane, Esq.

General Counsel-Capital Markets and Corporate Reporting

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

(212) 559-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Karpf, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act..  ☐

Table of Additional Registrants

Exact Name of Additional Registrant, as Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification No.
Citigroup Capital XIII	Delaware	06-1532089

Explanatory Note

This Registration Statement contains:

•

a base prospectus to be used by Citigroup Inc. in connection with offerings of its debt securities, common stock warrants, index warrants, preferred stock, depositary shares, stock purchase contracts, stock purchase units and common stock;

•	a form of prospectus supplement to the base prospectus relating to the offering by Citigroup Inc. of its Medium-Term Senior Notes, Series G, and Medium-Term Subordinated Notes, Series G;

•	a base prospectus to be used by Citigroup Global Markets Holdings Inc. in connection with offerings of its debt securities;

•	a form of prospectus supplement to the base prospectus relating to the offering by Citigroup Global Markets Holdings Inc. of its Medium-Term Senior Notes, Series N; and

•

a market-making prospectus intended for use by direct or indirect subsidiaries of the issuers, including Citigroup Global Markets Inc., or other affiliates in connection with offers and sales related to secondary market transactions in debt securities of Citigroup Global Markets Holdings Inc., debt securities, index warrants, preferred stock or depositary shares of Citigroup Inc. or its corporate predecessors, capital securities of the Additional Registrant, and Citigroup Inc. guarantees of debt securities, index warrants and capital securities of Citigroup Global Markets Holdings Inc., the Additional Registrant and Citigroup Inc.’s corporate predecessors that were initially registered, and were initially offered and sold, under registration statements previously filed by Citigroup Global Markets Holdings Inc., Citigroup Inc. and its corporate predecessors and the Additional Registrant.

Each of the base prospectuses and prospectus supplements also may be used by direct or indirect subsidiaries of Citigroup Inc., including Citigroup Global Markets Inc., or other affiliates in market-making transactions in the securities described therein after they are initially offered and sold.

PROSPECTUS

May Offer—

Debt Securities

Common Stock Warrants

Index Warrants

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Common Stock

Citigroup will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, any accompanying prospectus supplement and any applicable pricing supplement carefully before you invest. Citigroup may offer and sell these securities to or through one or more underwriters, dealers and agents, including Citigroup Global Markets Inc., a broker-dealer subsidiary of Citigroup, or directly to purchasers, on a continuous or delayed basis. The common stock of Citigroup Inc. is listed on the New York Stock Exchange and trades under the ticker symbol “C”.

Investing in our securities involves risks. See the “Risk Factors Related to Floating Rate Debt Securities” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Inc. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

The date of this prospectus is March 7, 2023.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Citigroup may offer;

•	any accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” beginning on page 5 for information on Citigroup, including its financial statements.

Citigroup Inc.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad, yet focused, range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup currently operates, for management reporting purposes, via three primary business segments: Institutional Clients Group (ICG), Personal Banking and Wealth Management (PBWM) and Legacy Franchises, with the remaining operations in Corporate/Other. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Citibanamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup’s principal executive office is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

References in this prospectus to “Citigroup,” “we,” “our” or “us” are to Citigroup Inc., and not any of its subsidiaries, unless the context indicates otherwise.

The Securities Citigroup May Offer

Citigroup may use this prospectus to offer:

•	debt securities;

•	common stock warrants;

•	index warrants;

•	preferred stock;

•	depositary shares;

•	stock purchase contracts;

•	stock purchase units; and

•	common stock.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of, and important United States federal income tax considerations in respect of, any of these offered securities.

Any of these offered securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding with respect to Citigroup, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (each, a “liquidation event”). In addition, Citigroup believes that in case of a liquidation event, Citigroup’s shareholders and unsecured creditors — including holders of the offered securities — will bear any losses resulting from the liquidation event. For more information, see “Citigroup Inc.” below.

Debt Securities

Debt securities are unsecured general obligations of Citigroup in the form of senior or subordinated debt. Senior debt includes Citigroup’s notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

The senior and subordinated debt will be issued under separate indentures between Citigroup and a trustee. Below are summaries of the general features of the debt securities from these indentures, unless otherwise specified in connection with a particular offering. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indentures, including all supplements thereto, which are included or incorporated by reference in Citigroup’s registration statement of which this prospectus forms a part, Citigroup’s most recent Annual Report on Form 10-K, Citigroup’s Quarterly Reports on Form 10-Q filed after the Form 10-K and Citigroup’s Current Reports on Form 8-K filed after the period covered by Citigroup’s most recent Annual Report on Form 10-K. You can receive copies of these documents by following the directions beginning on page 5.

General Indenture Provisions that Apply to Senior and Subordinated Debt

•

Neither indenture limits the amount of debt that Citigroup may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup, although the senior debt indenture does limit Citigroup’s ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under “Description of Debt Securities — Covenants.”

•	The senior debt indenture allows for different types of debt securities, including indexed securities, to be issued in series.

•

The indentures allow Citigroup to merge or to consolidate with another company or sell all or substantially all of its assets to one or more of its subsidiaries or to another company. If any of these events occur with another company, the other company generally would be required to assume Citigroup’s responsibilities for the debt. Unless the transaction resulted in a default, Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

•

The indentures provide that holders of a majority of the total principal amount of the senior debt securities outstanding in any series and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series that, in each case, are affected by such change, may vote to change Citigroup’s obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or, except in certain circumstances, the currency of payment, cannot be made unless every holder affected consents to the change.

•

Citigroup may satisfy its obligations under the debt securities or be released from its obligation to comply with certain limitations at any time by depositing sufficient amounts of cash and/or government securities with the trustee to pay Citigroup’s obligations under the particular securities when due.

•

The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

Events of Default and Defaults

Unless otherwise specified in connection with a particular offering of senior debt, the only events of default specified in the senior debt indenture are:

•	failure to pay principal or required interest for 30 days after it is due; and

•	certain events of insolvency or bankruptcy, whether voluntary or not.

Only these events of default provide for a right of acceleration of the senior debt securities. No other event, including a default in the performance of any other covenant of Citigroup in the senior indenture or any other default that is not also an event of default, will result in acceleration.

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. Only these events of default provide for a right of acceleration of the subordinated debt securities. No other event, including a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default that is not also an event of default, will result in acceleration.

Remedies

Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities. The occurrence of a default for any reason other than (i) nonpayment of principal or interest that has continued for 30 days or (ii) certain events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the senior debt securities be paid immediately.

Subordinated Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities. The occurrence of a default for any reason other than certain events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.

TLAC Eligibility

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are intended to qualify as eligible long-term debt for purposes of the Board of Governors of the Federal Reserve System’s total loss-absorbing capacity (“TLAC”) rule. As a result, in the event of a Citigroup bankruptcy or other resolution proceeding, Citigroup’s losses and any losses incurred by its subsidiaries would be imposed first on Citigroup’s shareholders and then on its unsecured creditors, including the holders of the debt securities. Further, in a bankruptcy or other resolution proceeding of Citigroup, any value realized by holders of the debt securities may not be sufficient to repay the amounts owed on the debt securities. For more information about the final TLAC rule and its consequences for the debt securities, you should refer to the section “Managing Global Risk — Liquidity Risk — Long-Term Debt — Resolution Plan” and “ — Total Loss-Absorbing Capacity (TLAC)” in Citigroup’s most recent Annual Report on Form 10-K.

Common Stock Warrants

Citigroup may issue common stock warrants and will do so under a separate common stock warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the common stock warrant agreement, which will be filed as an exhibit to one of Citigroup’s future current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions beginning on page 5.

Common stock warrants are securities pursuant to which Citigroup may sell or purchase common stock. The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement.

Index Warrants

Citigroup may issue index warrants and will do so under a separate index warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup’s future current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions beginning on page 5.

Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

Citigroup will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange (“NYSE”), NYSE Arca, the NASDAQ Global Market or the Chicago Board Options Exchange.

The index warrant agreement for any series of index warrants will provide that holders of a majority of the total principal amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

Preferred Stock

Citigroup may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Citigroup, voting rights and conversion rights.

Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Citigroup’s common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

Depositary Shares

Citigroup may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Citigroup’s registration statement of which this prospectus forms a part.

Stock Purchase Contracts and Stock Purchase Units

Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of debt securities, capital securities, junior subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

Common Stock

Citigroup may issue common stock, par value $0.01 per share. Holders of common stock are entitled to receive dividends when declared by Citigroup’s board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Use of Proceeds

Citigroup will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under “Use of Proceeds and Hedging.”

Plan of Distribution

Citigroup may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will explain the ways Citigroup sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup is granting the underwriters, dealers or agents.

If Citigroup uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

Citigroup expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries, including Citigroup Global Markets Inc. These broker-dealer subsidiaries also expect to offer and sell previously issued securities as part of their business, and may act as a principal or agent in such transactions. Citigroup or any of its subsidiaries may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities. Offerings in which Citigroup’s broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. addressing conflicts of interest when distributing the securities of an affiliate. See below under “Plan of Distribution.”

Where You Can Find More Information

As required by the Securities Act of 1933, Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Such documents, reports and information are also available on our website: https://www.citigroup.com/citi/investor/sec.htm. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 27, 2023;

•	Current Reports on Form 8-K filed on January 13, 2023, January 13, 2023 and February 21, 2023;

•	Definitive Proxy Statement on Schedule 14A, filed on March 15, 2022; and

•	Current Report on Form 8-K, dated May 11, 2009, describing Citigroup’s common stock, including any amendments or reports filed for the purpose of updating such description.

In no event, however, will any of the information that Citigroup furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

All documents filed by Citigroup specified in Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing, emailing or telephoning Citigroup at the following address:

Citigroup Investor Relations

388 Greenwich Street

New York, NY 10013

(212) 559-2718 (tel.)

Email: investorrelations@citi.com

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you. Citigroup is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement and in other information incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Generally, forward-looking statements are not based on historical facts but instead represent Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target and illustrative, and similar expressions or future or conditional verbs such as will, should, may, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results of operations and financial conditions including capital and liquidity may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus and any accompanying prospectus supplement, and the factors and uncertainties summarized under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Precautionary statements included in such filings should be read in conjunction with this prospectus and any accompanying prospectus supplement. Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

RISK FACTORS RELATED TO FLOATING RATE DEBT SECURITIES

Compounded SOFR is a daily compounded rate that is relatively new in the marketplace.

Citigroup may issue floating rate notes linked to the Secured Overnight Financing Rate (“SOFR”). The interest rate on such notes will be based on a formula used to calculate a daily compounded SOFR rate or will be calculated using the SOFR Index, as applicable, both of which are relatively new in the market. This interest rate for SOFR-linked notes will not be SOFR published on or in respect of a particular date during such interest or observation period or an average of SOFR during such period. Accordingly, the interest rate on SOFR-linked notes will differ from the interest rate on other investments linked to SOFR that use an alternative basis to determine the applicable interest rate. Also, if the SOFR rate for a particular day during an observation or interest period is negative, the amount of interest attributable to that day may be less than zero; provided that in no event will the interest payable on a SOFR-linked note for any interest period be less than zero.

The method for calculating an interest rate based upon SOFR in precedents varies. Accordingly, the specific formula for Compounded SOFR or the SOFR Index used for determining the interest due on the SOFR-linked notes may not be widely adopted by other market participants, if at all. If the market adopts a calculation method that differs from that for the SOFR-linked notes, the return on, value of and market for such floating rate notes could be adversely affected.

Any failure of SOFR to gain market acceptance could adversely affect holders of the SOFR-linked notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London interbank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked notes.

You should not rely on indicative or historical data concerning the Secured Overnight Financing Rate.

The Federal Reserve Bank of New York (“NY Federal Reserve”) started publishing SOFR in April 2018 and has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect holders of the SOFR-linked notes.

Because SOFR is published by the NY Federal Reserve based on data received from other sources, Citigroup has no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked notes, which may adversely affect the trading prices of the SOFR-linked notes. In addition, the interest rate on the SOFR-linked notes for any day will not be adjusted for any modification or amendment to SOFR for that day that NY Federal Reserve may publish if the interest rate for that day has already been determined prior to such publication. Further, if the interest rate on the SOFR-linked notes for any interest period declines to zero or becomes negative, no interest will accrue on the SOFR-linked notes with respect to that interest period.

With respect to SOFR Index notes, implementation of use of the SOFR Index or increased regulatory scrutiny of such SOFR Index could increase the costs and risks of administering such SOFR Index and complying with any such regulations or requirements. These factors may have the effect of discouraging market participants from continuing to administer the SOFR Index, trigger changes in the rules or methodologies used in the SOFR Index or lead to the discontinuance or unavailability of the SOFR Index.

The total amount of interest payable with respect to each interest period for SOFR-linked notes will not be known until near the end of the interest period.

The total amount of interest payable with respect to each interest period for a SOFR-linked note will not be known until near the end of such interest period. As a result you will not know the total amount of interest payable with respect to each such interest period until shortly prior to the related interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such interest payment date.

Any Benchmark Replacement may not be the economic equivalent of Compounded SOFR.

Under the benchmark transition provisions of the SOFR-linked notes, if Citigroup (or its affiliate) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then the interest rate on the SOFR-linked notes will be determined using the next available

Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, there is no assurance that the characteristics of the Benchmark Replacement will be similar to SOFR or the then-current Benchmark that it is replacing and the Benchmark Replacement may not be the economic equivalent of Compounded SOFR or the then-current Benchmark that it is replacing. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, may change over time.

In addition, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iii) the secondary trading market for floating rate notes based on the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of SOFR-linked notes.

Under the benchmark transition provisions of the SOFR-linked notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, Citigroup (or its affiliate). In addition, the benchmark transition provisions expressly authorize Citigroup (or its affiliate) to make certain changes, which are defined as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, observation periods and interest reset dates, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the SOFR-linked notes, which could adversely affect the return on, value of and market for such notes.

Citigroup (or its affiliate) will have authority to make determinations, decisions and elections that could affect the return on, value of and market for the SOFR-linked notes.

Under the terms of the SOFR-linked notes, Citigroup (or its affiliate) will be authorized to make certain determinations, decisions and elections with respect to the interest rate on SOFR-linked notes. Citigroup (or its affiliate) will make any such determination, decision or election in its sole discretion, and any such determination, decision or election that is made could affect the amount of interest payable on SOFR-linked notes. For example, if Citigroup (or its affiliate) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then Citigroup (or its affiliate) will determine, among other things, the Benchmark Replacement, Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes. Any exercise of discretion by us, or by one of our affiliates, under the terms of the SOFR-linked notes could present a conflict of interest. The interests of Citigroup (or its affiliate) in making the determinations described above may be adverse to your interests as a holder of such floating rate notes. All determinations, decisions or elections by Citigroup (or its affiliates), including those made by an affiliate acting as calculation agent, will be conclusive and binding absent manifest error.

Certain base rates described herein refer to “benchmarks,” including EURIBOR, that may be discontinued or reformed, which may adversely affect the value of and return on floating rate notes.

Certain base rates, including the Euro Interbank Offered Rate (“EURIBOR”) and other rates or indices described herein, are deemed to be “benchmarks” and are the subject of ongoing national and international regulatory scrutiny and reform. Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the discontinuance or unavailability of quotes of certain “benchmarks.”

To the extent interest payments on a floating rate debt security are linked to a specific “benchmark” that is discontinued or is no longer quoted, the applicable base rate will be determined using the alternative methods described in “Description of Debt Securities — Interest Rate Determination.” Any of these alternative methods may result in interest payments that are different than or that do not otherwise correlate over time with the payments that would have been made on those notes if the relevant “benchmark” was available in its current form. Under certain of the base rates described herein (including the Treasury Rate and the Prime Rate), the final alternative method sets the interest rate for an interest period at the same rate as the immediately preceding interest period. For the EURIBOR base rate, a substitute or successor base rate will be used to determine the interest rate if EURIBOR is discontinued or is permanently no longer being published, as described in “Description of Debt Securities — Interest Rate Determination — Floating Rate Notes, except SOFR Notes — EURIBOR Notes.” Any of the foregoing may have an adverse effect on the value of such notes, and may cause adverse U.S. federal income tax consequences for holders of such notes.

The interests of Citigroup (or its affiliate) in making the determinations described above may therefore be adverse to your interests as a holder of the floating rate notes. The selection of a substitute or successor base rate, and any decisions made by Citigroup (or such affiliate) in connection with implementing such substitute or successor base rate, could result in adverse consequences to the applicable interest rate on the floating rate notes, which could adversely affect the return on, value of and market for such securities. Further, there is no assurance that the characteristics of any substitute or successor base rate will be similar to EURIBOR or that any substitute or successor base rate will produce the economic equivalent of EURIBOR.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Board of Governors of the Federal Reserve System and the NY Federal Reserve announced the Secured Overnight Financing Rate as its recommended alternative to U.S. dollar LIBOR. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

There may be no trading market for the notes.

If the floating rate notes are a new issue of securities, they will have no established trading market and will not be listed on any securities exchange. The underwriters will not be obligated to make a trading market in the notes and may discontinue market making at any time at their sole discretion. Therefore, no assurance can be given as to the liquidity of or trading markets for any series of notes.

CITIGROUP INC.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad, yet focused range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup currently operates, for management reporting purposes, via three primary business segments: Institutional Clients Group (ICG), Personal Banking and Wealth Management (PBWM) and Legacy Franchises, with the remaining operations in Corporate/Other. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Citibanamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup is a holding company and services its obligations primarily by earnings from its operating subsidiaries. Citigroup may augment its capital through issuances of common stock, noncumulative perpetual preferred stock and equity issued through awards under employee benefits plans, among other issuances. Citigroup and Citigroup’s subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company. Under capital regulations, Citigroup must submit a capital plan, subjected to stress testing, to the Federal Reserve, and have its stress capital buffer determined annually, before it may pay dividends on its stock.

Citigroup is required under Title I of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and the rules promulgated by the FDIC and Federal Reserve to periodically submit a plan for Citigroup’s rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. On November 22, 2022, the Federal Reserve and FDIC issued feedback on the resolution plans filed on July 1, 2021 by the eight U.S. Global Systemically Important Banks, including Citigroup. The Federal Reserve and FDIC identified one shortcoming, but no deficiencies, in Citigroup’s 2021 resolution plan. The shortcoming related to data integrity and data quality management issues, specifically, weaknesses in Citigroup’s processes and practices for producing certain data that could materially impact its resolution capabilities. If a shortcoming is not satisfactorily explained or addressed before, or in, the submission of the next resolution plan, the shortcoming may be found to be a deficiency in the next resolution plan. For additional information on Citigroup’s resolution plan submissions, see “Managing Global Risk—Liquidity Risk” in Citigroup’s most recent Annual Report on Form 10-K.

Under Title I, if the Federal Reserve and the FDIC jointly determine that Citigroup’s resolution plan is not “credible” (which, although not defined, is generally believed to mean the regulators do not believe the plan is feasible or would otherwise allow Citigroup to be resolved in a way that protects systemically important functions without severe systemic disruption), or would not facilitate an orderly resolution of Citigroup under the U.S. Bankruptcy Code, and Citigroup fails to resubmit a resolution plan that remedies any identified deficiencies, Citigroup could be subjected to more stringent capital, leverage or liquidity requirements, or restrictions on its growth, activities or operations. If within two years from the imposition of any such requirements or restrictions Citigroup has still not remediated any identified deficiencies, then Citigroup could eventually be required to divest certain assets or operations. Any such restrictions or actions would negatively impact Citigroup’s reputation, market and investor perception, operations and strategy.

Under Citigroup’s preferred “single point of entry” resolution plan strategy, only Citigroup, the parent holding company, would enter into bankruptcy, while Citigroup’s material legal entities (as defined in the public section of its 2021 resolution plan, which can be found on the Federal Reserve’s and FDIC’s websites) would remain operational outside of any resolution or insolvency proceedings. Citigroup’s resolution plan has been designed to minimize the risk of systemic impact to the U.S. and global financial systems, while maximizing the value of the bankruptcy estate for the benefit of Citigroup’s creditors, including its unsecured long-term debt holders. In addition, in line with the Federal Reserves’s final total lossabsorbing capacity (TLAC) rule, Citigroup believes it has developed the resolution plan so that Citigroup’s shareholders and unsecured creditors—including its unsecured long-term debt holders—bear any losses resulting from Citigroup’s bankruptcy. Accordingly, any value realized by holders of its unsecured long-term debt may not be sufficient to repay the amounts owed to such debt holders in the event of a bankruptcy or other resolution proceeding of Citigroup. The FDIC has also indicated that it was developing a single point of entry strategy to implement the Orderly Liquidation Authority under Title II of the Dodd-Frank Act, which provides the FDIC with the ability to resolve a firm when it is determined that bankruptcy would have serious adverse effects on financial stability in the U.S. As previously disclosed, in response to feedback received from the Federal Reserve and FDIC, Citigroup took the following actions:

(i)	Citicorp LLC (Citicorp), an existing wholly owned subsidiary of Citigroup, was established as an intermediate holding company (an IHC) for certain of Citigroup’s operating material legal entities;

(ii)

Citigroup executed an inter-affiliate agreement with Citicorp, Citigroup’s operating material legal entities and certain other affiliated entities pursuant to which Citicorp is required to provide liquidity and capital support to Citigroup’s operating material legal entities in the event Citigroup were to enter bankruptcy proceedings (Citi Support Agreement);

(iii)	pursuant to the Citi Support Agreement:

Citigroup made an initial contribution of assets, including certain high-quality liquid assets and inter-affiliate loans (Contributable Assets), to Citicorp, and Citicorp became the business-as-usual funding vehicle for Citigroup’s operating material legal entities;

•

Citigroup will be obligated to continue to transfer Contributable Assets to Citicorp over time, subject to certain amounts retained by Citigroup to, among other things, meet Citigroup’s near-term cash needs;

•	in the event of a Citigroup bankruptcy, Citigroup will be required to contribute most of its remaining assets to Citicorp; and

(iv)

the obligations of both Citigroup and Citicorp under the Citi Support Agreement, as well as the Contributable Assets, are secured pursuant to a security agreement. The Citi Support Agreement provides two mechanisms, besides Citicorp’s issuing of dividends to Citigroup, pursuant to which Citicorp will be required to transfer cash to Citigroup during business as usual so that Citigroup can fund its debt service as well as other operating needs: (i) one or more funding notes issued by Citicorp to Citigroup and (ii) a committed line of credit under which Citicorp may make loans to Citigroup.

In addition to Citigroup’s required resolution plan under Title I of the Dodd-Frank Act, Title II of the Dodd-Frank Act grants the FDIC the authority, under certain circumstances, to resolve systemically important financial institutions, including Citigroup. This resolution authority is commonly referred to as the FDIC’s “orderly liquidation authority.” Under the FDIC’s stated preferred “single point of entry” strategy for such resolution, the bank holding company (Citigroup) would be placed in receivership; the unsecured long-term debt and shareholders of the parent holding company would bear any losses; the FDIC would use its power to create a “bridge entity” for Citigroup; transfer the systemically important and viable parts of its business, principally the stock of Citigroup’s main operating subsidiaries and any intercompany claims against such subsidiaries, to the bridge entity; and recapitalize the operating subsidiaries using assets of Citigroup that have been transferred to the bridge entity and exchange external debt claims against Citigroup for equity in the bridge entity. Under this Title II resolution strategy, the value of the stock of the bridge entity that would be redistributed to holders of the debt securities offered by use of this prospectus and other debt securities of Citigroup may not be sufficient to repay all or part of the principal amount and interest on the debt securities and those other securities. Any of the securities being offered by this prospectus may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding with respect to Citigroup, including a proceeding under the “orderly liquidity authority” provisions of the Dodd-Frank Act. To date, the FDIC has not formally adopted a single point of entry resolution strategy and it is not obligated to follow such a strategy in a Title II resolution of Citigroup.

Under the regulations of the Federal Reserve, a bank holding company is required by law to act as a source of financial and managerial strength for its subsidiary banks. As a result, the Federal Reserve may require Citigroup Inc. to commit resources to its subsidiary banks even if doing so is not otherwise in the interests of Citigroup Inc. or its shareholders or creditors, reducing the amount of funds available to meet its obligations.

The principal office of Citigroup is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

USE OF PROCEEDS AND HEDGING

General.    Citigroup will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units;

•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

•	financing possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup expects to incur additional indebtedness in the future to fund its businesses. Citigroup or one or more subsidiaries may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.

Use of Proceeds Relating to Index Warrants and Indexed Notes.     Citigroup or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the underlying assets. Citigroup or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

Citigroup expects that it or one or more of its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup or one or more of its subsidiaries may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

In addition, Citigroup or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

If Citigroup or one or more of its subsidiaries has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup or one or more of its subsidiaries may receive a profit from the hedging activities, even if the market value of the index warrants or indexed notes declines. Citigroup is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

Citigroup has no reason to believe that its hedging activities, as well as those of its subsidiaries, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup cannot guarantee you that its hedging activities, as well as those of its subsidiaries, will not affect such prices or values. Citigroup will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

EUROPEAN MONETARY UNION

The foreign currencies in which notes may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “Participating Member States”).

The current Participating Member States are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czechia, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden. Other member states of the European Union may also become participating member states of the single Euro currency.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be unsecured obligations of Citigroup and will be either senior or subordinated debt. Senior debt securities will be issued under a senior debt indenture dated as of November 13, 2013, as supplemented. Subordinated debt securities will be issued under a subordinated debt indenture dated as of April 12, 2001, as supplemented. The senior debt indenture and any of its supplements and the subordinated debt indenture and any of its supplements are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures (or forms thereof) and any supplements have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 under the Securities Act of 1933, as amended, of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the applicable prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the indentures may be obtained from Citigroup or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference. If any debt securities are to be issued under an indenture having terms that differ from those described below, the terms of such indenture will be as described in the applicable supplement for the offering of such debt securities.

As used in this prospectus, the term “supplement” means either a prospectus supplement or a pricing supplement, as applicable.

Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the senior debt indenture and under the subordinated indenture will be The Bank of New York Mellon. Citigroup has appointed Citibank, N.A. to act as paying agent under each such indenture.

General

The indentures provide that unsecured senior or subordinated debt securities of Citigroup may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup. Citigroup also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.

United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup at a discount or a premium will be described in the applicable supplement.

Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	if the securities are intended to qualify as regulatory capital, and the relevant terms and conditions for so qualifying;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•

the date or dates on which the debt securities may be redeemed prior to maturity either at the option of Citigroup or a holder of debt securities, if applicable, the terms upon which such election may be made and the manner in which the early redemption amount will be calculated;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•

if any payments may be made at the election of Citigroup or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities (Senior Debt Indenture, Section 3.01; Subordinated Debt Indenture, Section 2.02).

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not redeemable prior to maturity, except upon the occurrence of certain tax events described below under “— Redemption for Tax Purposes.” The redemption price for the debt securities upon the occurrence of certain tax events will be 100% of the principal amount thereof plus accrued interest to the date of the redemption.

Unless otherwise specified, if optional redemption with a “make-whole amount” is specified in connection with a particular offering of debt securities, such debt securities may be redeemed at Citigroup’s option, in whole at any time or in part from time to time, on or after the date specified in the supplement relating to such offering and, if applicable, prior to a date so specified, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Citigroup in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Citigroup after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, Citigroup shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the maturity date of the notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, Citigroup shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the notes but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of the notes, one with a maturity date preceding the maturity date of the notes and one with a maturity date following the maturity date of the notes, Citigroup shall select the United States Treasury security with a maturity date preceding the maturity date of the notes. If there are two or more United States Treasury securities maturing on the maturity date of the notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, Citigroup shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Citigroup’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Calculation of the foregoing will be made by Citigroup or on our behalf by a person designated by us; provided, however, that such calculation shall not be a duty or obligation of the trustee.

In addition, if so specified in connection with a particular offering of securities, Citigroup may redeem a series of debt securities at Citigroup’s option, in whole at any time or in part from time to time, on or after the date specified in the supplement relating to such offering, at a redemption price equal to 100% of the principal amount of the debt securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The redemption of any debt security that is included in Citigroup’s capital and total loss-absorbing capacity may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position and total loss-absorbing capacity of Citigroup will be adequate after the proposed redemption.

In the case of any optional redemption of only part of the debt securities of a particular series at the time outstanding, the debt securities to be redeemed will be selected not more than 60 days prior to the redemption date in accordance with the procedures of the applicable depositary or, in the case of certificated debt securities, by the trustee by such method as the trustee shall deem appropriate.

If Citigroup elects to redeem debt securities, it will provide notice to the holders of record of the debt securities to be redeemed. Such notice will be at least 5 days and not more than 30 days before the date fixed for redemption. Each notice of redemption will state:

•	such election of Citigroup to redeem debt securities of such series;

•	the redemption date;

•	the redemption price;

•	CUSIP or ISIN number and/or common code of the debt securities to be redeemed;

•	that on the redemption date the redemption price will become due and payable upon each debt security to be redeemed, and that interest thereon will cease to accrue on and after said date; and

•

the place or places where the notes are to be surrendered for payment of the redemption price and that the debt securities designated in such notice for redemption are required to be presented on or after such redemption date at the designated place or places of payment.

Notwithstanding the foregoing, if the debt securities are held in book-entry form through The Depository Trust Company (“DTC”), Citigroup may give such notice in any manner permitted or required by DTC. See “— Book-Entry Procedures and Settlement — Notices” below.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof (Senior Debt Indenture, Section 3.02; Subordinated Debt Indenture, Section 2.02). The supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable supplement. However, when interests in such debt securities are held through DTC, all payments in respect of such debt securities will be made in U.S. dollars. See “— Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversion” below.

Citigroup may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.

The senior debt securities will be issued only in registered form. The subordinated debt securities may be issued in registered form, bearer form, or both; however, unless otherwise specified in connection with a particular offering of subordinated debt securities, the subordinated debt securities will be issued in registered form. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “— Book-Entry Procedures and Settlement.”

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Senior Debt Indenture, Section 3.06; Subordinated Debt Indenture, Section 2.05) Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Citigroup and Citibank, N.A., London Branch, as registrar, fiscal agent and principal paying agent. The terms “registrar,” “fiscal agent,” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London, England.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are intended to qualify as eligible long-term debt for purposes of the TLAC rule. As a result, in the event of a Citigroup bankruptcy or other resolution proceeding, Citigroup’s losses and any losses incurred by its subsidiaries would be imposed first on Citigroup’s shareholders and then on its unsecured creditors, including the holders of the debt securities. Further, in a bankruptcy or other resolution proceeding of Citigroup, any value realized by holders of the debt securities may not be sufficient to repay the amounts owed on the debt securities.

For more information about the final TLAC rule and its consequences for the debt securities, you should refer to the section “Managing Global Risk — Liquidity Risk — Long-Term Debt —Resolution Plan” and “—Total Loss-Absorbing Capacity (TLAC)” in Citigroup’s most recent Annual Report on Form 10-K.

Payments of Principal and Interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “— Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “— Definitive Notes and Paying Agents.”

Interest on the debt securities will be paid on the dates specified in connection with a particular offering of debt securities (each, an “interest payment date”). If an interest payment date for a fixed rate note or the maturity date or redemption date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date or redemption date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on the debt securities will be made to the persons in whose names the notes are registered at the close of business on the Business Day preceding an interest payment date.

Unless otherwise specified in connection with a particular offering of debt securities, in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; (c) in New York and Sydney, in the case of Australian dollar (“A$”)-denominated debt securities; and (d) in New York and London and which is also a TARGET business day (“TARGET”), in the case of Euro-denominated debt securities. A “TARGET business day” is a day on which TARGET 2 is open for the settlement of payment in Euro, and “TARGET 2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. Unless otherwise specified in connection with a particular offering of debt securities, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

Interest Rate Determination

Fixed Rate Notes

Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable supplement until its principal amount is paid or made available for payment.

Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of ¥1 to be rounded upwards to the nearest ¥1 per debt security. The rounding convention for any other currency will be set forth in the applicable supplement. Interest on Australian dollar-denominated debt securities for any period will be calculated on the basis of the actual number of days elapsed and the actual number of days in the year. All Australian dollar amounts resulting from this calculation will be rounded to the nearest Australian cent, with five-tenths or more of A$0.01 to be rounded upwards to the nearest A$0.01 per note.

Floating Rate Notes – Compounded SOFR Notes

SOFR is published by the NY Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The NY Federal Reserve reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTC”). SOFR is filtered by the NY Federal Reserve to remove a portion of the foregoing transactions considered to be “specials”. According to the NY Federal Reserve, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The NY Federal Reserve reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. NY Federal Reserve states that it obtains information from DTCC Solutions LLC, an affiliate of DTC. The NY Federal Reserve currently publishes the Secured Overnight Financing Rate daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. The NY Federal Reserve states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that NY Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Unless otherwise specified in connection with a particular offering of debt securities, each Compounded SOFR note will bear interest at an annual rate initially equal to Compounded SOFR (as defined below) plus any spread or spread multiplier specified in the note and the applicable supplement. Interest will be payable quarterly in arrears on the second Business Day (as defined below) following each interest period end date (as specified in the note and the applicable supplement); provided that the interest payment date with respect to the final interest period will be a redemption date, if applicable, or the maturity date.

Interest for each interest period will be calculated by multiplying the principal amount of the SOFR note by the product of (i) Compounded SOFR plus the applicable spread or spread multiplier (as specified in the note and the applicable supplement) multiplied by (ii) the quotient of actual number of calendar days in such interest period divided by 360; provided that in no event will the interest payable on the SOFR notes be less than zero. Interest will be calculated on the basis of the actual number of days elapsed and a year of 360 days.

“Interest period” means the period from, and including, each interest period end date (as specified in the note and the applicable supplement) to, but excluding, the next succeeding interest period end date; provided that, if Citigroup has an option to early redeem the Compounded SOFR notes, the interest period following an election by Citigroup to redeem the notes, and the final interest period will be the period from, and including, the immediately preceding interest period end date to, but excluding, the redemption date or the maturity date; and provided further that Compounded SOFR for each calendar day from, and including, the Rate Cut-Off Date (as defined below) to, but excluding, the redemption date or the maturity date will equal SOFR in respect of the Rate Cut-Off Date.

In the event that any interest period end date (other than a redemption date or the maturity date) is not a Business Day (as defined below), then such date will be postponed to the next succeeding Business Day, unless that day falls in the next calendar month, in which case the interest period end date will be the immediately preceding Business Day. In the event that the maturity date or a redemption date is not a Business Day (as defined below), then such date will be postponed to the next succeeding Business Day, and no further interest will accrue with respect to such postponement.

For the purposes of calculating interest with respect to any interest period for a Compounded SOFR note:

“Compounded SOFR” means a rate of return of a daily compounded interest investment calculated in accordance with the formula below, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00000005 being rounded upwards):

where

“do”, for any interest period, is the number of U.S. Government Securities Business Days in the relevant interest period.

“i” is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period.

“SOFRi”, for any day “i” in the relevant interest period, is a reference rate equal to SOFR in respect of that day.

“ni”, for any day “i” in the relevant interest period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day.

“d” is the number of calendar days in the relevant interest period.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“SOFR” means, with respect to any day, the rate determined by the calculation agent in accordance with the following provisions:

(1)

the Secured Overnight Financing Rate for trades made on such day that appears at approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s Website on the U.S. Government Securities Business Day immediately following such day (“SOFR Determination Time”); or

(2)

if the rate specified in (1) above does not so appear, unless a Benchmark Transition Event and its related Benchmark Replacement Date have occurred as described in (3) below, the Secured Overnight Financing Rate published on the NY Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s Website; or

(3)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the relevant interest period end date, the calculation agent will use the Benchmark Replacement to determine the rate and for all other purposes relating to the notes.

Effect of Benchmark Transition Event

Benchmark Replacement. If Citigroup (or one of its affiliates) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Citigroup (or one of its affiliates) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by Citigroup (or one of its affiliates) pursuant to the benchmark transition provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in Citigroup’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR notes, shall become effective without consent from the holders of the Compounded SOFR notes or any other party.

Certain Defined Terms. As used in this section:

“Benchmark” means, initially, Compounded SOFR; provided that if Citigroup(or one of its affiliates) determines that on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by Citigroup (or one of its affiliates) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by Citigroup (or one of its affiliates) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes that Citigroup (or one of its affiliates) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if Citigroup (or such affiliate) decides that adoption of any portion of such market practice is not administratively feasible or if Citigroup (or such affiliate) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Citigroup (or such affiliate) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed and is a U.S. Government Securities Business Day.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“NY Federal Reserve” means the Federal Reserve Bank of New York.

“NY Federal Reserve’s Website” means the website of the NY Federal Reserve, currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate.

“Rate Cut-Off Date” means the second U.S. Government Securities Business Day prior to a redemption date or the maturity date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by Citigroup (or one of its affiliates) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NY Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Floating Rate Notes, except Compounded SOFR Notes

Each floating rate note will bear interest at the interest rate specified in the supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date, except that the first interest period is the period commencing on the date the floating rate note is issued and ending on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier, and in no event will the interest payable on a floating rate note be less than zero (unless otherwise specified in connection with a particular offering of floating rate notes). A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement and the spread multiplier is the percentage specified in the applicable supplement.

Each floating rate note will bear interest for each interest period at a rate determined by Citibank, N.A., acting as calculation agent. Promptly upon determination, the calculation agent will inform the trustee and Citigroup of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

The applicable supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

•	SOFR Index;

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	EURIBOR;

•	BBSW Rate; or

•	such other rate or interest rate formula as is set forth in the applicable supplement and in such floating rate note.

When used in describing the various base rates, “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

Unless otherwise specified in connection with a particular offering of debt securities, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

Compounded SOFR Index Notes.     Each Compounded SOFR Index note will bear interest for each interest period at an interest rate equal to Compounded SOFR Index (as defined below) and any spread or spread multiplier specified in the note and the applicable supplement.

Interest on the Compounded SOFR Index notes will be determined by the calculation agent on each interest determination date. The interest determination date for the Compounded SOFR Index notes is the date two U.S. Government Securities Business Days (as defined below) before each interest payment date.

For the purposes of calculating interest with respect to any interest period:

“Compounded SOFR Index” means the rate computed in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00000005 being rounded upwards):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the interest payment date relating to such interest period; and

“dc” is the number of calendar days in the relevant Observation Period.

“SOFR Index”, with respect to any U.S. Government Securities Business Day, means:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)	if a SOFR Index value specified in (1) above does not so appear at the SOFR Index Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR Index shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR Index shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions below where:

“SOFR” means the daily Secured Overnight Financing Rate as provided by the SOFR Administrator on the SOFR Administrator’s website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York or the website of a successor administrator of SOFR.

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailability

If SOFR IndexStart or SOFR IndexEnd is not published on the relevant interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR Index” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

The SOFR Index, which the Federal Reserve Bank of New York started publishing on March 2, 2020, measures the cumulative impact of compounding the SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR.

Effect of Benchmark Transition Event

Benchmark Replacement. If Citigroup (or one of its affiliates) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Citigroup (or one of its affiliates) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by Citigroup (or one of its affiliates) pursuant to the benchmark transition provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in Citigroup’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Index notes, shall become effective without consent from the holders of the Compounded SOFR Index notes or any other party.

Certain Defined Terms. As used in this section:

“Benchmark” means, initially, Compounded SOFR Index; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR Index (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by Citigroup (or one of its affiliates) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by Citigroup (or one of its affiliates) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes that Citigroup (or one of its affiliates) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if Citigroup (or such affiliate) decides that adoption of any portion of such market practice is not administratively feasible or if Citigroup (or such affiliate) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Citigroup (or such affiliate) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR Index, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR Index, the time determined by Citigroup (or its affiliate) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate Notes.    Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable supplement.

The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.

Unless “Constant Maturity” is specified in the applicable supplement, the Treasury Rate for each interest period will be the rate for the auction held on the Treasury Rate determination date for such interest period of treasury securities (as defined below) as such rate appears on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION11”) opposite the caption “INVEST RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable Note or supplement. “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Federal Reserve. “H.15 Daily Update” means the daily update of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update or any successor site or publication.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

(1)

If the Treasury rate is not published prior to 3:00 p.m., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the “calculation date”), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Auction High” on the interest determination date.

(2)

If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

(3)

If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)

If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market” on the interest determination date.

(5)

If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary

United States government securities dealers selected by the calculation agent (after consultation with Citigroup), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable supplement.

(6)

If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate. Bond Equivalent Yield will be expressed as a percentage and calculated as follows:

Bond Equivalent Yield	=	D × N	× 100
360 – (D × M)

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Prime Rate Notes.    Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable supplement.

The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) opposite the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above.

•

If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update other recognized electronic source used for the purpose of displaying that rate, opposite the caption “Bank Prime Loan.”

•

If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the USPRIME1 page (or such other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

•

If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Citigroup). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

•

If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME1 page” means the display which appears on the display on Reuters (or any successor service) as page “USPRIME1” (or any other page as may replace such page), for the purpose of displaying prime rates or base lending rates of major United States banks.

EURIBOR Notes.    Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable supplement.

EURIBOR will be determined on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.

On an interest determination date, EURIBOR for each interest period will be determined as follows.

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on the display on Reuters (or any successor service) on EURIBOR1 (or any other page as may replace such page on such service) as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows.

•	The calculation agent (after consultation with Citigroup) will select four major banks in the Euro-zone interbank market.

•

The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least €1,000,000 that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

(2)	If less than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

•

The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least €1,000,000 that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.

Notwithstanding the foregoing, if, on or prior to any interest determination date, Citigroup (or one of its affiliates) determines that EURIBOR has been discontinued or is permanently no longer being published, Citigroup (or such affiliate) will use a substitute or successor base rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (a) the industry-accepted substitute or successor base rate or (b) if there is no such industry-accepted substitute or successor base rate, a substitute or successor base rate that is most comparable to EURIBOR.

Upon selection of a substitute or successor base rate, Citigroup (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count, the business day convention, the definition of business day, the interest determination date and any other relevant methodology or definition for calculating such substitute or successor base rate, including any adjustment factor it determines is needed to make such substitute or successor base rate comparable to EURIBOR, in a manner that is consistent with any industry-accepted practices for such substitute or successor base rate.

“Euro-zone” means the region comprised of member states of the European Union that adopted the Euro as their single currency.

BBSW Rate Notes.    Each BBSW note will bear interest at a rate equal to the Australian dollar Bank-Bill Reference Rate (the “BBSW Rate”) and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine the BBSW Rate for each interest period on each interest determination date. The interest determination date is the first day of each interest period. The BBSW Rate will be the rate for prime bank eligible securities having a tenor closest to the interest period which is designated as the “AVG MID” on the Reuters Screen BBSW Page at approximately 10:30 a.m. (or such other time at which such rate customarily appears on that page), Sydney time, on the interest determination date.

If the rate is not published prior to 10:45 a.m. (or such other time that is 15 minutes after the then-prevailing time), Sydney time, on the interest determination date, or if it is displayed but the calculation agent determines that there is an obvious error in that rate, then the BBSW Rate will be the rate determined by an alternative financial institution appointed by the calculation agent (upon written direction of Citigroup) to be most comparable to the BBSW Rate and which is consistent with industry accepted practices. Such rate will notified in writing to the calculation agent (with a copy to the Citigroup) by such alternate financial institution..

“Reuters Screen BBSW page” means the display which appears on the display on Reuters (or any successor service) as page “BBSW” (or any other page as may replace such page), for the purpose of displaying BBSW rates or base lending rates of major Australian banks.

All percentages resulting from any calculation of the rate of interest will be expressed as a percentage per annum and will be rounded, if necessary, to the nearest 1/10,000 of 1% (.0001), with five hundred thousandths of a percentage point rounded upward.

Fixed Rate/Floating Rate Notes and Fixed Rate Reset Notes.

The applicable supplement may provide that a debt security will be a fixed rate note for a specified portion of its term and a floating rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a fixed rate note and a floating rate note for each respective period, all as specified herein and in the applicable supplement. The applicable supplement may provide that a debt security will be a fixed rate note for a specified portion of its term and then reset that fixed rate at specified intervals for the remainder of its term. In such event, the interest rate on the debt security will be determined as specified herein and in the applicable supplement.

Dual Currency Debt Securities

Citigroup may from time to time offer dual currency debt securities on which Citigroup has the option of making all payments of principal and interest on such debt securities, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable supplement.

The supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable supplement. Each option election date will be the date on which Citigroup may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

If Citigroup makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable supplement. Unless otherwise specified in connection with a particular offering of debt securities, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable supplement, any such notice by Citigroup, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup had made the payment in the specified currency.

For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules which differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable supplement.

Extension of Maturity

If so stated in the supplement relating to a particular offering of debt securities, Citigroup may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in connection with a particular offering of debt securities, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the supplement.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with “— Book-Entry Procedures and Settlement — Notices” below. The extension notice will set forth among other items: the election of Citigroup to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

Unless otherwise specified in connection with a particular offering of debt securities, upon the provision by such trustee of an extension notice in accordance with “— Book-Entry Procedures and Settlement — Notices” below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.

Despite the foregoing and unless otherwise specified in connection with a particular offering of debt securities, not later than 20 days prior to the original stated maturity of the debt security, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Citigroup may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with “— Book-Entry Procedures and Settlement — Notices” below, to the holder of the debt security. Unless otherwise specified in connection with a particular offering of debt securities, the notice will be irrevocable. Unless otherwise specified in connection with a particular offering of debt securities, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

If so stated in the supplement relating to a particular offering of debt securities, the holder of a debt security of which Citigroup elects to extend maturity may have the option of early redemption, repayment or repurchase.

Listing

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities will not be listed on any U.S. or international stock exchange.

Payment of Additional Amounts

Obligation to Pay Additional Amounts

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will pay additional amounts to the beneficial owner of any debt security that is a non-United States person in order to ensure that every net payment on such debt security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a “net payment” on a debt security means a payment by Citigroup or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the debt security.

Exceptions

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past; or

•	having or having had a permanent establishment in the United States.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

•	personal holding company;

•	foreign private foundation or other foreign tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid United States federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a debt security as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, “beneficial owner” means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(5)	Additional amounts will not be payable to any beneficial owner of a debt security that is a:

•	fiduciary;

•	partnership;

•	limited liability company; or

•	other fiscally transparent entity,

or that is not the sole beneficial owner of the debt security, or any portion of the debt security. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(6)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by Citigroup or a paying agent.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, withholding, deduction or other governmental charge.

(11)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any withholding, deduction, tax, duty assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner of a debt security (or any financial institution through which the holder or beneficial owner holds the debt security or through which payment on the debt security is made) to take any action (including entering into an agreement with the Internal Revenue Service (“IRS”)) or to comply with any applicable certification, documentation, information or other reporting requirement or agreement concerning accounts maintained by the holder or beneficial owner (or any such financial institution), or concerning ownership of the holder or beneficial owner, or any substantially similar requirement or agreement.

(13)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section (“Payment of Additional Amounts”) and under “— Redemption for Tax Purposes” below, Citigroup will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

Relevant Definitions

As used in this prospectus, “United States person” means:

•	any individual who is a citizen or resident of the United States;

•	any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

•	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

•

a trust if (a) a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust; or (b) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Additionally, “non-United States person” means a person who is not a United States person, and “United States” means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

Redemption for Tax Purposes

Redemption Procedure

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may, at its option, redeem a series of debt securities as a whole, but not in part, on not less than 15 nor more than 60 days’ prior notice, only in the circumstances described in items (1) or (2) below under “— Redemption Circumstances.” To redeem, Citigroup must pay a redemption price equal to 100% of the principal amount of the debt securities, together with accrued interest to the redemption date.

Redemption Circumstances

Unless otherwise specified in connection with a particular offering of debt securities, there are two sets of circumstances in which Citigroup may redeem the debt securities in the manner described above under “— Redemption Procedure”:

(1)	Citigroup may redeem a series of debt securities if:

•	Citigroup becomes or will become obligated to pay additional amounts as described under “— Payment of Additional Amounts” above;

•

the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of the supplement relating to the original issuance of notes which form a series; and

•

Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup.

(2)	Citigroup may also redeem a series of debt securities if:

•

any act is taken by a taxing authority of the United States on or after the date of the supplement relating to the original issuance of notes which form a series, whether or not such act is taken in relation to Citigroup or any subsidiary, that results in a substantial probability that Citigroup will or may be required to pay additional amounts as described under “— Payment of Additional Amounts” above;

•

Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup; and

•

Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Citigroup will or may be required to pay the additional amounts described under “— Payment of Additional Amounts” above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Citigroup is entitled to redeem a series of debt securities pursuant to their terms.

Book-Entry Procedures and Settlement

Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or, only for notes held through DTC, in U.S. dollars. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversion” below.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and Citigroup is unable to find a qualified replacement for the depositary within 90 days;

(b)	at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c)	Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities under the applicable indenture.

The applicable indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive debt security, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup’s paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in

London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars). Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup’s paying agents. Citigroup also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup’s paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 388 Greenwich Street, 14th Floor, New York, New York. Citigroup’s paying agent in London is Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London, England.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A. listed above, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A.. Upon surrender, Citigroup will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A., as requested by the owner of such new debt securities. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Governing Law

The senior debt indenture, the subordinated debt indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the relevant trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup, and the trustee and paying agents will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce Citigroup’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup’s payment obligations will generally become unenforceable.

Senior Debt

The senior debt securities will be issued under the senior debt indenture, will be unsecured obligations of Citigroup and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup, whether existing at the time of issuance or created thereafter. In the event of (i) any conflict between a provision of the senior debt indenture and the Trust Indenture Act of 1939, as amended (the “TIA”) or (ii) the omission of a provision required to be included in the senior debt indenture by the TIA, the TIA will control.

Subordinated Debt

The subordinated debt securities will be issued under the subordinated debt indenture, will be unsecured obligations of Citigroup, will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all “Senior Indebtedness” (as defined below) of Citigroup and will rank equally with all other unsecured and subordinated indebtedness of Citigroup, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the subordinated debt securities. In the event of (i) any conflict between a provision of the subordinated debt indenture and the TIA, or (ii) the omission of a provision required to be included in the subordinated debt indenture by the TIA, the TIA will control.

If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

•

securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

•	payments made from a defeasance trust as described below.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full. (Subordinated Debt Indenture, Section 14.01).

“Senior Indebtedness” means:

(1)

the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including all indebtedness (whether now or hereafter outstanding) issued under (i) an indenture dated November 13, 2013 between Citigroup and The Bank of New York Mellon, as trustee, as the same has been or may be amended, modified or supplemented from time to time, and (ii) an indenture dated March 15, 1987, between Citigroup and The Bank of New York Mellon, as successor trustee, as the same has been or may be amended, modified or supplemented from time to time;

(2)	all capital lease obligations of Citigroup;

(3)

all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

(4)	all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptances, security purchase facilities or similar credit transactions;

(5)

all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts or other similar agreements;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7)

all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup, whether or not such obligation is assumed by Citigroup;

except that Senior Indebtedness does not include:

(A) any other indebtedness issued under the subordinated debt indenture;

(B) all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under the indenture, dated as of October 7, 1996, between Citigroup and The Bank of New York Mellon, as successor trustee to JPMorgan Chase (formerly known as The Chase Manhattan Bank), as the same has been or may be amended, modified, or supplemented from time to time (the “junior subordinated debt indenture”);

(C) all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under the indenture, dated as of June 28, 2007, between Citigroup and The Bank of New York Mellon (formerly The Bank of New York), as trustee, as the same has been or may be amended, modified, or supplemented from time to time (the “junior junior subordinated debt indenture”);

(D) any guarantee in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust; or

(E) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the subordinated notes and the issuance of which (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated notes from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System or any applicable concurrence or approval of the Federal Reserve Bank of New York or its staff.

“Citigroup Trust” means each of Citigroup Capital III and Citigroup Capital XIII, each, a Delaware statutory trust, or any other similar trust created for the purpose of issuing preferred securities in connection with the issuances of junior subordinated notes under the junior subordinated debt indenture or the junior junior subordinated debt indenture.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Covenants

Limitations on Liens.    The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Citigroup’s option, any other senior indebtedness ranking equally with such series of senior debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 5.04). The subordinated debt indenture does not contain a similar provision.

“Significant Subsidiary” means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

•

Citigroup’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•

Citigroup’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•

Citigroup’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Citigroup and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means any person of which a majority of the voting power of the outstanding ownership interests (excluding ownership interests entitled to voting power only by reason of the happening of a contingency) shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a person that is not a corporation, ordinarily to appoint or approve the appointment of persons holding similar positions).

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Section 5.04).

Limitations on Mergers and Sales of Assets.    The indentures provide that Citigroup will not merge or consolidate with another entity or sell other than for cash or lease all or substantially all its assets to another entity, except if such lease or sale is to one or more of its Subsidiaries, unless:

•

either (1) Citigroup is the continuing entity, or (2) the successor entity, if other than Citigroup, in the case of the senior debt indenture is a U.S. entity, and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture; and

•

in the case of the senior debt indenture or if provided in the applicable supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Senior Debt Indenture, Sections 5.05 and 16.05; Subordinated Debt Indenture, Section 15.01).

Limitations on Future Issuances of Subordinated Debt Securities under the Subordinated Debt Indenture.    The subordinated debt indenture provides that any subordinated debt securities issued under the subordinated debt indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve System.

Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

Under the indentures, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities in certain circumstances described in the indentures, including to conform the terms of any series of debt securities to the terms specified in the applicable offering document.

Citigroup and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities of a series that, in each case, are affected by such modification, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected:

•	change the fixed maturity of any such securities;

•	reduce the rate of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	reduce the amount of the principal of any securities issued originally at a discount;

•	change the currency in which any such securities are payable; or

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities.

In addition, no such modification may:

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•

change the rights, duties or immunities of the trustee under the indentures unless the trustee agrees to such change (Senior Debt Indenture, Sections 15.01, 15.02 and 15.03; Subordinated Debt Indenture, Sections 13.01, 13.02 and 13.03).

In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 13.02).

Events of Default and Defaults

Events of default under the senior debt indenture are:

•	failure to pay principal or required interest for 30 days after it is due; and

•	certain events of insolvency or bankruptcy, whether voluntary or not (Senior Debt Indenture, Section 6.01).

Defaults under the senior debt indenture include:

•	failure to perform any other covenant of Citigroup in the senior debt indenture; and

•	all events of default (Senior Debt Indenture, Section 6.07).

Unless otherwise specified in connection with a particular offering of senior debt, only the events of default provide for a right of acceleration of the senior debt securities. No other event, including a default that is not also an event of default, will result in acceleration (Senior Debt Indenture, Sections 6.01, 6.02 and 6.07).

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not, with respect to Citigroup. Only these events of default provide for a right of acceleration of the subordinated debt securities. No other event, including a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default that is not also an event of default, will result in acceleration (Subordinated Debt Indenture, Sections 6.01, 6.02 and 6.07).

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indentures during the preceding year (Senior Debt Indenture, Section 5.06; Subordinated Debt Indenture, Section 5.04).

No event of default regarding one series of senior debt securities issued under the senior debt indenture is necessarily an event of default regarding any other series of senior debt securities (Senior Debt Indenture, Section 6.01). For purposes of this section, “series” refers to debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it (Section 10.01).

If a default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer security and indemnity reasonably satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 6.07).

Defeasance

Senior Debt Indenture.    Unless otherwise specified in connection with a particular offering of senior debt securities, after Citigroup has deposited with the trustee cash and/or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup has deposited with the trustee funds in the currency specified in the applicable supplement and/or other government securities specified in the applicable supplement in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of such series when due, then Citigroup, at its option:

•

will be deemed to have paid and satisfied its obligations on all outstanding senior debt securities of such series, which is known as “defeasance and discharge” (Senior Debt Indenture, Section 12.02); or

•	will cease to be under any obligation under specific covenants, relating to the senior debt securities of such series, which is known as “covenant defeasance” (Senior Debt Indenture, Section 12.03).

In the case of both defeasance and discharge and covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will have no United States federal income tax consequences as a result of such deposit (Senior Debt Indenture, Section 12.04).

When there is a defeasance and discharge, (1) the senior debt indenture will no longer govern the senior debt securities of such series, (2) Citigroup will no longer be liable for payment and (3) the holders of such senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory or optional sinking fund payments, if any, registration of transfer and exchange of the senior debt securities of such series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options (Senior Debt Indenture, Sections 12.02 and 12.03).

Subordinated Debt Indenture.    Unless otherwise specified in connection with a particular offering of subordinated debt securities, the defeasance and discharge and covenant defeasance provisions contained in the subordinated debt indenture will apply and are substantially the same as those described above for the senior debt indenture (Subordinated Debt Indenture, Sections 11.01, 11.02, 11.03, 11.04 and 11.05).

Under the subordinated debt indenture, in the case of both defeasance and discharge and covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will have no United States federal income tax consequences as a result of such deposit.

Concerning the Trustee

Citigroup has had and may continue to have banking relationships with the trustee in the ordinary course of business.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following is a general summary of United States federal income tax considerations that may be relevant to a beneficial owner of a debt security. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with beneficial owners that will hold debt securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of debt securities, including consequences arising under state, local, foreign tax law, the alternative minimum tax, the Medicare tax on net investment income or special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code. In particular, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	an entity classified as a partnership for U.S. federal income tax purposes or investors therein;

•

persons that will hold debt securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a “straddle” or “conversion transaction,” comprised of a debt security and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of debt securities, including any indexed notes, floating rate notes, notes with an extendible maturity, dual currency notes or notes providing for contingent payments, will be provided in the applicable supplement. Purchasers of such notes should carefully examine the applicable supplement and should consult with their tax advisors with respect to such notes. Prospective purchasers of debt securities with maturities of one year should be aware that special United States federal income tax rules apply to short-term debt instruments, and should consult with their tax advisors with respect to such securities.

Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding, and disposing of the debt securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used in this summary, the term “United States holder” means a beneficial owner of a debt security who is a citizen or resident of the United States, a domestic corporation or is otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities. The term “non-United States holder” means a beneficial owner of a debt security who is not a United States holder.

United States Holders

Payments of Interest

Payments of qualified stated interest, as defined below under “Original Issue Discount,” on a debt security will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder’s method of tax accounting.

If such payments of interest are made in foreign currency with respect to a debt security that is denominated in such foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received, see “Transactions in Foreign Currency,” below). A United States holder of DTC debt securities (as defined below) that uses the cash method of tax accounting and receives a payment of interest in U.S. dollars should realize interest income equal to the amount of U.S. dollars received. A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder’s taxable year; or

•

at such holder’s election, at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period.

Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency debt security, including interest payments relating to DTC debt securities made in U.S. dollars, if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.

Purchase, Sale and Retirement of Debt Securities

A United States holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder:

•	increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below); and

•	reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such debt security.

In the case of a foreign currency debt security, the cost of such debt security to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency debt security that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of such debt security by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder’s tax basis in a foreign currency debt security in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Debt Securities Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in any exchange gain or loss for a United States holder.

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a United States holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under “Payments of Interest,” and (ii) the United States holder’s adjusted tax basis in such debt security. If a United States holder receives a specified currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the debt security.

In the case of a foreign currency debt security that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Except as discussed below in connection with foreign currency gain or loss and market discount, gain or loss recognized by a United States holder on the disposition of a debt security will generally be long term capital gain or loss if the United States holder’s holding period for the debt security exceeds one year at the time of such disposition. Long term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income.

Gain or loss recognized by a United States holder on the disposition of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security.

Transactions in Foreign Currency

Foreign currency received as interest on, or on a disposition of, a debt security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such foreign currency will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (ii) the United States holder’s tax basis in such foreign currency.

A United States holder that purchases a debt security with previously owned foreign currency will generally recognize gain or loss in an amount equal to the difference, if any, between such holder’s tax basis in such foreign currency and the U.S. dollar fair market value of such debt security on the date of purchase. Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to foreign currency and the immediate use of such currency to purchase a debt security generally will not result in any exchange gain or loss for a United States holder.

Original Issue Discount

In General.    Debt securities with a term greater than one year may be issued with OID for United States federal income tax purposes. Such debt securities are called OID debt securities in this prospectus. United States holders generally must accrue OID in gross income over the term of the OID debt securities on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID debt security in advance of the receipt of cash attributable to such income.

OID generally will arise if the stated redemption price at maturity of the debt security exceeds its issue price by at least a de minimis amount of 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a debt security has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a debt security is the first price at which a substantial amount of debt securities is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a debt security is the sum of all payments due under the debt security, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID debt security at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID debt security will be the sum of the daily portions of OID for each day during such taxable year or any portion of such taxable year in which such a United States holder held the OID debt security. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID debt security. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

The amount of OID allocable to any accrual period generally will equal (i) the product of the OID debt security’s adjusted issue price at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (ii) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID debt security at the beginning of any accrual period will equal the issue price of the OID debt security, as defined above, (i) increased by previously accrued OID from prior accrual periods, and (ii) reduced by any payment made on such debt security, other than payments of qualified stated interest, on or before the first day of the accrual period. The yield to maturity of an OID debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID debt security to equal the issue price. In the case of an OID debt security that is a floating rate debt security, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the value, as of the issue date, of the floating interest rate on the OID debt security or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the OID debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) As a result of this “constant yield” method of including OID in income, the amounts includible in income by a United States holder in respect of an OID debt security generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

Foreign Currency Debt Securities.    In the case of an OID debt security that is also a foreign currency debt security, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by:

•	calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above; and

•

translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of such accrual period within a United States holder’s taxable year, or, at the United States holder’s election (as described above under “Payments of Interest”), at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period.

All payments on an OID debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID debt security, a United States holder will recognize ordinary income or loss measured by the difference between (i) the amount received and (ii) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID debt security. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.

Acquisition Premium.    A United States holder that purchases an OID debt security for an amount less than or equal to the remaining redemption amount, but in excess of the OID debt security’s adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of such fraction is the excess of the United States holder’s adjusted tax basis in the OID debt security immediately after its purchase over the OID debt security’s adjusted issue price. The denominator of such fraction is the excess of the remaining redemption amount over the OID debt security’s adjusted issue price. For purposes of this prospectus,

•	“remaining redemption amount” means the sum of all amounts payable on an OID debt security after the purchase date other than payments of qualified stated interest.

The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the applicable supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable supplement, and should consult their tax advisors relating to such debt securities.

Market Discount

If a United States holder purchases a debt security for an amount that is less than the debt security’s stated redemption price at maturity or, in the case of an OID debt security, for an amount that is less than the debt security’s revised issue price, i.e., the debt security’s issue price increased by the amount of accrued OID, the debt security will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under “Original Issue Discount”). Any gain recognized by the United States holder on the disposition of debt securities having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States holder.

Alternatively, the United States holder may elect to include market discount in income currently over the life of the debt security. Such an election will apply to market discount debt securities acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the debt security to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security.

Market discount on a foreign currency debt security will be accrued by a United States holder in the specified currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the debt security is disposed of by the United States holder. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder’s taxable year.

Debt Securities Purchased at a Premium

A United States holder that purchases a debt security for an amount in excess of the remaining redemption amount will be considered to have purchased the debt security at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all debt instruments held by the United States holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States holder. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder’s tax basis when the debt security matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the debt security to maturity will generally be required to treat the premium as capital loss when the debt security matures.

Amortizable bond premium in respect of a foreign currency debt security will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such debt security based on the difference between (i) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the debt security and (ii) the spot rate of exchange on the date on which the United States holder acquired the debt security. See “Original Issue Discount —Acquisition Premium” above for a discussion of the treatment of a debt security purchased for an amount less than or equal to the remaining redemption amount but in excess of the debt security’s adjusted issue price.

Foreign Currency Notes and Reportable Transactions

A United States holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A United States holder may be required to treat a foreign currency exchange loss from a foreign currency debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the United States holder is an individual or trust, or higher amounts for other United States holders. In the event the acquisition, ownership or disposition of the foreign currency debt security constitutes participation in a “reportable transaction” for purposes of these rules, a United States holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of a foreign currency debt security.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of debt securities. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the debt securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Subject to the discussion below under “— FATCA,” under current United States federal income tax law:

•	withholding of United States federal income tax will not apply to payments of interest on a debt security to a non-United States holder, provided that,

(1)

the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

(2)

the beneficial owner provides its name and address and certifies (generally on IRS Form W-8BEN or Form W-8BEN-E), under penalties of perjury, that it is a non-United States holder in compliance with applicable requirements; and

(3)	neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a debt security.

In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a non-United States holder, or to proceeds from the disposition of a debt security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of debt securities will generally be subject to 30% U.S. withholding tax on payments made on the debt securities if the holder (i) is, or holds its debt securities through, a foreign financial institution that has not entered into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or that has been designated as a “nonparticipating foreign financial institution” if it is subject to an intergovernmental agreement between the United States and a foreign country, or (ii) fails to provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements. If any taxes were to be deducted or withheld from any payments in respect of the debt securities as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the debt securities as a result of the deduction or withholding of such tax. You should consult your own tax advisor on how these rules may apply to your investment in the debt securities.

CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS AFFECTING

DEBT SECURITIES DENOMINATED IN A FOREIGN CURRENCY

Currency Conversions

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in a foreign currency which are offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) which will be deposited with Citibank, N.A., London Branch, as custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars.

As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued.

Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see “— Foreign Exchange Risks” below.

Judgments in a Foreign Currency

The debt securities will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Foreign Exchange Risks

An investment in debt securities which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Citigroup has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.

DESCRIPTION OF COMMON STOCK WARRANTS

The following briefly summarizes the material terms and provisions of the common stock warrants. You should read the particular terms of the common stock warrants that are offered by Citigroup, which will be described in more detail in a supplement. The supplement will also state whether any of the general provisions summarized below do not apply to the common stock warrants being offered. The supplement may add, update or change the terms and conditions of the common stock warrants as described in this prospectus.

Citigroup may offer common stock warrants pursuant to which it may sell or purchase common stock. The common stock warrants will be issued under common stock warrant agreements to be entered into between Citigroup and a bank or trust company, as common stock warrant agent. Except as otherwise stated in a supplement, the common stock warrant agent will act solely as the agent of Citigroup under the applicable common stock warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of common stock warrants. A copy of the form of common stock warrant agreement, including the form of common stock warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the common stock warrant agreement and the common stock warrant certificate for provisions that may be important to you.

General

The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable supplement, including, as applicable:

•	the title of the common stock warrants;

•	the offering price of the common stock warrants;

•	the aggregate number of common stock warrants and the aggregate number of shares of common stock purchasable upon exercise of the common stock warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation and terms of the common stock with which the common stock warrants are issued, and the number of common stock warrants issued with each share of common stock;

•	the date, if any, on and after which the common stock warrants and the related common stock will be separately transferable;

•	the minimum or maximum number of the common stock warrants that may be exercised at any one time;

•	the date on which the right to exercise the common stock warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax, accounting or other considerations applicable to the common stock warrants;

•	anti-dilution provisions of the common stock warrants, if any;

•	redemption or call provisions, if any, applicable to the common stock warrants; and

•	any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.

No Rights as Stockholders

Holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the common stock warrant agreement and the related common stock warrants. Citigroup will then be relieved of any further obligation under the common stock warrant agreement and common stock warrants.

DESCRIPTION OF INDEX WARRANTS

The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in a supplement. You should read the particular terms of the index warrants that are offered by Citigroup, which will be described in more detail in a supplement. The supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

General

The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup will have the right to “reopen” a previous series of index warrants by issuing additional index warrants of such series.

Each index warrant will entitle the warrant holder to receive from Citigroup, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

•	one or more specified securities or securities indices;

•	one or more specified foreign currencies or currency indices;

•	a combination thereof; or

•	changes in such measure or differences between two or more such measures.

The supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.

If so specified in the supplement, the index warrants will entitle the warrant holder to receive from Citigroup a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the supplement.

The index warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise.

You should read the supplement applicable to a series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of index warrants, Citigroup will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

The applicable supplement relating to a series of index warrants will describe the following:

•	the aggregate number of such index warrants;

•	the offering price of such index warrants;

•	the measure or measures by which payment or distribution on such index warrants will be determined;

•	certain information regarding the underlying securities, foreign currencies or indices;

•

the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

•	the date on which the index warrants may first be exercised and the date on which they expire;

•	any minimum number of index warrants exercisable at any one time;

•	any maximum number of index warrants that may, at Citigroup’s election, be exercised by all warrant holders or by any person or entity on any day;

•	any provisions permitting a warrant holder to condition an exercise of index warrants;

•	the method by which the index warrants may be exercised;

•	the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

•	the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

•	the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

•	the time or times at which amounts will be payable or distributable in respect of such index warrants following exercise or automatic exercise;

•	any national securities exchange on, or self-regulatory organization with, which such index warrants will be listed;

•	any provisions for issuing such index warrants in certificated form;

•	if such index warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the index warrants will be made; and

•	any other terms of such index warrants.

Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

Listing

Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of such index warrants.

Modification

The index warrant agreement and the terms of the related index warrants may be amended by Citigroup and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

•	curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

•	maintaining the listing of such index warrants on any national securities exchange or with any other self-regulatory organization;

•

registering such index warrants under the Exchange Act, permitting the issuance of individual index warrant certificates to warrant holders, reflecting the issuance by Citigroup of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

•	for any other purpose that Citigroup may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

Citigroup and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

•	changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

•	shortens the period of time during which the index warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

•

reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants.

Enforceability of Rights by Warrant Holders

Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf his right to exercise, and to receive payment for, its index warrants.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, Citigroup’s authorized capital stock consists of 60 billion shares of common stock and 30 million shares of preferred stock. The following briefly summarizes the material terms of Citigroup’s common stock and outstanding preferred stock. You should read the more detailed provisions of Citigroup’s Restated Certificate of Incorporation and the certificate of designations relating to a series of preferred stock for provisions that may be important to you.

Common Stock

As of January 31, 2023, Citigroup had outstanding approximately 1,943,712,436 billion shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Citigroup’s stockholders. Except as otherwise provided by law, the holders of shares of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

Upon voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Computershare Inc. and Computershare Trust Company, N.A. The common stock is listed on the NYSE under the symbol “C.”

Preferred Stock

The general terms of Citigroup’s preferred stock are described below under “Description of Preferred Stock.”

As of the date of this prospectus, Citigroup had outstanding the following series of preferred stock with the following terms:

Title of Series	Number of Shares Outstanding	Dividend Rate Per Year		Redemption Price Per Share ($)	Date Next Redeemable by Citigroup
5.950% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series A	60,000	5.950	%(1)	25,000	April 30, 2023
5.90% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series B	30,000	5.900	%(2)	25,000	May 15, 2023
5.350% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series D	50,000	5.350	%(3)	25,000	May 15, 2023
7.125% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series J	38,000	7.125	%(4)	25,000	September 30, 2023
6.875% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series K	59,800	6.875	%(5)	25,000	November 15, 2023
6.300% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series M	70,000	6.300	%(6)	25,000	May 15, 2024
5.950% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series P	80,000	5.950	%(7)	25,000	May 15, 2025
6.250% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series T	60,000	6.250	%(8)	25,000	August 15, 2026
5.000% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series U	60,000	5.000	%(9)	25,000	September 12, 2024
4.700% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series V	60,000	4.700	%(10)	25,000	January 30, 2025
4.000% Fixed Rate Reset Noncumulative Preferred Stock, Series W	60,000	4.000	%(11)	25,000	December 10, 2025
3.875% Fixed Rate Reset Noncumulative Preferred Stock, Series X	92,000	3.875	%(12)	25,000	February 18, 2026
4.150% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series Y	40,000	4.150	%(13)	25,000	November 15, 2026
7.375% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series Z	50,000	7.375	%(14)	25,000	May 15, 2028

(1)	Dividends payable at the fixed rate until January 30, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.068%.
(2)	Dividends payable at the fixed rate until February 15, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.23%.
(3)	Dividends payable at the fixed rate until May 15, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 3.466%.
(4)	Dividends payable at the fixed rate until September 30, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.040%.
(5)	Dividends payable at the fixed rate until November 15, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.130%.
(6)	Dividends payable at the fixed rate until May 15, 2024, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 3.423%.
(7)	Dividends payable at the fixed rate until May 15, 2025, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 3.905%.
(8)	Dividends payable at the fixed rate until August 15, 2026, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.517%.
(9)	Dividends payable at the fixed rate until September 12, 2024, and thereafter at a rate equal to a floating rate equal to SOFR plus 3.813%.

(10)	Dividends payable at the fixed rate until January 30, 2025, and thereafter at a rate equal to a floating rate equal to SOFR plus 3.234%.
(11)

Dividends payable at the fixed rate until December 10, 2025, and thereafter at a rate equal to a floating rate equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.597%.

(12)

Dividends payable at the fixed rate until February 18, 2026, and thereafter at a rate equal to a floating rate equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.417%.

(13)

Dividends payable at the fixed rate until November 15, 2026, and thereafter at a rate equal to a floating rate equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.000%.

(14)

Dividends payable at the fixed rate until May 15, 2028, and thereafter at a rate equal to a floating rate equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.209%.

The following summary of each series of Citigroup’s preferred stock outstanding on the date hereof is qualified in its entirety by reference to the description of those securities contained in the Restated Certificate of Incorporation of Citigroup and the applicable certificate of designations for each series.

Series A Preferred Stock

Preferential Rights.    The Series A Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series A Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series A Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series A Preferred Stock without the consent of the holders of the Series A Preferred Stock.

Dividends.    Holders of the Series A Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding, January 30, 2023, at an annual rate of 5.950% on the liquidation preference of $25,000 per share of Series A Preferred Stock, semi-annually in arrears, on January 30 and July 30 of each year, beginning on July 30, 2013, and (ii) from and including January 30, 2023, at an annual rate equal to three-month LIBOR plus 4.068% on the liquidation preference amount of $25,000 per share of Series A Preferred Stock, quarterly in arrears, on January 30, April 30, July 30, and October 30 of each year, beginning on April 30, 2023. Dividends on the Series A Preferred Stock are noncumulative.

As long as shares of Series A Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series A Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series A Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of Series A Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series A Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series A Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series A Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series A Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series A Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series A Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series A Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series A Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series A Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series A Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series A Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series A Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption.    Citigroup may redeem the Series A Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time on any dividend payment date on or after January 30, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series A Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series B Preferred Stock

Preferential Rights.    The Series B Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series B Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series B Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series B Preferred Stock without the consent of the holders of the Series B Preferred Stock.

Dividends.    Holders of the Series B Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding February 15, 2023, at an annual rate of 5.90% on the liquidation preference amount of $25,000 per share of Series B Preferred Stock, semi-annually in arrears, on February 15 and August 15 of each year, beginning on August 15, 2013, and (ii) from, and including, February 15, 2023, at an annual rate equal to three-month LIBOR plus 4.23% on the liquidation preference amount of $25,000 per share of Series B Preferred Stock, quarterly in arrears, on February 15, May 15, August 15, and November 15 of each year, beginning on May 15, 2023. Dividends on the Series B Preferred Stock are noncumulative.

As long as shares of Series B Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series B Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series B Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of Series B Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series B Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series B Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series B Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series B Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series B Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series B Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series B Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series B Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series B Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series B Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series B Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series B Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption.    Citigroup may redeem the Series B Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time on any dividend payment date on or after February 15, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series B Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series D Preferred Stock

Preferential Rights.    The Series D Preferred Stock ranks senior to Citigroup common stock, ranks equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series J Preferred Stock, as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series D Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series D Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series D Preferred Stock without the consent of the holders of the Series D Preferred Stock.

Dividends.    Holders of the Series D Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding, May 15, 2023, at an annual rate of 5.350% on the liquidation preference amount of $25,000 per share of Series D Preferred Stock, semi-annually in arrears, on May 15 and November 15 of each year, beginning on November 15, 2013, and (ii) from, and including, May 15, 2023, at an annual rate equal to three-month LIBOR plus 3.466% on the liquidation preference amount of $25,000 per share of Series D Preferred Stock, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2023. Dividends on the Series D Preferred Stock are noncumulative.

As long as shares of Series D Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series D Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series D Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of Series D Preferred stock do not have voting rights other than those described below and as specifically required by Delaware law. If any quarterly dividend payable on any Series D Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series D Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series D Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series D Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series D Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series D Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series D Preferred Stock then outstanding. Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series D Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series D Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series D Preferred Stock.

Distribution.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series D Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series D Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption.    Citigroup may redeem the Series D Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time on any dividend payment date on or after May 15, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series D Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series J Preferred Stock

Preferential Rights.    The Series J Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series J Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series J Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series J Preferred Stock without the consent of the holders of the Series J Preferred Stock.

Dividends.    Holders of the Series J Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding September 30, 2023, at an annual rate of 7.125% on the liquidation preference amount of $25,000 per share quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2013, and (ii) from, and including, September 30, 2023, at an annual rate equal to three-month LIBOR plus 4.040% on the liquidation preference amount of $25,000 per share of Series J Preferred Stock, quarterly in arrears, on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2013. Dividends on the Series J Preferred Stock are noncumulative and are payable quarterly in arrears.

As long as shares of Series J Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series J Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series J Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of Series J Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series J Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series J Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series J Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series J Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series J Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series J Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series J Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series J Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series J Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series J Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series J Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series J Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption.    Citigroup may redeem the Series J Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after September 30, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series J Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series K Preferred Stock

Preferential Rights.    The Series K Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series K Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series K Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series K Preferred Stock without the consent of the holders of the Series K Preferred Stock.

Dividends.    Holders of the Series K Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding November 15, 2023, at an annual rate of

6.875% on the liquidation preference amount of $25,000 per share quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2014 and (ii) from, and including, November 15, 2023, at an annual rate equal to three-month LIBOR plus 4.130% on the liquidation preference amount of $25,000 per share of Series K Preferred Stock, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2024. Dividends on the Series K Preferred Stock are noncumulative and are payable quarterly in arrears.

As long as shares of Series K Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series K Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series K Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of Series K Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series K Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series K Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series K Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series K Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series K Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series K Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series K Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series K Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series K Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series K Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series K Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series K Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption.    Citigroup may redeem the Series K Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after November 15, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series K Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series M Preferred Stock

Preferential Rights.    The Series M Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series M Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series M Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series M Preferred Stock without the consent of the holders of the Series M Preferred Stock.

Dividends.    Holders of the Series M Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 6.300% on the liquidation preference amount of $25,000 per share semiannually in arrears on each May 15 and November 15, beginning November 15, 2014, and (ii) at an annual rate equal to three-month LIBOR plus 3.423% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning August 15, 2024. Dividends on the Series M Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series M Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series M Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series M Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of Series M Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series M Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series M Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series M Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series M Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series M Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series M Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series M Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series M Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series M Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series M Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series M Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series M Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series M Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after May 15, 2024, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series M Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series P Preferred Stock

Preferential Rights.    The Series P Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series P Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series P Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series P Preferred Stock without the consent of the holders of the Series P Preferred Stock.

Dividends.    Holders of the Series P Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 5.950% on the liquidation preference amount of $25,000 per share semiannually in arrears on each May 15 and November 15, beginning November 15, 2015, and (ii) at an annual rate equal to three-month LIBOR plus 3.905% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning August 15, 2025. Dividends on the Series P Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series P Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series P Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series P Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of the Series P Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series P Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series P Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series P Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series P Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series P Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series P Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series P Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series P Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series P Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series P Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series P Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series P Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series P Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after May 15, 2025, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series P Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series T Preferred Stock

Preferential Rights.    The Series T Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series T Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series T Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series T Preferred Stock without the consent of the holders of the Series T Preferred Stock.

Dividends.    Holders of the Series T Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 6.250% on the liquidation preference amount of $25,000 per share semiannually in arrears on each February 15 and August 15, beginning February 15, 2017, and (ii) at an annual rate equal to three-month LIBOR plus 4.517% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning November 15, 2026. Dividends on the Series T Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series T Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series T Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series T Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of the Series T Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series T Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series T Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series T Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series T Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series T Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series T Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series T Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series T Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series T Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series T Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series T Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series T Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series T Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after August 15, 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series T Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series U Preferred Stock

Preferential Rights.    The Series U Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series U Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series U Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series U Preferred Stock without the consent of the holders of the Series U Preferred Stock.

Dividends.    Holders of the Series U Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 5.000% on the liquidation preference amount of $25,000 per share semiannually in arrears on each March 12 and September 12, beginning March 12, 2020, and (ii) from, and including, September 12, 2024, at an annual rate equal to SOFR (as defined in the Series U Preferred Stock certificate of designations and compounding daily over each dividend period as described in the Series U Preferred Stock certificate of designations) plus 3.813% on the liquidation preference amount of $25,000 per share quarterly in arrears on the second business day (as defined in the Series U Preferred Stock certificate of designations) following each “dividend period end date”. A “dividend period end date” is the 12th of each March, June, September and December, beginning December 12, 2024. Dividends on the Series U Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series U Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series U Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series U Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of the Series U Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series U Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series U Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series U Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series U Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series U Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series U Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series U Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series U Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series U Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series U Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series U Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series U Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series U Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on September 12, 2024 and any dividend period end date on or after December 12, 2024, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series U Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series V Preferred Stock

Preferential Rights.    The Series V Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series V Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series V Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series V Preferred Stock without the consent of the holders of the Series V Preferred Stock.

Dividends.    Holders of the Series V Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 4.700% on the liquidation preference amount of $25,000 per share semiannually in arrears on each January 30 and July 30, beginning July 30, 2020, and (ii) from, and including, January 30, 2025, at an annual rate equal to SOFR (as defined in the Series V Preferred Stock certificate of designations and compounding daily over each dividend period as described in the Series V Preferred Stock certificate of designations) plus 3.234% on the liquidation preference amount of $25,000 per share quarterly in arrears on the second business day (as defined in the Series V Preferred Stock certificate of designations) following each “dividend period end date”. A “dividend period end date” is the 30th of each January, April, July and October, beginning April 30, 2025. Dividends on the Series V Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series V Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series V Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series V Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of the Series V Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series V Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series V Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series V Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series V Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series V Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series V Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series V Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series V Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series V Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series V Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series V Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series V Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series V Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on January 30, 2025 and any dividend period end date on or after April 30, 2025, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series V Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series W Preferred Stock

Preferential Rights.    The Series W Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series W Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series W Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series W Preferred Stock without the consent of the holders of the Series W Preferred Stock.

Dividends.    Holders of the Series W Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 4.000% on the liquidation preference amount of $25,000 per share quarterly in arrears on each March 10, June 10, September 10 and December 10, beginning March 10, 2021, and (ii) from, and including, the First Reset Date, for each reset date, at an annual rate equal to the five-year treasury rate (as defined in the Series W Preferred Stock certificate of designations) as of the most recent reset dividend determination date (as defined in the Series W Preferred Stock certificate of designations) plus 3.597% on the liquidation preference amount of $25,000 per share quarterly in arrears beginning on March 10, 2026. The “First Reset Date” is December 10, 2025, and a “reset date” is the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Dividends on the Series W Preferred Stock are noncumulative and are payable quarterly in arrears. As long as shares of Series W Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series W Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series W Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of the Series W Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series W Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series W Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series W Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series W Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series W Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series W Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series W Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series W Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series W Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series W Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series W Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series W Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series W Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date beginning on or after the December 10, 2025, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series W Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series X Preferred Stock

Preferential Rights.    The Series X Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series X Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series X Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series X Preferred Stock without the consent of the holders of the Series X Preferred Stock.

Dividends.    Holders of the Series X Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 3.875% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 18, May 18, August 18 and November 18, beginning May 18, 2021, and (ii) from, and including, the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate (as defined in the Series X Preferred Stock certificate of designations) as of the most recent reset dividend determination date (as defined in the Series X Preferred Stock certificate of designations)    plus 3.417% on the liquidation preference amount of $25,000 per share quarterly in arrears beginning on May 18, 2026. The “First Reset Date” is February 18, 2026, and a “reset date” is the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Dividends on the Series X Preferred Stock are noncumulative and are payable quarterly in arrears. As long as shares of Series X Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series X Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series X Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of the Series X Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series X Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series X Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series X Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series X Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series X Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series X Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series X Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series X Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series X Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series X Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series X Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series X Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series X Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date beginning on or after February 18, 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series X Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series Y Preferred Stock

Preferential Rights.    The Series Y Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series Y Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series Y Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series Y Preferred Stock without the consent of the holders of the Series Y Preferred Stock.

Dividends.    Holders of the Series Y Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 4.150% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning February 15, 2022, and (ii) from, and including, the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate (as defined in the Series Y Preferred Stock certificate of designations) as of the most recent reset dividend determination date (as defined in the Series Y Preferred Stock certificate of designations) plus 3.000% on the liquidation preference amount of $25,000 per share quarterly in arrears beginning on February 15, 2027. The “First Reset Date” is November 15, 2026, and a “reset date” is the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Dividends on the Series Y Preferred Stock are noncumulative and are payable quarterly in arrears. As long as shares of Series Y Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series Y Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series Y Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of the Series Y Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series Y Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series Y Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series Y Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Y Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series Y Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series Y Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series Y Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series Y Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series Y Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series Y Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series Y Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series Y Preferred Stock as to distributions, a liquidating distribution in an amount equal to

$25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series Y Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after November 15, 2026 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series Y Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series Z Preferred Stock

Preferential Rights.    The Series Z Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series Z Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series Z Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series Z Preferred Stock without the consent of the holders of the Series Z Preferred Stock.

Dividends.    Holders of the Series Z Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 7.375% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning August 15, 2023, and (ii) from, and including, the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate (as defined in the Series Z Preferred Stock certificate of designations) as of the most recent reset dividend determination date (as defined in the Series Z Preferred Stock certificate of designations) plus 3.209% on the liquidation preference amount of $25,000 per share quarterly in arrears beginning on August 15, 2028. The “First Reset Date” is May 15, 2028, and a “reset date” is the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Dividends on the Series Z Preferred Stock are noncumulative and are payable quarterly in arrears. As long as shares of Series Z Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series Z Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series Z Preferred Stock during the next succeeding dividend period.

Voting Rights.    Holders of the Series Z Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series Z Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series Z Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series Z Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Z Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series Z Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series Z Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series Z Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series Z

Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series Z Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series Z Preferred Stock.

Distributions.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series Z Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series Z Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption.    Citigroup may redeem the Series Z Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after May 15, 2028 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series Z Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Important Provisions of Citigroup’s Restated Certificate of Incorporation and By-Laws

Business Combinations.    The Restated Certificate of Incorporation generally requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the then outstanding shares of voting stock, voting together as a single class, to approve any merger or other business combination between Citigroup and any interested stockholder, unless (1) the transaction has been approved by a majority of the continuing directors of Citigroup or (2) minimum price, form of consideration and procedural requirements are satisfied. An “interested stockholder” as defined in the Restated Certificate of Incorporation generally means a person who owns at least 25% of the voting stock of Citigroup or who is an affiliate or associate of Citigroup and owned at least 25% of the voting stock of Citigroup at any time during the prior two years. A “continuing director,” as defined in the Restated Certificate of Incorporation, generally means a director who is not related to an interested stockholder and held that position before an interested stockholder became an interested stockholder.

Amendments to Restated Certificate of Incorporation and By-Laws.    The affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote is required to amend the provisions of the Restated Certificate of Incorporation relating to the issuance of common stock. Amendments of provisions of the Restated Certificate of Incorporation relating to business combinations generally require a vote of the holders of at least a majority of the then outstanding shares of voting stock. The board of directors, at any meeting, may alter or amend the by-laws upon the affirmative vote of at least 66 2/3% of the entire board of directors.

Vacancies.    Vacancies on the board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, so long as a quorum is present. Any other vacancies on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy that did not result from increasing the size of the board of directors shall hold office for a term coinciding with the predecessor director’s remaining term.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of Citigroup’s preferred stock, other than pricing and related terms disclosed in the accompanying supplement. You should read the particular terms of any series of preferred stock offered by Citigroup, which will be described in more detail in any supplement relating to such series, together with the more detailed provisions of Citigroup’s Restated Certificate of Incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The Restated Certificate of Incorporation, as it may be amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Citigroup’s outstanding preferred stock, see “Description of Capital Stock.”

Under Citigroup’s Restated Certificate of Incorporation, the board of directors of Citigroup is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series.

Prior to the issuance of any series of preferred stock, the board of directors of Citigroup will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the Restated Certificate of Incorporation. The term “board of directors of Citigroup” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Citigroup and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Citigroup may have the effect of rendering more difficult or discouraging an acquisition of Citigroup deemed undesirable by the board of directors of Citigroup.

Under existing interpretations of Federal Reserve, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to Citigroup in accordance with the Bank Holding Company Act. In addition, at such time:

•

any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Citigroup will obtain the approval of the Federal Reserve if then required by applicable law.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Citigroup.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Citigroup out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Citigroup or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

Citigroup may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Citigroup may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Citigroup ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Citigroup’s common stock.

Redemption

If so specified in the applicable supplement, a series of preferred stock may be redeemable, with the prior approval of the Federal Reserve if required, at any time, in whole or in part, at the option of Citigroup or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Citigroup defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Citigroup on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Citigroup after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Citigroup and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a supplement. The supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

Citigroup may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Citigroup will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Citigroup and a bank or trust company selected by Citigroup having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Citigroup, sell such property and distribute the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to depositary shares will be the same as the corresponding record dates for the underlying preferred stock. The amount paid (or deemed paid) as dividends or otherwise distributable (or deemed distributable) by the depositary with respect to the depositary shares or the underlying preferred stock will be reduced by any amounts required to be withheld by Citigroup or the preferred stock depositary on account of taxes or other governmental charges. The preferred stock depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares until such taxes or other governmental charges are paid.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Citigroup redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide. The preferred stock depositary will mail notice of redemption to record holders of the preferred stock depositary receipts not less than 5 and not more than 30 days prior to the date fixed for redemption of the preferred stock and the related depositary shares.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Citigroup will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Citigroup and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Citigroup.

The deposit agreement may be terminated by Citigroup at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Citigroup, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Citigroup notice of its intent to do so, and Citigroup may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Citigroup that are delivered to the preferred stock depositary and that Citigroup is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Citigroup will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Citigroup and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Citigroup and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	capital securities issued by trusts, all of whose common securities are owned by Citigroup or by one of its subsidiaries;

•	junior subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Citigroup to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

Citigroup may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Citigroup.

The supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Citigroup from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Citigroup will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the supplement relating to that transaction.

Offered securities may be sold directly by Citigroup to one or more institutional purchasers, or through agents designated by Citigroup from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Citigroup may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable supplement.

If so indicated in the applicable supplement, Citigroup will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup at the public offering price set forth in such supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the supplement and the supplement will set forth the commission payable for solicitation of such contracts.

Conflicts of Interest. The broker-dealer subsidiaries of Citigroup, including Citigroup Global Markets Inc., are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup’s broker-dealer subsidiaries participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer subsidiary of Citigroup will sell the offered securities to an account over which Citigroup or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer subsidiary has received specific written approval of the transaction from the account holder.

This prospectus, together with any applicable supplement, may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup, to indemnification by Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup and affiliates of Citigroup in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan or account subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Citigroup. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities and accounts whose underlying assets include plan assets by reason of a plan’s investment in such entities and accounts (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal, local or non-U.S. law (“similar law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Citigroup has subsidiaries, including broker-dealer subsidiaries, that provide services to many employee benefit plans. Citigroup and any such direct or indirect subsidiary of Citigroup may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities of Citigroup by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup. Further, neither Citigroup nor any of its subsidiaries or affiliates is (i) providing any investment advice or making any recommendation to any plan in connection with the purchase of offered securities or (ii) undertaking to act as a “fiduciary” (as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, as applicable) to any plan in connection with its acquisition of offered securities.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following exemptions (or a similar exemption or exception) applies to such purchase, holding and disposition:

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”),

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Citigroup on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)

its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, by one or more of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or by a similar exemption or exception; or

(c)

it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief.

LEGAL MATTERS

Barbara Politi, Associate General Counsel — Capital Markets, or counsel to be identified in the applicable supplement, will act as legal counsel to Citigroup. Ms. Politi beneficially owns, or has rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup Inc. and its subsidiaries issued at future dates, and consents to the use of its report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor do they seek an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 7, 2023

PROSPECTUS SUPPLEMENT

(To prospectus dated March 7, 2023)

Medium-Term Senior Notes, Series G

Medium-Term Subordinated Notes, Series G

General Terms of Sale

The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, product supplement and/or other supplement. Citigroup will include information on the specific terms for each note in a pricing supplement, product supplement and/or other supplement (each of which we refer to as a “supplement”) to this prospectus supplement that Citigroup will deliver to prospective buyers of any note.

•	The notes will have maturities of 365 days (one year) or more from the date of issue, unless otherwise specified in the applicable supplement.

•

The notes may be issued as indexed notes. The payment or deliveries at maturity and/or payments of interest, if any, on indexed notes may be linked to the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or a basket of one or more of the foregoing, as specified in the applicable supplement.

•	The notes may be settled in cash or in other property, as specified in the applicable supplement.

•	The terms of specific notes may permit or require redemption or repurchase at our option or the option of the holder.

•	The notes will be denominated in U.S. dollars, unless otherwise specified by us and described in the applicable supplement.

•	The notes may bear interest at a fixed or floating interest rate or may bear no interest.

•	The notes will not be listed on any securities exchange, unless otherwise specified in the applicable supplement.

•	Senior notes are part of our senior indebtedness; and subordinated notes are part of our subordinated indebtedness.

•

You should review “Description of Debt Securities” in the accompanying prospectus, “Description of the Notes” in this prospectus supplement and each other applicable supplement for specific terms that apply to your notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement, product supplement or other supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Our affiliate, Citigroup Global Markets Inc., has agreed to use reasonable efforts to solicit offers to purchase these notes as our agent. The agent may also purchase these notes as principal at prices to be agreed upon at the time of sale. The agent may resell any notes it purchases as principal at a fixed public offering price, at prevailing market prices or at other prices, as the agent determines.

These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Inc. These notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Citigroup

March 7, 2023

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any other applicable supplement and in any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the applicable document. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

References in this prospectus supplement to “Citigroup,” “we,” “our” or “us” are to Citigroup Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Prospectus Supplement

i

RISK FACTORS

Risk Factors Relating to Notes Denominated in a Non-U.S. Currency

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on one or more currencies other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. Such risks include, but are not limited to:

•	the possibility of significant market changes in exchange rates between U.S. dollars and the relevant currencies;

•	the possibility of significant changes in exchange rates between U.S. dollars and the relevant currencies resulting from official redenomination or revaluation of such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which Citigroup has no control and which cannot be readily foreseen, such as:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, exchange rates between the U.S. dollar and some foreign currencies in which Citigroup’s notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the exchange rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against the U.S. dollar may result in a decrease in the effective yield of such foreign currency note below its interest rate and could result in a substantial loss to the investor on a U.S. dollar basis.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal of, or premium (if any) or interest on, a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, premium (if any) or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup when payments on a note are due because of circumstances beyond the control of Citigroup. In this event, Citigroup will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See “— The Unavailability of Currencies Could Result in a Substantial Loss to You” and “Description of the Notes — Payment of Principal and Interest on Non-U.S. Dollar Notes” below.

The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except where otherwise expressly noted. We cannot advise prospective purchasers

S-1

who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any applicable supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup’s control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

Unless otherwise specified in the applicable pricing supplement, if the specified currency of a note is officially redenominated, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup on such note will be the amount of redenominated currency that represents the amount of Citigroup’s obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of the European Monetary Union, see “European Monetary Union” in the accompanying prospectus and any disclosure on the European Monetary Union in an applicable supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

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Additional risks specific to particular notes will be detailed in the applicable pricing supplement, product supplement and/or other supplement.

The U.S. Federal Tax Consequences of an Assumption of the Notes are Unclear.

If an applicable supplement provides that the notes may be assumed by a wholly-owned subsidiary of Citigroup Inc., you should consult your tax adviser about the U.S. federal tax consequences of such an assumption. The law regarding whether or not such an assumption would be considered a taxable modification of the notes is not entirely clear and, if the Internal Revenue Service (the “IRS”) were to treat the assumption as a taxable modification, a U.S. holder would generally be required to recognize gain (if any) on the notes and the timing and character of income recognized with respect to the notes after the assumption could be affected significantly. A changed treatment of the notes could have possible withholding tax consequences to Non-U.S. Holders (as defined under “United States Federal Tax Considerations — Tax Consequences to Non-U.S. Holders”). You should read carefully the discussion under “United States Federal Tax Considerations” in this prospectus supplement.

Additional risks specific to particular notes will be detailed in an applicable pricing supplement, product supplement and/or other supplement.

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IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for each note in the currency specified by Citigroup for such note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, Citigroup’s exchange rate agent may at its discretion arrange for the exchange of U.S. dollars into such specified currency to enable the purchaser to pay for such note. Each such exchange will be made by the exchange rate agent. The terms, conditions, limitations and charges that the exchange rate agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the lawful currency of the United States.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in other information incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target and illustrative, and similar expressions or future or conditional verbs such as will, should, may, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results of operations and financial conditions including capital and liquidity may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus supplement and the accompanying prospectus, and the factors and uncertainties summarized under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Precautionary statements included in such filings should be read in conjunction with this prospectus supplement and the accompanying prospectus.

Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

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DESCRIPTION OF THE NOTES

The following description of the particular terms of the Medium-Term Senior Notes, Series G and Medium-Term Subordinated Notes, Series G supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The applicable pricing supplement and any applicable product supplement or other supplement (each of which we refer to as a “supplement”) for each offering of notes will contain the specific information and terms for that offering. If any information in the applicable supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the applicable supplement. The applicable supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and each other applicable supplement in making your investment decision.

General

The senior notes are a series of senior debt securities issued under Citigroup’s senior debt indenture dated as of November 13, 2013, as supplemented. The subordinated notes are a series of subordinated debt securities issued under Citigroup’s subordinated debt indenture dated as of April 12, 2001, as supplemented. You should review the accompanying prospectus for further information about Citigroup’s senior and subordinated indentures. The information in this section “Description of the Notes” supplements, and should be read together with, the information in the section “Description of Debt Securities” in the accompanying prospectus. Citigroup reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

The applicable supplement relating to a note will describe the following terms, to the extent applicable:

•	the specified currency for such note, if other than U.S. dollars;

•	the price at which such note will be issued;

•	the original issue date on which such note will be issued;

•	the date of the stated maturity;

•	if such note is a fixed rate note, the rate per annum at which such note will bear any interest, and whether and the manner in which such rate may be changed prior to its stated maturity;

•	if such note is a floating rate note, relevant terms such as:

(1)  the base rate;

(2)  the initial interest rate;

(3)  the interest periods or the interest reset dates;

(4)  the interest payment dates;

(5)  any index maturity;

(6)  any maximum interest rate;

(7)  any minimum interest rate;

(8)  any spread or spread multiplier; and

(9)  any other terms relating to the particular method of calculating the interest rate for such note and whether and how any spread or spread multiplier may be changed prior to stated maturity;

•	whether such note is a note issued originally at a discount;

S-6

•	if such note is an amortizing note, the terms for repayment prior to stated maturity;

•

if such note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its stated principal amount and the manner in which the amount payable at stated maturity will be determined;

•	if such note may be settled in any property or currency other than U.S. dollars, the type of such property or currency and the manner in which it will be determined;

•

if such note may be redeemed at the option of Citigroup, or repaid at the option of the holder, prior to stated maturity as described under “Optional Redemption, Repayment and Repurchase” below, the terms of its redemption or repayment;

•	if such note has an optional extension beyond its stated maturity, the terms of such optional extension;

•	the form of such notes, if other than a global security registered in the name of a nominee of DTC;

•	any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

•	if such note is a renewable note, the specific terms governing renewability;

•	the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

•	any other terms of such note that are not inconsistent with the provisions of the indenture under which such note will be issued.

Indexed Notes

Citigroup may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or a basket of one or more of the foregoing, as specified in the applicable supplement (each, an “index”). Indexed principal notes will have a stated principal amount set forth in the applicable supplement. With respect to indexed principal notes, references to the payment of “principal” in this prospectus supplement or the accompanying prospectus (other than the “stated principal amount”) in the context of the amount payable at stated maturity or earlier redemption or repayment are to the amount payable on such note at stated maturity or earlier redemption or repayment, as specified in the applicable supplement, other than any interest payable at such time. Such amount may be greater than, equal to or less than the stated principal amount of such note at issuance.

A description of the index used in any determination of the payment at maturity or an interest payment, and the method or formula by which such payments will be determined based on such index, will be set forth in the applicable supplement.

If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the stated principal amount of such indexed note unless specified otherwise in connection with a particular offering of notes. If an indexed rate note is also an indexed principal note, the amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the stated principal amount.

Unless otherwise set forth in the applicable supplement, the regular record date for any interest payment date for an indexed note will be the business day immediately preceding the relevant interest payment date.

Unless otherwise specified in connection with a particular offering of notes, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the stated principal amount of such notes.

S-7

The interest rate on an indexed rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that have an aggregate principal amount that is less than $2,500,000.

An investment in indexed notes has significant risks, including wide fluctuations in value prior to maturity and in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular index (or the components of the index, as applicable) to which the note is linked and economic and political events over which Citigroup has no control. Fluctuations in the price or level of any index that have occurred in the past are not indicative of fluctuations that may occur during the term of any indexed notes.

Prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

Supplemental Provisions Relating to Non-U.S. Dollar Notes

Public Offering Price

The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in connection with a particular offering of notes, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such specified currency on the applicable issue date. Such determination will be made by Citigroup or its agent, as the exchange rate agent for the applicable offering of notes.

Payment of Principal and Interest

The applicable supplement for a note may provide that Citigroup will make one or more payments on such note in a currency other than U.S. dollars. If the applicable supplement provides for payment in a currency other than U.S. dollars and the note is held by DTC as a global security, Citigroup will, unless otherwise specified in the applicable supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph.

Unless otherwise specified in connection with a particular offering of notes, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars that provides for payment in a currency other than U.S. dollars and that is held by DTC as a global security will be determined by the exchange rate agent:

•	based on the specified currency/U.S. dollar exchange rate prevailing at 11:00 a.m., London, England time, on the second exchange rate business day prior to the applicable payment date, or

•

if an exchange rate bid quotation is not so available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London, England selected by the exchange rate agent after consultation with Citigroup.

The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated and payable in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup’s control.

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Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup’s control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup on such note will be the amount of redenominated currency that represents the amount of Citigroup’s obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of the European Monetary Union, see “European Monetary Union” in the accompanying prospectus and any disclosure on the European Monetary Union in an applicable supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable supplement.

Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

Alternative Book-Entry Procedures and Settlement

If Citigroup issues notes which provide for one or more payments to be made in a non-U.S. currency, the applicable supplement may specify that such notes will be cleared through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), rather than through DTC. Such notes may be issued either under the New Safekeeping Structure (the “NSS”) or the Classic Safekeeping Structure (the “CSS”). Notes issued under the NSS will be registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream. Notes issued under the CSS will be registered in the name of a nominee of a common depositary. Such common safekeeper or common depositary, as applicable, will be the depositary for such notes. The European Central Bank has announced that notes issued under the NSS will be in compliance with the “Standards for the use of EU securities settlement systems in ESCB credit operations” of the Eurosystem, provided that certain other criteria are fulfilled. If such other eligibility criteria are fulfilled, notes issued under the NSS will be eligible to be pledged as collateral in Eurosystem operations (“Eurosystem eligible”). Notes issued under the CSS will not be Eurosystem eligible.

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Supplemental Provisions Relating to Floating Rate Notes

Each floating rate note will bear interest at the interest rate set forth, or otherwise described, in the applicable supplement. An interest period is the period from each interest reset date to, but not including, the following interest reset date; provided that the initial interest period is the period from the original issue date to, but not including, the first interest reset date. Unless otherwise specified in the applicable supplement, each interest payment date for a floating rate note will be an interest reset date for that note.

The interest rate for each floating rate note will be determined based on a simple per annum, interest rate basis and will be equal to, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement. The spread multiplier is the percentage specified in the applicable supplement and the spread multiplier on floating rate notes may be adjusted from time to time.

As specified in the applicable supplement, a floating rate note may have either or both of the following, which will be expressed as a rate per annum on a simple interest rate basis:

•	maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

•	minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that have an aggregate principal amount that is less than $2,500,000.

The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable supplement.

Unless otherwise specified in the applicable supplement:

•	if an interest reset date for any floating rate note would fall on a day that is not a business day, such interest reset date will be postponed to the next succeeding business day.

•

in the case of a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day.

•	if an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

Unless otherwise specified in the applicable supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on an interest determination date preceding such interest reset date, as further described in the applicable supplement.

Unless otherwise specified in the applicable supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed

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note, the stated principal amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate in effect on such day by the number of days specified in the applicable pricing supplement. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the number of days specified in the applicable pricing supplement.

Upon the request of the holder of any floating rate note, the calculation agent for such note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate note.

No Securities Exchange Listing

Unless otherwise specified in connection with a particular offering of debt securities, the notes will not be listed on any U.S. or international securities exchange.

No Payment of Additional Amounts or Redemption for Tax Purposes

Unless otherwise specified in the applicable supplement, Citigroup will not be obligated to pay additional amounts to the beneficial owner of any notes that is a non-United States person, as described in the accompanying prospectus under “Description of Debt Securities — Payment of Additional Amounts.” Additionally, Citigroup will not have the right to redeem a series of notes for tax purposes as described in the accompanying prospectus under “Description of Debt Securities — Redemption for Tax Purposes,” unless otherwise specified in the applicable supplement.

Combination of Provisions

If so specified in the applicable supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described herein or in the accompanying prospectus.

Optional Redemption, Repayment and Repurchase

If so specified in the applicable supplement relating to a note, such note can be redeemed, with prior approval of the Federal Reserve if required, at the option of Citigroup, in whole or in part, prior to its stated maturity. If applicable, such supplement will also indicate (1) the optional redemption date or dates on which such note may be redeemed and (2) the redemption price at which such note may be redeemed on each such optional redemption date.

Unless otherwise specified in connection with a particular offering of notes, at least 35 days prior to the date of redemption, Citigroup will provide notice of such redemption to the trustee, and we or the trustee (at our request) will provide notice of such redemption to the holder of such note (which shall be the depositary for so long as the notes are held in book-entry form) in accordance with “Description of Debt Securities — Book Entry Procedures and Settlement — Notices” in the accompanying prospectus. Unless otherwise specified in connection with a particular offering of notes, Citigroup may exercise such option relating to a redemption of a note in part only by notifying the trustee for such note at least 35 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of such note or

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notes will be issued to the holder of such note or notes upon the cancellation of such note or notes. The redemption of any debt security that is included in Citigroup’s capital and total loss-absorbing capacity may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position and total loss-absorbing capacity of Citigroup will be adequate after the proposed redemption.

If so specified in the applicable supplement relating to a note, the holder of such note will have the option to elect repayment of such note by Citigroup prior to its stated maturity. If applicable, such supplement will specify (1) the optional repayment date or dates on which such note may be repaid and (2) the optional repayment price at which such note may be repaid on each such optional repayment date.

Subject to the terms set forth in the applicable supplement, in order for a note to be repaid, the trustee must receive, at least 35 days prior to an optional repayment date:

(1)	such note with the form entitled “Option to Elect Repayment” on the reverse of such note duly completed; or

(2)

a telegram, telex, facsimile transmission, electronic mail correspondence or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

•	the name of the holder of such note;

•	the principal amount of such note to be repaid;

•	the certificate number or a description of the tenor and terms of such note; and

•	a statement that the option to elect repayment is being exercised.

Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note, provided, that the stated principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such note will be canceled and a new note or notes for the remaining stated principal amount will be issued in the name of the holder of such repaid note.

If a note is represented by a global security, the depositary’s nominee will be the holder of such note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

Except in the case of an optional redemption by Citigroup at a stated redemption price provided for in the applicable supplement, if Citigroup redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Citigroup will pay the amortized principal amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement or the accompanying prospectus.

The amortized principal amount of a note on any date means the amount equal to:

•	the issue price set forth in the applicable supplement plus

•	that portion of the difference between the issue price and the principal amount of the note that has accrued by that date at

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(1)  the bond yield to maturity set forth in the applicable supplement, or

(2)  if so specified in the applicable supplement, the bond yield to call set forth therein.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized principal amount of a note will never exceed its principal amount. The bond yield to call listed in an applicable supplement will be computed on the basis of:

•	the first occurring optional redemption date with respect to such note; and

•	the amount payable on such optional redemption date.

In the event that any such note is not redeemed on such first occurring optional redemption date, the bond yield to call that applies to such note will be recomputed on such optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

Citigroup or any of its subsidiaries may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup or any of its subsidiaries may, at the discretion of Citigroup, be held, resold or surrendered to the trustee for such notes for cancellation.

Other Provisions

The terms in the applicable supplement may set forth and/or modify any provisions relating to:

•	the determination of an interest rate basis;

•	the specification of an interest rate basis;

•	calculation of the interest rate applicable to, or the amount payable at maturity on, any note;

•	interest payment dates; or

•	any other matters.

Defeasance

The defeasance provisions described in “Description of Debt Securities — Defeasance” in the accompanying prospectus will not apply to the notes, unless otherwise specified in the applicable supplement.

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UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Purchasers of notes at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the notes. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable supplement, we intend to treat the notes as debt instruments for U.S. federal income tax purposes, and the discussion herein is based on this treatment. The U.S. federal income tax treatment of other notes will be addressed in an applicable supplement.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Event.”

This discussion assumes that the notes do not provide for payments determined by reference to equity securities. The treatment of such notes will be addressed in an applicable supplement.

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This disclosure generally applies to notes that provide for payments solely in cash. Special tax consequences may apply to notes that provide for one or more payments in property other than cash, and those consequences will be addressed in an applicable supplement.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of the notes that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Interest

“Qualified stated interest” on a note (as described below under “— Original Issue Discount”) generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest income on certain categories of notes are described below under “— Original Issue Discount,” “— Short-Term Notes,” “— Notes Treated as Variable Rate Debt Instruments,” “— Notes Treated as Contingent Payment Debt Instruments,” and “— Notes Treated as Foreign Currency Debt Instruments.”

Original Issue Discount

A note that has an “issue price” that is less than its “stated redemption price at maturity” will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the discount is less than a de minimis threshold under applicable Treasury regulations. Special rules governing the tax treatment of “short-term notes” and “contingent payment debt instruments” (which are not subject to this discussion) are described below under “— Short-Term Notes,” and “— Notes Treated as Contingent Payment Debt Instruments,” respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate notes (as described under “— Notes Treated as Variable Rate Debt Instruments” below). If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the note was issued with OID.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis threshold, as determined under applicable Treasury regulations, the note will not be treated as issued with OID and therefore will not be subject to the rules described below. In this case, all stated interest on the notes will be treated as QSI, and you will include the discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

If you hold notes issued with OID (“OID notes”), you will be required to include any QSI in income when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In addition, you will be required to include OID in income as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include in ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID note. The daily portions of OID are determined by

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allocating to each day in any accrual period a ratable portion of the OID on the OID note that is allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” of the OID note at the beginning of the accrual period by the annual yield to maturity of the OID note, adjusted to take account of the length of the accrual period, and (ii) subtracting from that product the amount of QSI allocable to that accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments other than QSI in all prior accrual periods. The “annual yield to maturity” of an OID note is the discount rate that causes the present value on the issue date of all payments on the note to equal the issue price.

You may make an election to include in gross income all interest that accrues on any note (including, among other things, QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the Internal Revenue Service (the “IRS”).

A note that is subject to early redemption may be governed by rules that differ from the general rules described above for purposes of determining its yield and maturity (which may affect whether the note is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a note if the exercise of the option would lower the yield on the note. Conversely, you will generally be presumed to exercise an option to require us to repurchase a note if the exercise of the option would increase the yield on the note. If such an option is not in fact exercised, the note would be treated, solely for purposes of calculating OID, as if it were redeemed and a new note issued on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date. If such a deemed reissuance occurs when the remaining term of the notes (or the deemed remaining term of the notes based on the presumed exercise of an option) is one year or less, it is possible that the note would be treated as a short-term debt instrument for the remaining term (or deemed remaining term, as the case may be). See “— Short-Term Notes” below.

Amortizable Bond Premium

If you purchase a note (other than a contingent payment debt instrument, as described below under “—Notes Treated as Contingent Payment Debt Instruments”) for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of QSI, you generally will be considered to have purchased the note with amortizable bond premium equal to such excess. If the note is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the note using a constant-yield method. If, however, the note may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the note in that accrual period. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “— Original Issue Discount” above) for a note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

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Sale or Other Taxable Disposition of a Note

Upon a sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the note. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described under “— Payments of Interest” above. Your tax basis in a note will equal its cost, increased by the amounts of any OID you have previously accrued with respect to the note, if any, and decreased by any amortized premium and any principal payments you received prior to the sale or other taxable disposition of a note and by the amount of any other payments on the note that did not constitute QSI.

Generally, gain or loss realized upon the sale or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. The deductibility of capital losses is subject to limitations. Exceptions to these general rules apply to short-term notes, contingent payment debt instruments and foreign currency notes. See “— Short-Term Notes,” “— Notes Treated as Contingent Payment Debt Instruments” and “— Notes Treated as Foreign Currency Debt Instruments” below.

Short-Term Notes

The following discussion applies only to notes with a term of one year or less, from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms (“short-term notes”). Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the note currently), you will be subject to rules that generally require accrual of discount on short-term notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of short-term notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the related payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a short-term note, you will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. Your tax basis in the note should equal the amount you paid to acquire the note increased, if you accrue income on the notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” The excess of the amount received at maturity over your tax basis in the note generally should be treated as ordinary income. If you sell a short-term note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of short-term notes providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a short-term note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a short-term note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the related payment is calculated. If you

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make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to floating-rate notes that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on VRDIs That Provide for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “single-rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a single-rate VRDI exceeds its issue price by an amount equal to or greater than a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues, generally in accordance with the constant-yield method described above under “— Original Issue Discount.” The constant-yield accrual of OID on a VRDI is determined by substituting a fixed rate that reflects the value of the variable rate on the issue date (or, in certain cases, a fixed rate that reflects the yield that is reasonably expected for the VRDI) for each scheduled payment of the variable rate. A fixed rate payable for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%) will be treated as a single variable rate for the purposes of this and the next paragraph.

Interest on VRDIs That Provide for Multiple Rates. This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate (other than a fixed rate described in the preceding paragraph) (a “multiple-rate VRDI”). Under applicable Treasury regulations, in order to determine the amount of QSI and OID (if any) in respect of multiple-rate VRDIs, an equivalent fixed-rate debt instrument must be constructed. The equivalent fixed-rate debt instrument is constructed in the following manner: (i) first, if the multiple-rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the note and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the multiple-rate VRDI) (the “equivalent fixed-rate debt instrument”). The rules discussed in “— Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the amount of QSI. You will be required to include any such OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “— Original Issue Discount.” QSI on a multiple-rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If a multiple-rate VRDI is not issued with OID, all stated interest on the multiple-rate VRDI will be treated as QSI.

If the amount of interest you receive in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Sale or Other Taxable Disposition of a VRDI. Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI, and reduced by any payments you received other than QSI and any amortized premium. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of the sale or other taxable disposition and short-term capital gain or loss otherwise.

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Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on the CPDIs. We are required to determine a “comparable yield” for each issuance of CPDIs. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on the CPDIs. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•

to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Sale or Other Taxable Disposition of the CPDIs. Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously

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made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on the sale or other taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. You should consult your tax adviser regarding the application of these rules.

Notes Treated as Foreign Currency Debt Instruments

General. The following discussion describes certain special rules applicable to you if you hold notes that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.” This discussion does not address currency-linked notes or foreign currency notes that provide for contingent payments or payments in or by reference to multiple currencies, which will be discussed in an applicable supplement.

The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require some or all of the gain or loss realized upon a sale or other taxable disposition of the notes that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be treated as ordinary income or loss. The rules applicable to foreign currency notes are complex, and their application may depend on your circumstances. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation. You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of QSI (or proceeds from a sale or other taxable disposition attributable to accrued QSI) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency received. If you are a cash method holder and you receive a payment of QSI in U.S. dollars, you should include the amount of this payment in income upon receipt. If you are a cash method holder and you are required to accrue OID on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the OID.

If you use the accrual method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by

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amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize ordinary foreign currency gain or loss (which generally will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest (or OID) is actually received. The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including OID) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. You must apply this election consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Amortizable Bond Premium on Foreign Currency Notes. Amortizable bond premium on a foreign currency note is determined in the relevant foreign currency.

If you elect to amortize bond premium, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. You will realize ordinary foreign currency gain or loss with respect to amortized bond premium with respect to any period by treating that amortized bond premium in the same manner as a return of principal on the sale or other taxable disposition of a foreign currency note (as discussed below). If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note will be capital loss to the extent of the bond premium.

Tax Basis in Foreign Currency Notes. Your tax basis in a foreign currency note, or the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for the note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Sale or Other Taxable Disposition of Foreign Currency Notes. Foreign currency gain or loss recognized upon the sale or other taxable disposition (including retirement) of a foreign currency note will be ordinary income or loss that generally is not treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between the U.S. dollar value of your purchase price (reduced by any bond premium previously amortized as described above) in the foreign currency of the note, (i) determined on the date the payment is received in exchange for the note or the note is disposed of, and (ii) determined on the date you acquired the note. Amounts attributable to accrued but unpaid interest will be treated as payments of interest on foreign currency notes as described above. Foreign currency gain or loss realized upon the sale or other taxable disposition of any foreign currency note will be recognized only to the extent of the total gain or loss realized on the sale or other taxable disposition of the foreign currency note. Any gain or loss realized in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a short-term note, to the extent of any discount not previously included in your income). If you recognize a loss upon a sale or other disposition of a foreign currency note above certain thresholds, you may be subject to certain reporting requirements, as described below under “Reportable Transactions.”

If you are a cash-method taxpayer who buys or sells a foreign currency note that is traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from

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currency fluctuations between the trade date and the settlement of the purchase or sale. If you are an accrual-method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations traded on established securities markets. This election cannot be changed without the consent of the IRS. You will have a tax basis in any foreign currency received on the sale or other taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of the sale or other taxable disposition. Any gain or loss on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

Subject to the discussion below regarding “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a sale or other taxable disposition of a note, provided that (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person. We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

If you are engaged in a U.S. trade or business, and if income (including gain) from the notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a note.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should be aware that a note that is treated as debt for U.S. federal estate tax purposes generally will not be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.” If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the notes, including the risk that the notes are subject to U.S. federal estate tax in the event that they are not treated as debt obligations for U.S. federal estate tax purposes.

Possible Taxable Event

A change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor index, the designation of a substitute or successor rate or other

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similar circumstances resulting in a material change to an underlying or to the method by which amounts payable are determined on the notes could result in a “significant modification” of the affected notes.

A significant modification of the notes would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. “Reportable transactions” include, among other things, “loss transactions” that result in a taxpayer’s claiming certain losses in excess of specified amounts and certain transactions identified by the IRS. Holders should consult their tax advisers regarding these rules.

Information Reporting and Backup Withholding

Payments on the notes, as well as the proceeds of a sale, exchange or other disposition (including retirement) of the notes, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, and interest. While existing Treasury regulations would also require withholding on payments of gross proceeds from the disposition (including upon retirement) of securities that provide for U.S.-source interest, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO U.S. FEDERAL WITHHOLDING TAXES.

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PLAN OF DISTRIBUTION

The notes are being offered on a continuous basis by Citigroup through Citigroup Global Markets Inc., as lead agent, and may be offered through additional or other agents named in the applicable supplement. The agent or agents participating in a particular offering of the notes and named in the applicable supplement are collectively referred to as the “agent.” The agent has agreed to use reasonable efforts to solicit orders to purchase notes. Citigroup will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agent will also have the right to reject any proposed purchase in whole or in part. Citigroup reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any other supplement without notice.

Unless otherwise specified in connection with a particular offering of notes, the agent, acting as principal, will purchase the aggregate stated principal amount of the notes offered at the public offering price stated in the applicable supplement less an underwriting discount stated in the applicable supplement. The agent may sell the notes to the public at the public offering price or to selected dealers, which may include affiliates of ours and/or the agent, at the public offering price less a selling concession described in the applicable supplement. If so specified in the applicable supplement, the agent may sell the notes to the public or to selected dealers at varying prices to be determined at the time of each sale, which may be at prevailing market prices, at prices related to such prevailing prices or at negotiated prices. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

Citigroup reserves the right to sell notes directly to investors on its own behalf. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup.

Unless notes are issued upon the reopening of a prior offering of notes that were listed on an exchange, no note will have an established trading market when issued. Unless otherwise specified in connection with a particular offering of notes, the notes will not be listed on any securities exchange. The agent may make a market in the notes but is not obligated to do so. If the agent does make a market for a period of time, it may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes.

Citigroup estimates that its printing, rating agency, trustees’ and legal fees and other expenses allocable to the offering of the notes, excluding underwriting discounts and commissions, will be approximately $5,000,000.

The agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup has agreed to indemnify the agent against liabilities relating to material misstatements and omissions, or to contribute to payments that the agent may be required to make relating to these liabilities. Citigroup will reimburse the agent for customary legal and other expenses incurred by it in connection with the offer and sale of the notes.

Unless otherwise specified in connection with a particular offering of notes, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup may issue other securities under the indentures referred to in the accompanying prospectus.

A portion of the net proceeds from the sale of indexed notes or floating rate notes may be used to hedge Citigroup’s obligations under the notes. Citigroup may hedge its obligations under the notes through an affiliate of Citigroup and Citigroup Global Markets Inc. or through unaffiliated counterparties, and such counterparties may profit from such expected hedging activity even if the value of the notes declines. This hedging activity could affect the level or price of the index or base rate to which such notes are linked and, therefore, the value of and your return on the notes. For more information, see the section “Use of Proceeds and Hedging” in the accompanying prospectus and the applicable Pricing Supplement.

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Conflicts of Interest. Citigroup Global Markets Inc., and other broker-dealer subsidiaries of Citigroup, are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Global Markets Inc. or Citigroup’s other broker-dealer subsidiaries participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer subsidiary of Citigroup will sell notes to an account over which Citigroup or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer subsidiary has received specific written approval of the transaction from the account holder.

Any agent, underwriter or dealer that is not an affiliate of ours may presently or from time to time engage in business transactions with us, including extending loans to us.

This prospectus supplement, the accompanying prospectus and each other applicable supplement may be used by Citigroup Global Markets Inc. or other subsidiaries of Citigroup in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Citigroup Global Markets Inc. or these other subsidiaries may act as principal or agent in such transactions.

A prospectus in electronic format may be made available on the websites maintained by the agent or one or more other dealers. The agent and other dealers may agree to allocate a number of notes for sale to their online brokerage account holders. The agent and other dealers will allocate notes to the agent and dealers that may make Internet distributions on the same basis as other allocations. In addition, notes may be sold by the agent or other dealers to dealers who resell notes to online brokerage account holders.

Certain Selling Restrictions

Bolivia

The offshore notes are not governed by Bolivian legislation nor are they registered with or regulated by the Bolivian regulatory authorities.

Brazil

The notes have not been and will not be issued or publicly placed, distributed, offered or negotiated in the Brazilian capital markets. None of Citigroup and the issuance of any notes have been or will be registered with the Comissão de Valores Mobiliários (“CVM”) (Brazilian Securities Commission). Any public offering or distribution, as defined under Brazilian laws and regulations, of notes in Brazil is not legal without prior registration under Law No. 6,385, of 7 December 1976, as amended, and Instruction No. 400, issued by the CVM on 29 December 2003, as amended, or exempt from registration as permitted under Instruction No. 476, issued by the CVM on 16 January 2009. Documents relating to the offering of any notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of any such notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of notes to the public in Brazil. Therefore, the agent has represented, warranted and agreed that it will not offer or sell notes in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The notes are subject to Rule (Norma de Carácter General) No. 336, dated 27 June 2012, as amended by Rule (Norma de Carácter General) No. 452, dated 22 February 2021 (“CMF Rule 336”), both issued by the Financial Markets Commission (Comisión para el Mercado Financiero) (the “CMF”). The notes may not be offered or sold, directly or indirectly, by means of a “Public Offer,” as defined under Law No. 18.045, as

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amended (the “Chilean Securities Market Law”) in Chile or to any resident in Chile, except as permitted by applicable Chilean law. The notes will not be registered under the Chilean Securities Market Law with the CMF and, accordingly, the notes may not and will not be offered or sold to persons in Chile except in circumstances which do not and will not result in a public offering under Chilean law, and in compliance with CMF Rule 336, as amended. Pursuant to the Chilean Securities Market Law, a public offering of securities is an offering that is addressed to the general public or to certain specific categories or groups thereof.

CMF Rule 336 requires the following information to be provided to prospective investors in Chile:

•	An offer of the notes is subject to CMF Rule 336, dated 27 June 2012, issued by the CMF.

•

The notes are not registered with the Securities Registry (Registro de Valores), nor with the Foreign Securities Registry (Registro de Valores Extranjeros) both kept by the CMF. Therefore, the notes are not subject to the oversight of the CMF.

•	Since the notes are not registered in Chile, Citigroup has no obligation to provide publicly available information about the notes in Chile.

•	The notes shall not be subject to public offering in Chile unless registered with the relevant securities registry kept by the CMF.

European Economic Area

The agent has represented and agreed that it has not made and will not make an offer of the notes to the public in the European Economic Area, except that it may offer the notes to the public in the European Economic Area:

(a)	at any time, to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

(b)

at any time (or, as the case may be, in any relevant specified period) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the EU Prospectus Regulation) in the European Economic Area, subject to obtaining the prior consent of the agent for any such offer; or

(c)	at any time (or, as the case may be, in any relevant specified period) in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer shall require Citigroup or any agent to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision:

•

the expression an “offer of the notes to the public” in relation to any notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes; and

•	the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong Special Administrative Region

The agent has represented and agreed that:

(a)

it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) other than (i) where notes are shares or debentures of a corporation incorporated

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outside Hong Kong, to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the SFO and any rules made under the SFO; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to any notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Mexico

No notes have been, or will be, registered with the Mexican National Registry of Securities (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (the “CNBV”) pursuant to the Mexican Securities Market Law (Ley del Mercado de Valores) and may not be offered or sold publicly in Mexico. The agent has represented and/or agreed that it will not offer or sell notes publicly in the United Mexican States. The notes may be offered and sold in Mexico by the agent, on a private placement basis, to investors that qualify as institutional and accredited investors, under the Mexican Securities Market Law and regulations thereunder. The CNBV has not reviewed or approved this prospectus supplement or any other offering materials. This prospectus supplement and any other offering materials may not be publicly distributed in Mexico.

Peru

The notes may only be placed privately in Peru, provided that such offering is considered a private offering under the securities laws and regulations of Peru. The Peruvian securities law establishes that any particular offer may qualify as private, among others, if it is directed exclusively at institutional investors (as defined under Peruvian securities law and regulations). Accordingly, the notes cannot be offered or sold in Peru except if (i) such notes were previously registered with the SMV (as defined below) and listed in the LSE (as defined below), or (ii) such offering is considered a private offering under the Peruvian securities laws and regulations. The notes will not be subject to a public offering in Peru.

Therefore, neither this prospectus supplement nor any other offering materials nor any notes have been or will be registered with nor approved by the Peru’s National Corporations and Securities Supervisory Commission (Superintendencia del Mercado de Valores) (“SMV”) or the Lima Stock Exchange (“LSE”).

This prospectus supplement and other offering materials relating to the offer of the notes are being supplied to those Peruvian investors who have expressly requested them. Such materials may not be distributed to any person or entity other than the intended recipients.

Peruvian institutional investors, as defined by Peruvian securities law and regulations, must rely on their own examination of the terms of the offering of the notes to determine their ability to invest in them. No offer or invitation to subscribe for or sell the notes or beneficial interests therein can be made in Peru except in compliance with the securities laws thereof.

Peruvian residents may be taxed under Peruvian tax laws, on the profits obtained from the notes or the sale thereof. Investors must independently evaluate the application of such taxes before purchasing the notes.

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Singapore

The notes are not authorized under Section 286 of the SFA (as defined below) or recognized under Section 287 of the SFA by the Monetary Authority of Singapore and the notes may not be offered to the retail public.

This prospectus supplement and any other document or material are not a prospectus as defined in the SFA, and accordingly, statutory liability under the SFA in relation to the content of prospectuses does not apply, and the offeree should consider carefully whether the investment is suitable for them. This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the SFA.

Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may the notes be offered or sold or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than pursuant to an exemption from the offering requirements under the SFA.

Where the notes are “securities” as defined in the SFA, this includes (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed to or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Where the notes are “units in a collective investment scheme” as defined in the SFA, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may the notes be offered or sold or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 304 of the

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SFA, (b) to a relevant person (as defined in Section 305(5) of the SFA) or to any person pursuant to section 305(2) of the SFA, and in accordance with the conditions specified in section 305 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 305 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 305 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 305(2) or in Section 305A(3)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 304A(2) or Section 305A(5) of the SFA; or

(v)	as specified in Regulation 36 and 36A of the Securities and Futures (Offers of Investments) (Collective Investment Schemes) Regulations 2005 of Singapore.

Where any underlying securities or units in a collective investment scheme (for purpose of this Singapore section only, the “Underliers”) are to be delivered in connection with the notes, such Underliers may similarly only be offered in compliance with the SFA, pursuant to the relevant exemption described above.

All notes to be issued or Underliers to be delivered shall be capital markets products other than prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

United Kingdom

The agent has represented and agreed that it has not made and will not make an offer of the notes to the public in the United Kingdom except that it may make an offer of the notes to the public in the United Kingdom:

(A)	at any time, to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation;

(B)

at any time (or, as the case may be, in any relevant specified period) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the agent; or

(C)	at any time (or, as the case may be, in any relevant specified period) in any other circumstances falling within section 86 of the FSMA,

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provided that no such offer of the notes referred to in paragraphs (A) to (C) above shall require Citigroup or any agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision:

•

the expression an “offer of the notes to the public” in relation to the notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes; and

•	the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act of 2018.

United Kingdom: additional restrictions

The agent has represented and agreed that:

(a)

in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by Citigroup;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to any of Citigroup Inc.; and

(c)

it has complied and will comply with all applicable provisions of the FSMA and the Financial Conduct Authority Handbook with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Uruguay

The notes are not and will not be registered with the Financial Services Superintendence of the Central Bank of Uruguay to be publicly offered in Uruguay, but will only be placed relying on private placement exemption (oferta privada) pursuant to section 2 of law 18,627. Citigroup does not qualify as an investment fund regulated by Uruguayan law 16,774, as amended. The agent has represented and agreed that notes placed in Uruguay will be placed relying on a private placement (oferta privada) pursuant to section 2 of law 18,627.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase or holding of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

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Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc. or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the notes will be passed upon for Citigroup by Barbara Politi, Associate General Counsel — Capital Markets of Citigroup, Davis Polk & Wardwell LLP, special products counsel to Citigroup, and/or other counsel identified in the applicable supplement. Certain legal matters with respect to the underwriters will be passed upon by Cleary Gottlieb Steen & Hamilton LLP and/or other counsel identified in the applicable supplement. Ms. Politi beneficially owns, or has the right to acquire under Citigroup’s employee benefit plans, less than 1% of Citigroup’s common stock.

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Medium-Term Senior Notes, Series G

Medium-Term Subordinated Notes, Series G

PROSPECTUS SUPPLEMENT

            , 2023

(Including Prospectus

Dated March 7, 2023)

Citigroup

PROSPECTUS

May Offer—

Citigroup Global Markets Holdings Inc.

Debt Securities

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by

Citigroup Inc.

Citigroup Global Markets Holdings Inc. (“Citigroup Global Markets Holdings”) will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, the accompanying prospectus supplement and any applicable pricing supplement carefully before you invest. Citigroup Global Markets Holdings may offer and sell these securities to or through one or more underwriters, dealers and agents, including Citigroup Global Markets Inc., a broker-dealer affiliate of Citigroup Global Markets Holdings and Citigroup Inc. (“Citigroup”), or directly to purchasers, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are unsecured obligations of Citigroup Global Markets Holdings Inc., and the guarantee of these securities is an unsecured obligation of Citigroup Inc. These securities, and the guarantee of these securities by Citigroup Inc., are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

The date of this prospectus is March 7, 2023.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Citigroup Global Markets Holdings, Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Citigroup Global Markets Holdings may offer;

•	the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” beginning on page 4 for information on Citigroup, including its financial statements.

Citigroup Inc.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad, yet focused, range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup currently operates, for management reporting purposes, via three primary business segments: Institutional Clients Group (ICG), Personal Banking and Wealth Management (PBWM) and Legacy Franchises, with the remaining operations in Corporate/Other. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Citibanamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup’s principal executive office is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

References in this prospectus to “Citigroup” or the “Guarantor” are to Citigroup Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Citigroup Global Markets Holdings Inc.

Citigroup Global Markets Holdings Inc. is a holding company primarily engaged in full-service investment banking and securities brokerage business through its U.S. and foreign broker-dealer subsidiaries. Citigroup Global Markets Holdings is a wholly-owned subsidiary of Citigroup Inc.

Citigroup Global Markets Holdings’ principal executive office is located at 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 559-1000.

References in this prospectus to “Citigroup Global Markets Holdings,” “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

The Securities Citigroup Global Markets Holdings May Offer

Citigroup Global Markets Holdings may use this prospectus to offer debt securities. A prospectus supplement and/or pricing supplement will describe the specific types, amounts, prices and detailed terms of, and important United States federal income tax considerations in respect of, any of the offered securities.

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Debt Securities

Debt securities are guaranteed unsecured and unsubordinated general obligations of Citigroup Global Markets Holdings. The debt securities include Citigroup Global Markets Holdings’ notes, debt and guarantees and any other debt for money borrowed that is not subordinated.

The debt securities will be issued under a senior debt indenture between Citigroup Global Markets Holdings, Citigroup, as guarantor, and The Bank of New York Mellon, as trustee. Below are summaries of the general features of the debt securities from this indenture, unless otherwise specified in connection with a particular offering. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indenture, which is included or incorporated by reference in Citigroup Global Markets Holdings’ registration statement of which this prospectus forms a part, Citigroup’s most recent Annual Report on Form 10-K, Citigroup’s Quarterly Reports on Form 10-Q filed after its most recent Annual Report on Form 10-K and Citigroup’s Current Reports on Form 8-K filed after the period covered by Citigroup’s most recent Annual Report on Form 10-K. You can receive copies of these documents by following the directions on page 4.

General Indenture Provisions that Apply to the Debt Securities

•

The indenture does not limit the amount of debt that Citigroup Global Markets Holdings and Citigroup may issue or provide holders any protection should there be a highly leveraged transaction involving Citigroup Global Markets Holdings or Citigroup, although it does limit Citigroup Global Markets Holdings’ and Citigroup’s ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under “Description of Debt Securities — Covenants.”

•	The indenture allows for different types of debt securities, including indexed securities, to be issued in series.

•

The indenture allows Citigroup Global Markets Holdings and Citigroup to merge or to consolidate with another company or sell all or substantially all of its assets to another company or to one or more of its subsidiaries. If any of these events occur with another company, the other company generally would be required to assume Citigroup Global Markets Holdings’ and Citigroup’s responsibilities for the debt. Unless the transaction resulted in a default, Citigroup Global Markets Holdings and Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

•

The indenture provides that holders of a majority of the total principal amount of the debt securities outstanding in any series that, in each case, are affected by such change, may vote to change Citigroup Global Markets Holdings’ and Citigroup’s obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or, except in certain circumstances, the currency of payment, cannot be made unless every holder affected consents to the change.

•

Citigroup Global Markets Holdings and Citigroup may satisfy their respective obligations under the debt securities or be released from their respective obligations to comply with certain limitations at any time by depositing sufficient amounts of cash and/or government securities with the trustee to pay Citigroup Global Markets Holdings’ obligations under the particular securities when due.

•

The indenture governs the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

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•	Citigroup provides a full and unconditional guarantee of the debt securities for the benefit of the holders, from time to time, of such debt securities.

Events of Default and Defaults

The events of default specified in the indenture include:

•	failure by Citigroup Global Markets Holdings or Citigroup to pay principal for 30 days;

•	failure by Citigroup Global Markets Holdings or Citigroup to pay required interest for 30 days;

•	failure by Citigroup Global Markets Holdings or Citigroup to make a required scheduled installment payment to a sinking fund for 30 days;

•	failure by Citigroup Global Markets Holdings to perform other covenants for 90 days after notice;

•	certain events of insolvency or bankruptcy of Citigroup Global Markets Holdings, whether voluntary or not; and

•	any additional events as may be set forth in the applicable prospectus supplement.

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup will not constitute an event of default with respect to any series of debt securities. Similarly, any breach of a covenant in the indenture by Citigroup (other than payment default) will not constitute an event of default with respect to any series of debt securities. See “Description of Debt Securities — Events of Default and Defaults.” Moreover, it will not constitute an event of default with respect to any series of debt securities if the guarantee of the debt security by Citigroup ceases to be in full force and effect for any reason.

Remedies

If there were an event of default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

Use of Proceeds

Citigroup Global Markets Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its or Citigroup’s operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup Global Markets Holdings may use a portion of the proceeds from the sale of indexed notes to hedge its exposure to payments that it may have to make on such indexed notes as described below under “Use of Proceeds and Hedging.”

Plan of Distribution

Citigroup Global Markets Holdings may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

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The prospectus supplement and/or pricing supplement will explain the ways Citigroup Global Markets Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup Global Markets Holdings is granting the underwriters, dealers or agents.

If Citigroup Global Markets Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

Citigroup Global Markets Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates, including Citigroup Global Markets Inc. These broker-dealer affiliates also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup Global Markets Holdings or any of its affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities. Offerings in which Citigroup Global Markets Holdings’ broker-dealer affiliates participate will conform with the requirements set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. addressing conflicts of interest when distributing the securities of an affiliate. See below under “Plan of Distribution.”

Where You Can Find More Information

As required by the Securities Act of 1933, Citigroup Global Markets Holdings and Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Such documents, reports and information are also available on Citigroup’s website: https://www.citigroup.com/citi/investor/sec.htm. Information on Citigroup’s website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 27, 2023;

•	Current Reports on Form 8-K filed on January 13, 2023, January 13, 2023 and February 21, 2023;

•	Definitive Proxy Statement on Schedule 14A, filed on March 15, 2022; and

•	Current Report on Form 8-K , dated May 11, 2009, describing Citigroup’s common stock, including any amendments or reports filed for the purpose of updating such description.

In no event, however, will any of the information that Citigroup furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules,

4

rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

All documents filed by Citigroup specified in Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing, emailing or telephoning Citigroup at the following address:

Citigroup Investor Relations

388 Greenwich Street

New York, NY 10013

(212) 559-2718 (tel.)

Email: investorrelations@citi.com

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you. Neither Citigroup Global Markets Holdings nor Citigroup is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in other information incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target and illustrative, and similar expressions or future or conditional verbs such as will, should, may, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results of operations and financial conditions including capital and liquidity may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus supplement and the accompanying prospectus, and the factors and uncertainties summarized under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Precautionary statements included in such filings should be read in conjunction with this prospectus supplement and the accompanying prospectus.

Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

CITIGROUP INC.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad, yet focused range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup currently operates, for management reporting purposes, via three primary business segments: Institutional Clients Group (ICG), Personal Banking and Wealth Management (PBWM) and Legacy Franchises, with the remaining operations in Corporate/Other. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Citibanamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup is a holding company and services its obligations primarily by earnings from its operating subsidiaries. Citigroup may augment its capital through issuances of common stock, noncumulative perpetual preferred stock and equity issued through awards under employee benefits plans, among other issuances. Citigroup and Citigroup’s subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company. Under capital regulations, Citigroup must submit a capital plan, subjected to stress testing, to the Federal Reserve, and have its stress capital buffer determined annually, before it may pay dividends on its stock.

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Citigroup is required under Title I of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and the rules promulgated by the FDIC and Federal Reserve to periodically submit a plan for Citigroup’s rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. On November 22, 2022, the Federal Reserve and FDIC issued feedback on the resolution plans filed on July 1, 2021 by the eight U.S. Global Systemically Important Banks, including Citigroup. The Federal Reserve and FDIC identified one shortcoming, but no deficiencies, in Citigroup’s 2021 resolution plan. The shortcoming related to data integrity and data quality management issues, specifically, weaknesses in Citigroup’s processes and practices for producing certain data that could materially impact its resolution capabilities. If a shortcoming is not satisfactorily explained or addressed before, or in, the submission of the next resolution plan, the shortcoming may be found to be a deficiency in the next resolution plan. For additional information on Citigroup’s resolution plan submissions, see “Managing Global Risk—Liquidity Risk” in Citigroup’s most recent Annual Report on Form 10-K.

Under Title I, if the Federal Reserve and the FDIC jointly determine that Citigroup’s resolution plan is not “credible” (which, although not defined, is generally believed to mean the regulators do not believe the plan is feasible or would otherwise allow Citigroup to be resolved in a way that protects systemically important functions without severe systemic disruption), or would not facilitate an orderly resolution of Citigroup under the U.S. Bankruptcy Code, and Citigroup fails to resubmit a resolution plan that remedies any identified deficiencies, Citigroup could be subjected to more stringent capital, leverage or liquidity requirements, or restrictions on its growth, activities or operations. If within two years from the imposition of any such requirements or restrictions Citigroup has still not remediated any identified deficiencies, then Citigroup could eventually be required to divest certain assets or operations. Any such restrictions or actions would negatively impact Citigroup’s reputation, market and investor perception, operations and strategy.

Under Citigroup’s preferred “single point of entry” resolution plan strategy, only Citigroup, the parent holding company, would enter into bankruptcy, while Citigroup’s material legal entities (as defined in the public section of its 2021 resolution plan, which can be found on the Federal Reserve’s and FDIC’s websites) would remain operational outside of any resolution or insolvency proceedings. Citigroup’s resolution plan has been designed to minimize the risk of systemic impact to the U.S. and global financial systems, while maximizing the value of the bankruptcy estate for the benefit of Citigroup’s creditors, including its unsecured long-term debt holders. In addition, in line with the Federal Reserves’s final total lossabsorbing capacity (TLAC) rule, Citigroup believes it has developed the resolution plan so that Citigroup’s shareholders and unsecured creditors—including its unsecured long-term debt holders—bear any losses resulting from Citigroup’s bankruptcy. Accordingly, any value realized by holders of its unsecured long-term debt may not be sufficient to repay the amounts owed to such debt holders in the event of a bankruptcy or other resolution proceeding of Citigroup. The FDIC has also indicated that it was developing a single point of entry strategy to implement the Orderly Liquidation Authority under Title II of the Dodd-Frank Act, which provides the FDIC with the ability to resolve a firm when it is determined that bankruptcy would have serious adverse effects on financial stability in the U.S. As previously disclosed, in response to feedback received from the Federal Reserve and FDIC, Citigroup took the following actions:

(i) Citicorp LLC (Citicorp), an existing wholly owned subsidiary of Citigroup, was established as an intermediate holding company (an IHC) for certain of Citigroup’s operating material legal entities;

(ii)

Citigroup executed an inter-affiliate agreement with Citicorp, Citigroup’s operating material legal entities and certain other affiliated entities pursuant to which Citicorp is required to provide liquidity and capital support to Citigroup’s operating material legal entities in the event Citigroup were to enter bankruptcy proceedings (Citi Support Agreement);

(iii)	pursuant to the Citi Support Agreement:

Citigroup made an initial contribution of assets, including certain high-quality liquid assets and inter-affiliate loans (Contributable Assets), to Citicorp, and Citicorp became the business-as-usual funding vehicle for Citigroup’s operating material legal entities;

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•

Citigroup will be obligated to continue to transfer Contributable Assets to Citicorp over time, subject to certain amounts retained by Citigroup to, among other things, meet Citigroup’s near-term cash needs;

•	in the event of a Citigroup bankruptcy, Citigroup will be required to contribute most of its remaining assets to Citicorp; and

(iv) the obligations of both Citigroup and Citicorp under the Citi Support Agreement, as well as the Contributable Assets, are secured pursuant to a security agreement. The Citi Support Agreement provides two mechanisms, besides Citicorp’s issuing of dividends to Citigroup, pursuant to which Citicorp will be required to transfer cash to Citigroup during business as usual so that Citigroup can fund its debt service as well as other operating needs: (i) one or more funding notes issued by Citicorp to Citigroup and (ii) a committed line of credit under which Citicorp may make loans to Citigroup.

In addition to Citigroup’s required resolution plan under Title I of the Dodd-Frank Act, Title II of the Dodd-Frank Act grants the FDIC the authority, under certain circumstances, to resolve systemically important financial institutions, including Citigroup. This resolution authority is commonly referred to as the FDIC’s “orderly liquidation authority.” Under the FDIC’s stated preferred “single point of entry” strategy for such resolution, the bank holding company (Citigroup) would be placed in receivership; the unsecured long-term debt and shareholders of the parent holding company would bear any losses; the FDIC would use its power to create a “bridge entity” for Citigroup; transfer the systemically important and viable parts of its business, principally the stock of Citigroup’s main operating subsidiaries and any intercompany claims against such subsidiaries, to the bridge entity; and recapitalize the operating subsidiaries using assets of Citigroup that have been transferred to the bridge entity and exchange external debt claims against Citigroup for equity in the bridge entity. Under this Title II resolution strategy, the value of the stock of the bridge entity that would be redistributed to holders of the debt securities offered by use of this prospectus and other debt securities of Citigroup may not be sufficient to repay all or part of the principal amount and interest on the debt securities and those other securities. Any of the securities being offered by this prospectus may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding with respect to Citigroup, including a proceeding under the “orderly liquidity authority” provisions of the Dodd-Frank Act. To date, the FDIC has not formally adopted a single point of entry resolution strategy and it is not obligated to follow such a strategy in a Title II resolution of Citigroup.

Under the regulations of the Federal Reserve, a bank holding company is required by law to act as a source of financial and managerial strength for its subsidiary banks. As a result, the Federal Reserve may require Citigroup Inc. to commit resources to its subsidiary banks even if doing so is not otherwise in the interests of Citigroup Inc. or its shareholders or creditors, reducing the amount of funds available to meet its obligations.

Under the terms of the Indenture, a Citigroup bankruptcy, insolvency or resolution proceeding will not constitute an event of default with respect to any series of debt securities issued by Citigroup Global Markets Holdings. Moreover, it will not constitute an event of default with respect to any series of Citigroup Global Markets Holdings debt securities if the guarantee of the debt securities by Citigroup ceases to be in full force and effect for any reason, including Citigroup’s insolvency or resolution. Should the Citigroup guarantee no longer be in effect, Citigroup Global Markets Holdings will become the sole obligor under its debt securities, and there can be no assurance that it would be able to continue to meet its obligations under the debt securities.

In the event that Citigroup Global Markets Holdings also enters bankruptcy, at the time of Citigroup’s bankruptcy filing or at a later time, holders of debt securities issued by Citigroup Global Markets Holdings would be unsecured creditors of Citigroup in respect of the Citigroup guarantee and, accordingly, cannot be assured that the Citigroup guarantee would protect them against losses resulting from a Citigroup Global Markets Holdings’ default.

Institutional Clients Group (“ICG”) provides corporate, institutional and public sector around the world with a full range of wholesale banking products and services, including fixed income and equity sales and trading,

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foreign exchange, prime brokerage, derivative services, equity and fixed income research, corporate lending, investment banking and advisory services, , cash management, trade finance and securities services. ICG transacts with clients in both cash instruments and derivatives, including fixed income, foreign currency, equity and commodity products.

ICG revenue is generated primarily from fees and spreads associated with these activities. ICG earns fee income for assisting clients with transactional services and clearing and providing brokerage and investment banking services and other such activities. Revenue generated from these activities is recorded in Investment banking and Commissions and fees. Revenue is also generated from assets under custody and administration, which is primarily recorded in Administration and other fiduciary fees.

In addition, as a market maker, ICG facilitates transactions, including holding product inventory to meet client demand, and earns the differential between the price at which it buys and sells the products. These price differentials and the unrealized gains and losses on the inventory are recorded in Principal transactions. Other primarily includes realized gains and losses on available-for-sale debt securities, gains and losses on equity securities not held in trading accounts and other non-recurring gains and losses. Interest income earned on assets held, less interest paid on long- and short-term debt, secured financing transactions and customers deposits, is recorded as Net interest income.

The amount and types of Markets revenues are impacted by a variety of interrelated factors, including market liquidity; changes in market variables such as interest rates, foreign exchange rates, equity prices, commodity prices and credit spreads, as well as their implied volatilities; investor confidence; and other macroeconomic conditions. Assuming all other market conditions do not change, increases in client activity levels or bid/offer spreads generally result in increases in revenues. However, changes in market conditions can significantly impact client activity levels, bid/offer spreads and the fair value of product inventory. For example, a decrease in market liquidity may increase bid/offer spreads, decrease client activity levels and widen credit spreads on product inventory positions.

ICG’s international presence is supported by trading floors in approximately 80 countries and a proprietary network in 95 countries and jurisdictions. At December 31, 2022, ICG had $1.7 trillion in assets and $845 billion in deposits. Securities services managed $22.2 trillion in assets under custody and administration at December 31, 2022, of which Citi provided both custody and administrative services to certain clients related to $1.9 trillion of such assets. Managed assets under trust were $4.0 trillion at December 31, 2022.

The principal office of Citigroup is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

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CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Citigroup Global Markets Holdings Inc., operating through its subsidiaries, engages in full-service investment banking and securities brokerage business. As used in this description, Citigroup Global Markets Holdings and the Company refer to Citigroup Global Markets Holdings Inc. and its consolidated subsidiaries. Citigroup Global Markets Holdings operates in the ICG segment.

The principal offices of Citigroup Global Markets Holdings are located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000. Citigroup Global Markets Holdings was incorporated in New York on February 23, 1977 and is the successor to Salomon Smith Barney Holdings Inc., a Delaware corporation, following a statutory merger effective on July 1, 1999, for the purpose of changing its state of incorporation. On April 7, 2003, Citigroup Global Markets Holdings filed a Restated Certificate of Incorporation in the State of New York changing its name from Salomon Smith Barney Holdings Inc. to Citigroup Global Markets Holdings Inc.

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USE OF PROCEEDS AND HEDGING

General.    Citigroup Global Markets Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units and the operating units of Citigroup and its subsidiaries;

•	funding investments in, or extensions of credit or capital contributions to, its and Citigroup’s subsidiaries;

•	financing possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup Global Markets Holdings expects to incur additional indebtedness in the future to fund its businesses. Citigroup Global Markets Holdings or one or more affiliates may enter into a derivative or other transaction in connection with the sale of the offered securities and may earn additional income from that transaction.

Use of Proceeds Relating to Indexed Notes.    Citigroup Global Markets Holdings or one or more of its affiliates may use all or some of the proceeds received from the sale of indexed notes to purchase or maintain positions in the underlying assets. Citigroup Global Markets Holdings or one or more of its affiliates may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup Global Markets Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such indexed notes.

Citigroup Global Markets Holdings expects that it or one or more of its affiliates will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup Global Markets Holdings or one or more of its affiliates may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

In addition, Citigroup Global Markets Holdings or one or more of its affiliates may purchase or otherwise acquire a long or short position in indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup Global Markets Holdings or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

If Citigroup Global Markets Holdings or one or more of its affiliates has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup Global Markets Holdings or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Global Markets Holdings or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the indexed notes declines. Citigroup Global Markets Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

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Citigroup Global Markets Holdings has no reason to believe that its hedging activities, as well as those of its affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup Global Markets Holdings cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or values. Citigroup Global Markets Holdings will use the remainder of the proceeds from the sale of indexed notes for the general corporate purposes described above.

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EUROPEAN MONETARY UNION

The foreign currencies in which debt securities may be denominated or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “Participating Member States”).

The current Participating Member States are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czechia, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden. Other member states of the European Union may also become participating member states of the single Euro currency.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be guaranteed unsecured and unsubordinated obligations of Citigroup Global Markets Holdings. The debt securities will be issued under a senior debt indenture dated as of March 8, 2016 and supplemented from time to time. The senior debt indenture, as amended, is sometimes referred to in this prospectus as the “indenture.” The senior debt indenture (or form thereof) has been filed with the SEC and is included in the registration statement on Form S-3 under the Securities Act of 1933, as amended, of which this prospectus forms a part. In the event of (i) any conflict between a provision of the senior debt indenture and the Trust Indenture Act of 1939, as amended (the “TIA”) or (ii) the omission of a provision required to be included in the senior debt indenture by the TIA, the TIA will control.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement and/or pricing supplement. Copies of the indenture may be obtained from Citigroup Global Markets Holdings, Citigroup or the trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference. If any debt securities are to be issued under an indenture having terms that differ from those described below, the terms of such indenture will be as described in the applicable supplement for the offering of such debt securities.

As used in this prospectus, the term “supplement” means either a prospectus supplement or a pricing supplement, as applicable.

Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the indenture will be The Bank of New York Mellon. Citigroup Global Markets Holdings has appointed Citibank, N.A. to act as registrar and paying agent under the indenture.

General

The indenture provides that unsecured senior debt securities of Citigroup Global Markets Holdings, the payment on which is fully and unconditionally guaranteed by Citigroup, may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup Global Markets Holdings. Citigroup Global Markets Holdings also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.

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United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup Global Markets Holdings at a discount or a premium will be described in the applicable supplement.

Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities, to participate in the assets of Citigroup’s subsidiaries (other than Citigroup Global Markets Holdings) upon any subsidiary’s liquidation. Similarly, because Citigroup Global Markets Holdings is also a holding company, the claims of creditors of Citigroup Global Markets Holdings’ subsidiaries will have a priority over Citigroup Global Markets Holdings’ equity rights and the rights of Citigroup Global Markets Holdings’ creditors, including the holders of debt securities, to participate in the assets of Citigroup Global Markets Holdings’ subsidiaries upon any subsidiary’s liquidation.

The applicable supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•

if any payments may be made at the election of Citigroup Global Markets Holdings or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

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•	the terms and conditions on which the debt securities may be redeemed at the option of Citigroup Global Markets Holdings;

•	any obligation of Citigroup Global Markets Holdings to redeem, purchase or repay the debt securities at the option of a holder and the terms and conditions of redemption, purchase or repayment;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities (Section 3.01).

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of any kind will be set forth in the supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup Global Markets Holdings. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof (Section 2.01). The supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable supplement. However, when interests in such debt securities are held through The Depository Trust Company (“DTC”), all payments in respect of such debt securities will be made in U.S. dollars. See “— Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversions” below.

Citigroup Global Markets Holdings may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.

The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “— Book-Entry Procedures and Settlement.”

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the registrar maintained for such purpose in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup Global Markets Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.06).

Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between

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Citigroup Global Markets Holdings and Citibank, N.A., London Branch, as registrar, fiscal agent and principal paying agent. The terms “registrar,” “fiscal agent,” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London, England.

Payments of Principal and Interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “— Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “— Definitive Notes and Paying Agents.”

Interest on the debt securities will be paid on the dates specified in connection with a particular offering of debt securities (each, an “interest payment date”). If an interest payment date for a fixed rate note or the maturity date or redemption date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date or redemption date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on the debt securities will be made to the persons in whose names the notes are registered at the close of business on the Business Day preceding an interest payment date.

Interest on the debt securities will be paid on the dates specified in connection with each particular offering of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; and (c) in New York and London and which is also a TARGET business day (“TARGET”), in the case of Euro-denominated debt securities. A “TARGET business day” is a day on which TARGET 2 is open for the settlement of payment in Euro, and “TARGET 2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. Unless otherwise specified in connection with a particular offering of debt securities, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

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Interest Rate Determination

Fixed Rate Notes

Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable supplement until its principal amount is paid or made available for payment.

Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of ¥1 to be rounded upwards to the nearest ¥1 per debt security. The rounding convention for any other currency will be set forth in the applicable supplement.

Floating Rate Notes

Each floating rate note will bear interest at the interest rate specified in the supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date.

The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable supplement, as determined on the relevant interest determination date (as defined in the applicable supplement), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement and the spread multiplier is the percentage specified in the applicable supplement.

Each floating rate note will bear interest for each interest period at a rate determined by Citibank, N.A., acting as calculation agent. Promptly upon determination, the calculation agent will inform the trustee and Citigroup Global Markets Holdings of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup Global Markets Holdings. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All

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currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

Book-Entry Procedures and Settlement

Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank, SA/NV, or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or, for notes held through DTC, in U.S. dollars. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversions” below.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

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Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)

the depositary is unwilling or unable to continue as depositary for such global security and Citigroup Global Markets Holdings is unable to find a qualified replacement for the depositary within 90 days;

(b)

the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or Clearstream, Euroclear, CREST or any other securities depositary, book-entry system or clearing agency located outside the United States which is so authorized to act under applicable law and, in each case, Citigroup Global Markets Holdings notifies the trustee that it is unable to find a qualified successor depositary; or

(c)	Citigroup Global Markets Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under

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“— Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities under the indenture.

The indenture provides for the replacement of a mutilated, lost, stolen or destroyed security, so long as the applicant furnishes to Citigroup Global Markets Holdings and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup Global Markets Holdings’ paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars). Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup Global Markets Holdings’ paying agents. Citigroup Global Markets Holdings also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup Global Markets Holdings’ paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 388 Greenwich Street, 14th Floor, New York, New York 10013. Citigroup Global Markets Holdings’ paying agent in London is Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London, England.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A., listed above, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup Global Markets Holdings and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A. Upon surrender, Citigroup Global Markets Holdings will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A., as requested by the owner of such new debt securities. Citigroup Global Markets Holdings will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in

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respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup Global Markets Holdings upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup Global Markets Holdings, and the trustee and paying agents will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce Citigroup Global Markets Holdings’ payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup Global Markets Holdings’ payment obligations will generally become unenforceable.

Ranking

The debt securities will be issued under the indenture, will be guaranteed unsecured and unsubordinated obligations of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup Global Markets Holdings, whether existing at the time of issuance or created thereafter.

Covenants

Limitations on Liens.    The indenture provides that neither Citigroup Global Markets Holdings nor Citigroup will, and each will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of debt securities and, at its option, any other senior indebtedness ranking equally with such series of debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Sections 5.04 and 16.04).

With respect to Citigroup Global Markets Holdings and Citigroup, as applicable (each, a “Citi entity”), “Significant Subsidiary” means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

•

The Citi entity’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Citi entity and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•

The Citi entity’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•

The Citi entity’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Citi entity and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means any corporation or other entity of which a majority of the voting power of the voting securities or, in the case of a partnership or any other entity other than a corporation, the outstanding equity interests, shall at the time be owned, directly or indirectly, by the Citi entity, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, or substantially equivalent

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interests in the case of an entity other than a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Sections 5.04 and 16.04).

Limitations on Mergers and Sales of Assets.    The indenture provides that neither Citigroup Global Markets Holdings nor Citigroup will merge or consolidate with another entity or sell other than for cash or lease all or substantially all its assets to another entity, except, in the case of Citigroup, if such lease or sale is to one or more of its Subsidiaries, unless:

•

either (1) the Citi entity is the continuing entity, or (2) the successor entity, if other than the Citi entity, is a U.S. corporation, partnership or trust and expressly assumes by supplemental indenture the obligations of the Citi entity evidenced by the securities issued pursuant to the indenture; and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Sections 5.05 and 16.05).

Other than the restrictions described above, the indenture does not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indenture

Under the indenture, Citigroup Global Markets Holdings, Citigroup and the trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

Citigroup Global Markets Holdings, Citigroup and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series that are affected by such modification, modify the indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected:

•	extend the fixed date on which the principal or any installment of interest on any such securities is due and payable;

•	reduce the rate of interest on such securities;

•	reduce the principal amount of such securities;

•	reduce the principal amount of any securities issued originally at a discount that would be due and payable upon a declaration of the acceleration of the maturity thereof;

•	change the currency in which any such securities are payable; or

•	impair the right to sue for the enforcement of any payment on or after the fixed date on which such payment is due and payable.

In addition, no such modification may:

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•	change the rights, duties or immunities of the trustee under the indenture unless the trustee agrees to such change(Sections 15.01, 15.02 and 15.03).

Events of Default and Defaults

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;

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•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•

failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup will not constitute an event of default with respect to any series of debt securities. Similarly, any breach of a covenant in the indenture by Citigroup (other than payment default) will not constitute an event of default with respect to any series of debt securities. Furthermore, it will not constitute an event of default with respect to any series of debt securities if the guarantee of the debt security by Citigroup ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution proceedings relating to Citigroup (in the absence of any such event occurring with respect to Citigroup Global Markets Holdings) will not permit any of the debt securities to be declared due and payable. In addition, a breach of a covenant by Citigroup (including, for example, a breach of Citigroup’s covenants with respect to mergers, the sale of all or substantially all its assets or limitations on liens, as described above under “— Covenants”), other than payment default, will not permit any of the debt securities to be declared due and payable. The value you receive on any series of debt securities may be significantly less than what you would have otherwise received had the debt securities been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution proceedings relating to Citigroup or the breach of a covenant by Citigroup or upon Citigroup’s guarantee ceasing to be in full force and effect.

If an event of default regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup Global Markets Holdings and Citigroup are required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup Global Markets Holdings and Citigroup of its obligations under the indenture during the preceding year (Section 5.06).

No event of default regarding one series of debt securities issued under the indenture is necessarily an event of default regarding any other series of debt securities (Section 6.02). For purposes of this section, “series” refers to debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indenture and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity satisfactory to it (Section 10.01).

If an event of default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer security and indemnity reasonably satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 6.07).

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Defeasance

Unless otherwise specified in connection with a particular offering of debt securities, after Citigroup Global Markets Holdings has deposited with the paying agent cash and/or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup Global Markets Holdings has deposited with the paying agent funds in the currency specified in the applicable supplement and/or other government securities specified in the applicable supplement in trust for the benefit of the beneficial owners sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then Citigroup Global Markets Holdings, at its option:

•	will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge” (Section 12.02); or

•	will cease to be under any obligation under specific covenants, relating to the debt securities of such series, which is known as “covenant defeasance” (Section 12.03).

In the case of both defeasance and discharge and covenant defeasance, Citigroup Global Markets Holdings must also deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of such series will have no United States federal income tax consequences as a result of such deposit (Section 12.04).

When there is a defeasance and discharge, (1) the indenture will no longer govern the debt securities of such series, (2) Citigroup Global Markets Holdings and Citigroup will no longer be liable for payment and (3) the beneficial owners of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup Global Markets Holdings and Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory or optional sinking fund payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if Citigroup Global Markets Holdings exercises its defeasance and discharge or covenant defeasance options (Sections 12.02 and 12.03).

Citigroup Guarantees

The payments due on debt securities issued by Citigroup Global Markets Holdings will be fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Global Markets Holdings does not make any required payment in respect of its debt securities when due, Citigroup will cause the payment to be made at the same address at which Citigroup Global Markets Holdings is obligated to make such payment. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Citigroup without taking any action whatsoever against Citigroup Global Markets Holdings. Citigroup’s obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Global Markets Holdings pursuant to any applicable law or statute. The indenture permits Citigroup, at its option and without the consent of the holders of the debt securities of any series, to assume all of the obligations of Citigroup Global Markets Holdings under any debt securities. Upon any such assumption, Citigroup Global Markets Holdings will be released from its obligations under such debt securities.

Concerning the Trustee

Citigroup Global Markets Holdings, Citigroup and certain of their affiliates have had and may continue to have banking relationships with the trustee in the ordinary course of business.

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CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS AFFECTING

DEBT SECURITIES DENOMINATED IN A FOREIGN CURRENCY

Currency Conversions

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in a foreign currency which are offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) which will be deposited with Citibank, N.A., London Branch, as custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars.

As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup Global Markets Holdings. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued.

Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see “— Foreign Exchange Risks” below.

Judgments in a Foreign Currency

The debt securities will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Foreign Exchange Risks

An investment in debt securities which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Citigroup Global Markets Holdings has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any

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particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.

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PLAN OF DISTRIBUTION

Citigroup Global Markets Holdings may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer affiliate of Citigroup Global Markets Holdings.

The supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Citigroup Global Markets Holdings from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

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These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Citigroup Global Markets Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the supplement relating to that transaction.

Offered securities may be sold directly by Citigroup Global Markets Holdings to one or more institutional purchasers, or through agents designated by Citigroup Global Markets Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup Global Markets Holdings to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Citigroup Global Markets Holdings may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable supplement.

If so indicated in the applicable supplement, Citigroup Global Markets Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup Global Markets Holdings at the public offering price set forth in such supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the supplement and the supplement will set forth the commission payable for solicitation of such contracts.

Conflicts of Interest. The broker-dealer affiliates of Citigroup Global Markets Holdings, including Citigroup Global Markets Inc., are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup Global Markets Holdings’ broker-dealer affiliates participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer affiliate of Citigroup Global Markets Holdings will sell the offered securities to an account over which Citigroup or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer subsidiary has received specific written approval of the transaction from the account holder.

This prospectus, together with any applicable supplement, may also be used by any broker-dealer affiliate of Citigroup Global Markets Holdings in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup Global Markets Holdings’ broker-dealer affiliates may act as principal or agent in such transactions. None of Citigroup Global Markets Holdings’ broker-dealer affiliates have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup Global Markets Holdings and Citigroup and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

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Underwriters, dealers and agents may be entitled, under agreements with Citigroup Global Markets Holdings and Citigroup, to indemnification by Citigroup Global Markets Holdings and Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Global Markets Holdings and affiliates of Citigroup Global Markets Holdings in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

Alexia Breuvart, General Counsel of Citigroup Global Markets Holdings, and Barbara Politi, Associate General Counsel — Capital Markets of Citigroup, or counsel to be identified in the applicable supplement, will act as legal counsel to Citigroup Global Markets Holdings and Citigroup. Ms. Breuvart and Ms. Politi each respectively beneficially own, or have rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries, including Citigroup Global Markets Holdings, and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup Inc. and its subsidiaries at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

29

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor do they seek an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 7, 2023

PROSPECTUS SUPPLEMENT

(To prospectus dated March 7, 2023)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

General Terms of Sale

The following terms will generally apply to the medium-term senior notes that we will sell from time to time using this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, product supplement and/or other supplement. Citigroup Global Markets Holdings will include information on the specific terms for each note in a pricing supplement, product supplement and/or other supplement (each of which we refer to as a “supplement”) to this prospectus supplement that Citigroup Global Markets Holdings will deliver to prospective buyers of any note.

•	The notes will have maturities of nine months or more from the date of issue, unless otherwise specified in the applicable supplement.

•

The notes may be issued as indexed notes. The payment or deliveries at maturity and/or payments of interest, if any, on indexed notes may be linked to the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or a basket of one or more of the foregoing, as specified in the applicable supplement.

•	The notes may be settled in cash or in other property, as specified in the applicable supplement.

•	The terms of specific notes may permit or require redemption or repurchase at our option or the option of the holder.

•	The notes will be denominated in U.S. dollars, unless otherwise specified by us and described in the applicable supplement.

•	The notes may bear interest at a fixed or floating interest rate or may bear no interest.

•	The notes will not be listed on any securities exchange, unless otherwise specified in the applicable supplement.

•	The notes are part of our senior indebtedness.

•

You should review “Description of Debt Securities” in the accompanying prospectus, “Description of the Notes” in this prospectus supplement and each other applicable supplement for specific terms that apply to your notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement, product supplement or other supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Our affiliate, Citigroup Global Markets Inc., has agreed to use reasonable efforts to solicit offers to purchase these notes as our agent. The agent may also purchase these notes as principal at prices to be agreed upon at the time of sale. The agent may resell any notes it purchases as principal at a fixed public offering price, at prevailing market prices or at other prices, as the agent determines.

These notes are unsecured obligations of Citigroup Global Markets Holdings Inc., and the guarantee of these notes is an unsecured obligation of Citigroup Inc. These notes, and the guarantee of these notes by Citigroup Inc., are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Citigroup

March 7, 2023

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any other applicable supplement and in any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the applicable document. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

References in this prospectus supplement to “Citigroup Global Markets Holdings,” “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Prospectus Supplement

i

RISK FACTORS

Risk Factors Relating to Notes Denominated in a Non-U.S. Currency

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on one or more currencies other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. Such risks include, but are not limited to:

•	the possibility of significant market changes in exchange rates between U.S. dollars and the relevant currencies;

•	the possibility of significant changes in exchange rates between U.S. dollars and the relevant currencies resulting from official redenomination or revaluation of such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot be readily foreseen, such as:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, exchange rates between the U.S. dollar and some foreign currencies in which Citigroup Global Markets Holdings’ notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the exchange rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against the U.S. dollar may result in a decrease in the effective yield of such foreign currency note below its interest rate and could result in a substantial loss to the investor on a U.S. dollar basis.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal of, or premium (if any) or interest on, a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, premium (if any) or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup Global Markets Holdings when payments on a note are due because of circumstances beyond the control of Citigroup Global Markets Holdings. In this event, Citigroup Global Markets Holdings will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See “— The Unavailability of Currencies Could Result in a Substantial Loss to You” and “Description of the Notes — Supplemental Provisions Relating to Non-U.S. Dollar Notes — Payment of Principal and Interest” below.

The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except where otherwise expressly noted. We cannot advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any applicable supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings’ control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

Unless otherwise specified in the applicable pricing supplement, if the specified currency of a note is officially redenominated, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on such note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings’ obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of the European Monetary Union, see “European Monetary Union” in the accompanying prospectus and any disclosure on the European Monetary Union in an applicable supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Other Risk Factors

Events of Bankruptcy or Insolvency or Resolution Proceedings Relating to Citigroup Inc. and Covenant Breach by Citigroup Inc. Will Not Constitute an Event of Default With Respect to the Notes.

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. will not constitute an event of default with respect to the notes. Similarly, any breach of a covenant in the indenture by Citigroup Inc. (other than payment default) will not constitute an event of default with respect to the notes. Furthermore, it will not constitute an event of default with respect to the notes if the guarantee of the notes by Citigroup Inc. ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. (in the absence of any such event occurring with respect to Citigroup Global Markets Holdings) will not permit the notes to be declared due and payable. In addition, a breach of a covenant by Citigroup Inc. (including, for example, a breach of Citigroup Inc.’s covenants with respect to mergers, the sale of all or substantially all its assets or limitations on liens), other than payment default, will not permit the notes to be declared due and payable. The value you receive on the notes may be significantly less than what you would have otherwise received had the notes been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. or the breach of a covenant by Citigroup Inc. or upon Citigroup Inc.’s guarantee ceasing to be in full force and effect.

The U.S. Federal Tax Consequences of an Assumption of the Notes are Unclear.

The notes may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a taxable modification of the notes is not entirely clear and, if the Internal Revenue Service (the “IRS”) were to treat the assumption as a taxable modification, a U.S. holder would generally be required to recognize gain (if any) on the notes and the timing and character of income recognized with respect to the notes after the assumption could be affected significantly. A changed treatment of the notes could have possible withholding tax consequences to Non-U.S. Holders (as defined under “United States Federal Tax Considerations — Tax Consequences to Non-U.S. Holders”). You should read carefully the discussion under “United States Federal Tax Considerations” in this prospectus supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an assumption of the notes.

Additional risks specific to particular notes will be detailed in an applicable pricing supplement, product supplement and/or other supplement.

IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for each note in the currency specified by Citigroup Global Markets Holdings for such note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, Citigroup Global Markets Holdings’ exchange rate agent may at its discretion arrange for the exchange of U.S. dollars into such specified currency to enable the purchaser to pay for such note. Each such exchange will be made by the exchange rate agent. The terms, conditions, limitations and charges that the exchange rate agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the lawful currency of the United States.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement and in other information incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Generally, forward-looking statements are not based on historical facts but instead represent Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target and illustrative, and similar expressions or future or conditional verbs such as will, should, may, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results of operations and financial conditions including capital and liquidity may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus supplement and the accompanying prospectus, and the factors and uncertainties summarized under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Precautionary statements included in such filings should be read in conjunction with this prospectus supplement and the accompanying prospectus.

Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Medium-Term Senior Notes, Series N supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The applicable pricing supplement and any applicable product supplement or other supplement (each of which we refer to as a “supplement”) for each offering of notes will contain the specific information and terms for that offering. If any information in the applicable supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the applicable supplement. The applicable supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and each other applicable supplement in making your investment decision.

General

The notes are a series of senior debt securities issued under Citigroup Global Markets Holdings’ senior debt indenture dated as of March 8, 2016 and as amended from time to time among Citigroup Global Markets Holdings, Citigroup, as guarantor, and The Bank of New York Mellon, as trustee, the payments on which are fully and unconditionally guaranteed by Citigroup Inc. You should review the accompanying prospectus for further information about Citigroup Global Markets Holdings’ senior indenture. The information in this section “Description of the Notes” supplements, and should be read together with, the information in the section “Description of Debt Securities” in the accompanying prospectus. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

The notes will constitute part of the senior indebtedness of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured debt of Citigroup Global Markets Holdings other than subordinated debt. The guarantee of payments due on the notes will constitute part of the senior indebtedness of Citigroup and will rank on an equal basis with all other unsecured debt of Citigroup other than subordinated debt. See “Description of Debt Securities — Citigroup Guarantees” in the prospectus.

The applicable supplement relating to a note will describe the following terms, to the extent applicable:

•	the specified currency for such note, if other than U.S. dollars;

•	the price at which such note will be issued;

•	the original issue date on which such note will be issued;

•	the date of the stated maturity;

•	if such note is a fixed rate note, the rate per annum at which such note will bear any interest, and whether and the manner in which such rate may be changed prior to its stated maturity;

•	if such note is a floating rate note, relevant terms such as:

(1) the base rate;

(2) the initial interest rate;

(3) the interest periods or the interest reset dates;

(4) the interest payment dates;

(5) any index maturity;

(6) any maximum interest rate;

(7) any minimum interest rate;

(8) any spread or spread multiplier; and

(9) any other terms relating to the particular method of calculating the interest rate for such note and whether and how any spread or spread multiplier may be changed prior to stated maturity;

•	whether such note is a note issued originally at a discount;

•	if such note is an amortizing note, the terms for repayment prior to stated maturity;

•

if such note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its stated principal amount and the manner in which the amount payable at stated maturity will be determined;

•	if such note may be settled in any property or currency other than U.S. dollars, the type of such property or currency and the manner in which it will be determined;

•

if such note may be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, prior to stated maturity as described under “Optional Redemption, Repayment and Repurchase” below, the terms of its redemption or repayment;

•	if such note has an optional extension beyond its stated maturity, the terms of such optional extension;

•	the form of such notes, if other than a global security registered in the name of a nominee of DTC;

•	any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

•	if such note is a renewable note, the specific terms governing renewability;

•	the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

•	any other terms of such note that are not inconsistent with the provisions of the indenture under which such note will be issued.

Indexed Notes

Citigroup Global Markets Holdings may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or a basket of one or more of the foregoing, as specified in the applicable supplement (each, an “index”). Indexed principal notes will have a stated principal amount set forth in the applicable supplement. With respect to indexed principal notes, references to the payment of “principal” in this prospectus supplement or the accompanying prospectus (other than the “stated principal amount”) in the context of the amount payable at stated maturity or earlier redemption or repayment are to the amount payable on such note at stated maturity or earlier redemption or repayment, as specified in the applicable supplement, other than any interest payable at such time. Such amount may be greater than, equal to or less than the stated principal amount of such note at issuance.

A description of the index used in any determination of the payment at maturity or an interest payment, and the method or formula by which such payments will be determined based on such index, will be set forth in the applicable supplement.

If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the stated principal amount of such indexed note unless specified otherwise in connection with a particular offering of notes. If an indexed rate note is also an indexed principal note, the amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the stated principal amount.

Unless otherwise set forth in the applicable supplement, the regular record date for any interest payment date for an indexed note will be the business day immediately preceding the relevant interest payment date.

Unless otherwise specified in connection with a particular offering of notes, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the stated principal amount of such notes.

The interest rate on an indexed rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that have an aggregate principal amount that is less than $2,500,000.

An investment in indexed notes has significant risks, including wide fluctuations in value prior to maturity and in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular index (or the components of the index, as applicable) to which the note is linked and economic and political events over which Citigroup Global Markets Holdings has no control. Fluctuations in the price or level of any index that have occurred in the past are not indicative of fluctuations that may occur during the term of any indexed notes.

Prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

Supplemental Provisions Relating to Non-U.S. Dollar Notes

Public Offering Price

The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in connection with a particular offering of notes, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such specified currency on the applicable issue date. Such determination will be made by Citigroup Global Markets Holdings or its agent, as the exchange rate agent for the applicable offering of notes.

Payment of Principal and Interest

The applicable supplement for a note may provide that Citigroup Global Markets Holdings will make one or more payments on such note in a currency other than U.S. dollars. If the applicable supplement provides for payment in a currency other than U.S. dollars and the note is held by DTC as a global security, Citigroup Global Markets Holdings will, unless otherwise specified in the applicable supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph.

Unless otherwise specified in connection with a particular offering of notes, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars that provides for payment in a currency other than U.S. dollars and that is held by DTC as a global security will be determined by the exchange rate agent:

•	based on the specified currency/U.S. dollar exchange rate prevailing at 11:00 a.m., London, England time, on the second exchange rate business day prior to the applicable payment date, or

•

if an exchange rate bid quotation is not so available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London, England selected by the exchange rate agent after consultation with Citigroup Global Markets Holdings.

The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated and payable in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup Global Markets Holdings’ control.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings’ control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on such note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings’ obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of the European Monetary Union, see “European Monetary Union” in the accompanying prospectus and any disclosure on the European Monetary Union in an applicable supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable supplement.

Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

Alternative Book-Entry Procedures and Settlement

If Citigroup Global Markets Holdings issues notes which provide for one or more payments to be made in a non-U.S. currency, the applicable supplement may specify that such notes will be cleared through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), rather than through DTC. Such notes may be issued either under the New Safekeeping Structure (the “NSS”) or the Classic Safekeeping Structure (the “CSS”). Notes issued under the NSS will be registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream. Notes issued under the CSS will be registered in the name of a nominee of a common depositary. Such common safekeeper or common depositary, as applicable, will be the depositary for such notes. The European Central Bank has announced that notes issued under the NSS will be in compliance with the “Standards for the use of EU securities settlement systems in ESCB credit operations” of the Eurosystem, provided that certain other criteria are fulfilled. If such other eligibility criteria are fulfilled, notes issued under the NSS will be eligible to be pledged as collateral in Eurosystem operations (“Eurosystem eligible”). Notes issued under the CSS will not be Eurosystem eligible.

Supplemental Provisions Relating to Floating Rate Notes

Each floating rate note will bear interest at the interest rate set forth, or otherwise described, in the applicable supplement. An interest period is the period from each interest reset date to, but not including, the following interest reset date; provided that the initial interest period is the period from the original issue date to, but not including, the first interest reset date. Unless otherwise specified in the applicable supplement, each interest payment date for a floating rate note will be an interest reset date for that note.

The interest rate for each floating rate note will be determined based on a simple per annum, interest rate basis and will be equal to, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement. The spread multiplier is the percentage specified in the applicable supplement and the spread or spread multiplier on floating rate notes may be adjusted from time to time.

As specified in the applicable supplement, a floating rate note may have either or both of the following, which will be expressed as a rate per annum on a simple interest rate basis:

•	maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

•	minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that have an aggregate principal amount that is less than $2,500,000.

Additional Base Rates

The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable supplement.

Unless otherwise specified in the applicable supplement:

•	if an interest reset date for any floating rate note would fall on a day that is not a business day, such interest reset date will be postponed to the next succeeding business day.

•

in the case of a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day.

•	if an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

Unless otherwise specified in the applicable supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on an interest determination date preceding such interest reset date, as further described in the applicable supplement.

Unless otherwise specified in the applicable supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed note, the stated principal amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate in effect on such day by the number of days specified in the applicable pricing supplement. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the number of days specified in the applicable pricing supplement.

Upon the request of the holder of any floating rate note, the calculation agent for such note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate note.

No Securities Exchange Listing

Unless otherwise specified in connection with a particular offering of debt securities, the notes will not be listed on any U.S. or international securities exchange.

Combination of Provisions

If so specified in the applicable supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described herein or in the accompanying prospectus.

Optional Redemption, Repayment and Repurchase

If so specified in the applicable supplement relating to a note, such note can be redeemed at the option of Citigroup Global Markets Holdings, in whole or in part, prior to its stated maturity. If applicable, such supplement will also indicate (1) the optional redemption date or dates on which such note may be redeemed and (2) the redemption price at which such note may be redeemed on each such optional redemption date.

Unless otherwise specified in connection with a particular offering of notes, at least 3 days prior to the date of redemption, Citigroup Global Markets Holdings will provide notice of such redemption to the trustee, and we or the trustee (at our request) will provide notice of such redemption to the holder of such note (which shall be the depositary for so long as the notes are held in book-entry form) in accordance with “Description of Debt Securities — Book Entry Procedures and Settlement — Notices” in the accompanying prospectus. Unless otherwise specified in connection with a particular offering of notes, Citigroup Global Markets Holdings may exercise such option relating to a redemption of a note in part only by notifying the trustee for such note at least 35 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of such note or notes will be issued to the holder of such note or notes upon the cancellation of such note or notes.

If so specified in the applicable supplement relating to a note, the holder of such note will have the option to elect repayment of such note by Citigroup Global Markets Holdings prior to its stated maturity. If applicable, such supplement will specify (1) the optional repayment date or dates on which such note may be repaid and (2) the optional repayment price at which such note may be repaid on each such optional repayment date.

Subject to the terms set forth in the applicable supplement, in order for a note to be repaid, the trustee must receive, at least 35 days prior to an optional repayment date:

(1)	such note with the form entitled “Option to Elect Repayment” on the reverse of such note duly completed; or

(2)

a telegram, telex, facsimile transmission, electronic mail correspondence or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

•	the name of the holder of such note;

•	the principal amount of such note to be repaid;

•	the certificate number or a description of the tenor and terms of such note; and

•	a statement that the option to elect repayment is being exercised.

Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note, provided, that the stated principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such note will be canceled and a new note or notes for the remaining stated principal amount will be issued in the name of the holder of such repaid note.

If a note is represented by a global security, the depositary’s nominee will be the holder of such note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

Except in the case of an optional redemption by Citigroup Global Markets Holdings at a stated redemption price provided for in the applicable supplement, if Citigroup Global Markets Holdings redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Citigroup Global Markets Holdings will pay the amortized principal amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement or the accompanying prospectus.

The amortized principal amount of a note on any date means the amount equal to:

•	the issue price set forth in the applicable supplement plus

•	that portion of the difference between the issue price and the principal amount of the note that has accrued by that date at

(1) the bond yield to maturity set forth in the applicable supplement, or

(2) if so specified in the applicable supplement, the bond yield to call set forth therein.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized principal amount of a note will never exceed its principal amount. The bond yield to call listed in an applicable supplement will be computed on the basis of:

•	the first occurring optional redemption date with respect to such note; and

•	the amount payable on such optional redemption date.

In the event that any such note is not redeemed on such first occurring optional redemption date, the bond yield to call that applies to such note will be recomputed on such optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

Citigroup Global Markets Holdings or any of its affiliates may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Global Markets Holdings or any of its affiliates may, at the discretion of Citigroup Global Markets Holdings, be held, resold or surrendered to the trustee for such notes for cancellation.

Other Provisions

The terms in the applicable supplement may modify any provisions relating to:

•	the determination of an interest rate basis;

•	the specification of an interest rate basis;

•	calculation of the interest rate applicable to, or the amount payable at maturity on, any note;

•	interest payment dates; or

•	any other matters.

Defeasance

The defeasance provisions described in “Description of Debt Securities — Defeasance” in the accompanying prospectus will not apply to the notes, unless otherwise specified in the applicable supplement.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Purchasers of notes at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the notes. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the underlying shares that you may receive at maturity or otherwise upon retirement or exchange of a note. You should consult your tax adviser regarding the particular U.S. federal tax consequences of the ownership and disposition of the underlying shares.

We will not attempt to ascertain whether any issuer of any underlying shares, or shares that underlie an underlying index, to which the notes relate (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the notes. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file Internal Revenue Service (“IRS”) Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Equity is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable supplement, we intend to treat the notes as debt instruments for U.S. federal income tax purposes, and the discussion herein is based on this treatment. The U.S. federal income tax treatment of other notes will be addressed in an applicable supplement.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Event.”

This disclosure generally applies to notes that provide for payments solely in cash. Special tax consequences may apply to notes that provide for one or more payments in property other than cash, and those consequences will be addressed in an applicable supplement.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of the notes that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Interest

“Qualified stated interest” on a note (as described below under “— Original Issue Discount”) generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest income on certain categories of notes are described below under “— Original Issue Discount,” “— Short-Term Notes,” “— Notes Treated as Variable Rate Debt Instruments,” “— Notes Treated as Contingent Payment Debt Instruments,” and “— Notes Treated as Foreign Currency Debt Instruments.”

Original Issue Discount

A note that has an “issue price” that is less than its “stated redemption price at maturity” will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the discount is less than a de minimis threshold under applicable Treasury regulations. Special rules governing the tax treatment of “short-term notes” and “contingent payment debt instruments” (which are not subject to this discussion) are described below under “— Short-Term Notes,” and “— Notes Treated as Contingent Payment Debt Instruments,”

respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate notes (as described under “— Notes Treated as Variable Rate Debt Instruments” below). If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the note was issued with OID.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis threshold, as determined under applicable Treasury regulations, the note will not be treated as issued with OID and therefore will not be subject to the rules described below. In this case, all stated interest on the notes will be treated as QSI, and you will include the discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

If you hold notes issued with OID (“OID notes”), you will be required to include any QSI in income when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In addition, you will be required to include OID in income as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include in ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID note. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID on the OID note that is allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” of the OID note at the beginning of the accrual period by the annual yield to maturity of the OID note, adjusted to take account of the length of the accrual period, and (ii) subtracting from that product the amount of QSI allocable to that accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments other than QSI in all prior accrual periods. The “annual yield to maturity” of an OID note is the discount rate that causes the present value on the issue date of all payments on the note to equal the issue price.

You may make an election to include in gross income all interest that accrues on any note (including, among other things, QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

A note that is subject to early redemption may be governed by rules that differ from the general rules described above for purposes of determining its yield and maturity (which may affect whether the note is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a note if the exercise of the option would lower the yield on the note. Conversely, you will generally be presumed to exercise an option to require us to repurchase a note if the exercise of the option would increase the yield on the note. If such an option is not in fact exercised, the note would be treated, solely for purposes of calculating OID, as if it were redeemed and a new note issued on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date. If such a deemed reissuance occurs when the remaining term of the notes (or the deemed remaining term of the notes based on the presumed exercise of an option) is one year or less, it is possible that the note would be treated as a short-term debt instrument for the remaining term (or deemed remaining term, as the case may be). See “— Short-Term Notes” below.

Amortizable Bond Premium

If you purchase a note (other than a contingent payment debt instrument, as described below under “—Notes Treated as Contingent Payment Debt Instruments”) for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of QSI, you generally will be considered to have purchased the note with amortizable bond premium equal to such excess. If the note is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the note using a constant-yield method. If, however, the note may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the note in that accrual period. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “— Original Issue Discount” above) for a note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Sale or Other Taxable Disposition of a Note

Upon a sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the note. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described under “— Payments of Interest” above. Your tax basis in a note will equal its cost, increased by the amounts of any OID you have previously accrued with respect to the note, if any, and decreased by any amortized premium and any principal payments you received prior to the sale or other taxable disposition of a note and by the amount of any other payments on the note that did not constitute QSI.

Generally, gain or loss realized upon the sale or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. The deductibility of capital losses is subject to limitations. Exceptions to these general rules apply to short-term notes, contingent payment debt instruments and foreign currency notes. See “— Short-Term Notes,” “— Notes Treated as Contingent Payment Debt Instruments” and “— Notes Treated as Foreign Currency Debt Instruments” below.

Short-Term Notes

The following discussion applies only to notes with a term of one year or less, from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms (“short-term notes”). Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the note currently), you will be subject to rules that generally require accrual of discount on short-term notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of short-term notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the related payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a short-term note, you will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. Your tax basis in the note should equal the amount you paid to acquire the note increased, if you accrue income on the notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” The excess of the amount received at maturity over your tax basis in the note generally should be treated as ordinary income. If you sell a short-term note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of short-term notes providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a short-term note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a short-term note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the related payment is calculated. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to floating-rate notes that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on VRDIs That Provide for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “single-rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a single-rate VRDI exceeds its issue price by an amount equal to or greater than a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues, generally in accordance with the constant-yield method described above under “— Original Issue Discount.” The constant-yield accrual of OID on a VRDI is determined by substituting a fixed rate that reflects the value of the variable rate on the issue date (or, in certain cases, a fixed rate that reflects the yield that is reasonably expected for the VRDI) for each scheduled payment of the variable rate. A fixed rate payable for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%) will be treated as a single variable rate for the purposes of this and the next paragraph.

Interest on VRDIs That Provide for Multiple Rates. This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate (other than a fixed rate described in the preceding paragraph) (a “multiple-rate VRDI”). Under applicable Treasury regulations, in order to determine the amount of QSI and OID (if any) in respect of multiple-rate VRDIs, an equivalent fixed-rate debt instrument must be constructed. The equivalent fixed-rate debt instrument is constructed in the following manner: (i) first, if the multiple-rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the note and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the multiple-rate VRDI) (the “equivalent fixed-rate debt instrument”). The rules discussed in “— Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the amount of QSI. You will be required to include any such OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “— Original Issue Discount.” QSI on a multiple-rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If a multiple-rate VRDI is not issued with OID, all stated interest on the multiple-rate VRDI will be treated as QSI.

If the amount of interest you receive in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Sale or Other Taxable Disposition of a VRDI. Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI, and reduced by any payments you received other than QSI and any amortized premium. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of the sale or other taxable disposition and short-term capital gain or loss otherwise.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on the CPDIs. We are required to determine a “comparable yield” for each issuance of CPDIs. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on the CPDIs. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•

to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Sale or Other Taxable Disposition of the CPDIs. Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on the sale or other taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. You should consult your tax adviser regarding the application of these rules.

Notes Treated as Foreign Currency Debt Instruments

General. The following discussion describes certain special rules applicable to you if you hold notes that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.” This discussion does not address currency-linked notes or foreign currency notes that provide for contingent payments or payments in or by reference to multiple currencies, which will be discussed in an applicable supplement.

The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require some or all of the gain or loss realized upon a sale or other taxable disposition of the notes that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be treated as ordinary income or loss. The rules applicable to foreign currency notes are complex, and their application may depend on your circumstances. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation. You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of QSI (or proceeds from a sale or other taxable disposition attributable to accrued QSI) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency received. If you are a cash method holder and you receive a payment of QSI in U.S. dollars, you should include the amount of this payment in income upon receipt. If you are a cash method holder and you are required to accrue OID on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the OID.

If you use the accrual method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize ordinary foreign currency gain or loss (which generally will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest (or OID) is actually received. The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including OID) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. You must apply this election consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Amortizable Bond Premium on Foreign Currency Notes. Amortizable bond premium on a foreign currency note is determined in the relevant foreign currency.

If you elect to amortize bond premium, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. You will realize ordinary foreign currency gain or loss with respect to amortized bond premium with respect to any period by treating that amortized bond premium in the same manner as a return of principal on the sale or other taxable disposition of a foreign currency note (as discussed below). If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note will be capital loss to the extent of the bond premium.

Tax Basis in Foreign Currency Notes. Your tax basis in a foreign currency note, or the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for the note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment.

If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Sale or Other Taxable Disposition of Foreign Currency Notes. Foreign currency gain or loss recognized upon the sale or other taxable disposition (including retirement) of a foreign currency note will be ordinary income or loss that generally is not treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between the U.S. dollar value of your purchase price (reduced by any bond premium previously amortized as described above) in the foreign currency of the note, (i) determined on the date the payment is received in exchange for the note or the note is disposed of, and (ii) determined on the date you acquired the note. Amounts attributable to accrued but unpaid interest will be treated as payments of interest on foreign currency notes as described above. Foreign currency gain or loss realized upon the sale or other taxable disposition of any foreign currency note will be recognized only to the extent of the total gain or loss realized on the sale or other taxable disposition of the foreign currency note. Any gain or loss realized in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a short-term note, to the extent of any discount not previously included in your income). If you recognize a loss upon a sale or other disposition of a foreign currency note above certain thresholds, you may be subject to certain reporting requirements, as described below under “Reportable Transactions.”

If you are a cash-method taxpayer who buys or sells a foreign currency note that is traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. If you are an accrual-method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations traded on established securities markets. This election cannot be changed without the consent of the IRS. You will have a tax basis in any foreign currency received on the sale or other taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of the sale or other taxable disposition. Any gain or loss on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

• an individual who is classified as a nonresident alien;

• a foreign corporation; or

• a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

Subject to the possible application of Section 897 of the Code (see “— FIRPTA” below) and the discussions below regarding “— Dividend Equivalents Under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a sale or other taxable disposition of a note, provided that (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person. We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

If you are engaged in a U.S. trade or business, and if income (including gain) from the notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a note.

Dividend Equivalents Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2025, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•

For financial instruments issued in 2025 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose at the time of the significant modification, in which case the note could become a Specified ELI at that time.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from coupons or other payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2025 that have a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, an applicable supplement will generally state the estimated amounts.

Depending on the terms of a note and whether or not it is issued prior to 2025, an applicable supplement may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes.

Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

Prospective purchasers of notes that are Specified ELIs should consult their tax advisers regarding whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, including when we or another intermediary performs the withholding required under Section 871(m), it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty.

We will not be required to pay any additional amounts in respect of amounts withheld under Section 871(m).

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any issuer of the Underlying Equity should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of notes that are regularly traded, a holding of 5% or less of the outstanding notes of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should be aware that a note that is treated as debt for U.S. federal estate tax purposes generally will not be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.” If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the notes, including the risk that the notes are subject to U.S. federal estate tax in the event that they are not treated as debt obligations for U.S. federal estate tax purposes.

Possible Taxable Event

A change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor index, the designation of a substitute or successor rate, an assumption of the notes (as discussed in the paragraph below) or other similar circumstances resulting in a material change to an underlying or to the method by which amounts payable are determined on the notes could result in a “significant modification” of the affected notes.

As provided in the accompanying prospectus under “Description of Debt Securities — Citigroup Guarantees,” our obligations under the notes may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the notes pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the notes and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the notes as a significant modification.

A significant modification of the notes would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. “Reportable transactions” include, among other things, “loss transactions” that result in a taxpayer’s claiming certain losses in excess of specified amounts and certain transactions identified by the IRS. Holders should consult their tax advisers regarding these rules.

Information Reporting and Backup Withholding

Payments on the notes, as well as the proceeds of a sale, exchange or other disposition (including retirement) of the notes, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds from the disposition (including upon retirement) of securities that provide for U.S.-source interest or certain dividend equivalents, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO U.S. FEDERAL WITHHOLDING TAXES.

PLAN OF DISTRIBUTION

The notes are being offered on a continuous basis by Citigroup Global Markets Holdings through Citigroup Global Markets Inc., as lead agent, and may be offered through additional or other agents named in the applicable supplement. The agent or agents participating in a particular offering of the notes and named in the applicable supplement are collectively referred to as the “agent.” The agent has agreed to use reasonable efforts to solicit orders to purchase notes. Citigroup Global Markets Holdings will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agent will also have the right to reject any proposed purchase in whole or in part. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any other supplement without notice.

Unless otherwise specified in connection with a particular offering of notes, the agent, acting as principal, will purchase the aggregate stated principal amount of the notes offered at the public offering price stated in the applicable supplement less an underwriting discount stated in the applicable supplement. The agent may sell the notes to the public at the public offering price or to selected dealers, which may include affiliates of ours and/or the agent, at the public offering price less a selling concession described in the applicable supplement. If so specified in the applicable supplement, the agent may sell the notes to the public or to selected dealers at varying prices to be determined at the time of each sale, which may be at prevailing market prices, at prices related to such prevailing prices or at negotiated prices. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

Citigroup Global Markets Holdings reserves the right to sell notes directly to investors on its own behalf. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Global Markets Holdings.

Unless notes are issued upon the reopening of a prior offering of notes that were listed on an exchange, no note will have an established trading market when issued. Unless otherwise specified in connection with a particular offering of notes, the notes will not be listed on any securities exchange. The agent may make a market in the notes but is not obligated to do so. If the agent does make a market for a period of time, it may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes.

Citigroup Global Markets Holdings estimates that its printing, rating agency, trustees’ and legal fees and other expenses allocable to the offering of the notes, excluding underwriting discounts and commissions, will be approximately $5,000,000.

The agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup Global Markets Holdings has agreed to indemnify the agent against liabilities relating to material misstatements and omissions, or to contribute to payments that the agent may be required to make relating to these liabilities. Citigroup Global Markets Holdings will reimburse the agent for customary legal and other expenses incurred by it in connection with the offer and sale of the notes.

Unless otherwise specified in connection with a particular offering of notes, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup Global Markets Holdings may issue other securities under the indenture referred to in the accompanying prospectus.

A portion of the net proceeds from the sale of indexed notes or floating rate notes may be used to hedge Citigroup Global Markets Holdings’ obligations under the notes. Citigroup Global Markets Holdings may hedge its obligations under the notes through an affiliate of Citigroup Global Markets Holdings and Citigroup Global Markets Inc. or through unaffiliated counterparties, and such counterparties may profit from such expected hedging activity even if the value of the notes declines. This hedging activity could affect the level or price of the index or base rate to which such notes are linked and, therefore, the value of and your return on the notes. For more information, see the section “Use of Proceeds and Hedging” in the accompanying prospectus and the applicable supplement.

Conflicts of Interest. Citigroup Global Markets Inc., and other broker-dealer affiliates of Citigroup Global Markets Holdings, are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Global Markets Inc. or Citigroup Global Markets Holdings’ other broker-dealer affiliates participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer affiliate of Citigroup Global Markets Holdings will sell notes to an account over which Citigroup Global Markets Inc. or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer affiliate has received specific written approval of the transaction from the account holder.

Any agent, underwriter or dealer that is not an affiliate of ours may presently or from time to time engage in business transactions with us, including extending loans to us.

This prospectus supplement, the accompanying prospectus and each other applicable supplement may be used by Citigroup Global Markets Inc. or other affiliates of Citigroup Global Markets Holdings in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Citigroup Global Markets Inc. or these other affiliates may act as principal or agent in such transactions.

A prospectus in electronic format may be made available on the websites maintained by the agent or one or more other dealers. The agent and other dealers may agree to allocate a number of notes for sale to their online brokerage account holders. The agent and other dealers will allocate notes to the agent and dealers that may make Internet distributions on the same basis as other allocations. In addition, notes may be sold by the agent or other dealers to dealers who resell notes to online brokerage account holders.

Certain Selling Restrictions

Bolivia

The offshore notes are not governed by Bolivian legislation nor are they registered with or regulated by the Bolivian regulatory authorities.

Brazil

The notes have not been and will not be issued or publicly placed, distributed, offered or negotiated in the Brazilian capital markets. None of Citigroup Global Markets Holdings, Citigroup and the issuance of any notes have been or will be registered with the Comissão de Valores Mobiliários (“CVM”) (Brazilian Securities Commission). Any public offering or distribution, as defined under Brazilian laws and regulations, of notes in Brazil is not legal without prior registration under Law No. 6,385, of 7 December 1976, as amended, and Instruction No. 400, issued by the CVM on 29 December 2003, as amended, or exempt from registration as permitted under Instruction No. 476, issued by the CVM on 16 January 2009. Documents relating to the offering of any notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of any such notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of notes to the public in Brazil. Therefore, the agent has represented, warranted and agreed that it will not offer or sell notes in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The notes are subject to Rule (Norma de Carácter General) No. 336, dated 27 June 2012, as amended by Rule (Norma de Carácter General) No. 452, dated 22 February 2021 (“CMF Rule 336”), both issued by the Financial Markets Commission (Comisión para el Mercado Financiero) (the “CMF”). The notes may not be offered or sold, directly or indirectly, by means of a “Public Offer,” as defined under Law No. 18.045, as amended (the “Chilean Securities Market Law”) in Chile or to any resident in Chile, except as permitted by applicable Chilean law. The notes will not be registered under the Chilean Securities Market Law with the CMF and, accordingly, the notes may not and will not be offered or sold to persons in Chile except in circumstances which do not and will not result in a public offering under Chilean law, and in compliance with CMF Rule 336, as amended. Pursuant to the Chilean Securities Market Law, a public offering of securities is an offering that is addressed to the general public or to certain specific categories or groups thereof.

CMF Rule 336 requires the following information to be provided to prospective investors in Chile:

•	An offer of the notes is subject to CMF Rule 336, dated 27 June 2012, issued by the CMF.

•

The notes are not registered with the Securities Registry (Registro de Valores), nor with the Foreign Securities Registry (Registro de Valores Extranjeros) both kept by the CMF. Therefore, the notes are not subject to the oversight of the CMF.

•	Since the notes are not registered in Chile, Citigroup Global Markets Holdings has no obligation to provide publicly available information about the notes in Chile.

•	The notes shall not be subject to public offering in Chile unless registered with the relevant securities registry kept by the CMF.

European Economic Area

The agent has represented and agreed that it has not made and will not make an offer of the notes to the public in the European Economic Area, except that it may offer the notes to the public in the European Economic Area:

(a)	at any time, to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

(b)

at any time (or, as the case may be, in any relevant specified period) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the EU Prospectus Regulation) in the European Economic Area, subject to obtaining the prior consent of the agent for any such offer; or

(c)	at any time (or, as the case may be, in any relevant specified period) in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer shall require Citigroup Global Markets Holdings or any agent to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision:

•

the expression an “offer of the notes to the public” in relation to any notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes; and

•	the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong Special Administrative Region

The agent has represented and agreed that:

(c)

it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) other than (i) where notes are shares or debentures of a corporation incorporated outside Hong Kong, to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the SFO and any rules made under the SFO; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(d) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to any notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Mexico

No notes have been, or will be, registered with the Mexican National Registry of Securities (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (the “CNBV”) pursuant to the Mexican Securities Market Law (Ley del Mercado de Valores) and may not be offered or sold publicly in Mexico. The agent has represented and/or agreed that it will not offer or sell notes publicly in the United Mexican States. The notes may be offered and sold in Mexico by the agent, on a private placement basis, to investors that qualify as institutional and accredited investors, under the Mexican Securities Market Law and regulations thereunder. The CNBV has not reviewed or approved this prospectus supplement or any other offering materials. This prospectus supplement and any other offering materials may not be publicly distributed in Mexico.

Peru

The notes may only be placed privately in Peru, provided that such offering is considered a private offering under the securities laws and regulations of Peru. The Peruvian securities law establishes that any particular offer may qualify as private, among others, if it is directed exclusively at institutional investors (as defined under Peruvian securities law and regulations). Accordingly, the notes cannot be offered or sold in Peru except if (i) such notes were previously registered with the SMV (as defined below) and listed in the LSE (as defined below), or (ii) such offering is considered a private offering under the Peruvian securities laws and regulations. The notes will not be subject to a public offering in Peru.

Therefore, neither this prospectus supplement nor any other offering materials nor any notes have been or will be registered with nor approved by the Peru’s National Corporations and Securities Supervisory Commission (Superintendencia del Mercado de Valores) (“SMV”) or the Lima Stock Exchange (“LSE”).

This prospectus supplement and other offering materials relating to the offer of the notes are being supplied to those Peruvian investors who have expressly requested them. Such materials may not be distributed to any person or entity other than the intended recipients.

Peruvian institutional investors, as defined by Peruvian securities law and regulations, must rely on their own examination of the terms of the offering of the notes to determine their ability to invest in them. No offer or invitation to subscribe for or sell the notes or beneficial interests therein can be made in Peru except in compliance with the securities laws thereof.

Peruvian residents may be taxed under Peruvian tax laws, on the profits obtained from the notes or the sale thereof. Investors must independently evaluate the application of such taxes before purchasing the notes.

Singapore

The notes are not authorized under Section 286 of the SFA (as defined below) or recognized under Section 287 of the SFA by the Monetary Authority of Singapore and the notes may not be offered to the retail public.

This prospectus supplement and any other document or material are not a prospectus as defined in the SFA, and accordingly, statutory liability under the SFA in relation to the content of prospectuses does not apply, and the offeree should consider carefully whether the investment is suitable for them. This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the SFA.

Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may the notes be offered or sold or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than pursuant to an exemption from the offering requirements under the SFA.

Where the notes are “securities” as defined in the SFA, this includes (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed to or purchased under Section 275 of the SFA by a relevant person which is:

(e)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(f)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Where the notes are “units in a collective investment scheme” as defined in the SFA, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may the notes be offered or sold or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 304 of the SFA, (b) to a relevant person (as defined in Section 305(5) of the SFA) or to any person pursuant to section 305(2) of the SFA, and in accordance with the conditions specified in section 305 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 305 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 305 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 305(2) or in Section 305A(3)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 304A(2) or Section 305A(5) of the SFA; or

(v)	as specified in Regulation 36 and 36A of the Securities and Futures (Offers of Investments) (Collective Investment Schemes) Regulations 2005 of Singapore.

Where any underlying securities or units in a collective investment scheme (for purpose of this Singapore section only, the “Underliers”) are to be delivered in connection with the notes, such Underliers may similarly only be offered in compliance with the SFA, pursuant to the relevant exemption described above.

All notes to be issued or Underliers to be delivered shall be capital markets products other than prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

United Kingdom

The agent has represented and agreed that it has not made and will not make an offer of the notes to the public in the United Kingdom except that it may make an offer of the notes to the public in the United Kingdom:

(A)	at any time, to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation;

(D)

at any time (or, as the case may be, in any relevant specified period) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the agent; or

(E)	at any time (or, as the case may be, in any relevant specified period) in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of the notes referred to in paragraphs (A) to (C) above shall require Citigroup Global Markets Holdings or any agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision:

•

the expression an “offer of the notes to the public” in relation to the notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes; and

•	the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act of 2018.

United Kingdom: additional restrictions

The agent has represented and agreed that:

(a) in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by Citigroup Global Markets Holdings;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to any of Citigroup Global Markets Holdings; and

(c) it has complied and will comply with all applicable provisions of the FSMA and the Financial Conduct Authority Handbook with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Uruguay

The notes are not and will not be registered with the Financial Services Superintendence of the Central Bank of Uruguay to be publicly offered in Uruguay, but will only be placed relying on private placement exemption (oferta privada) pursuant to section 2 of law 18,627. Neither Citigroup Global Markets Holdings nor Citigroup qualifies as an investment fund regulated by Uruguayan law 16,774, as amended. The agent has represented and agreed that notes placed in Uruguay will be placed relying on a private placement (oferta privada) pursuant to section 2 of law 18,627.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase or holding of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc. or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes will be passed upon for Citigroup Global Markets Holdings by Alexia Breuvart, General Counsel of Citigroup Global Markets Holdings, Barbara Politi, Associate General Counsel — Capital Markets of Citigroup, Davis Polk & Wardwell LLP, special products counsel to Citigroup Global Markets Holdings, and/or other counsel identified in the applicable supplement. Certain legal matters with respect to the underwriters will be passed upon by Cleary Gottlieb Steen & Hamilton LLP and/or other counsel identified in the applicable supplement. Ms. Breuvart and Ms. Politi each respectively beneficially own, or have rights to acquire under Citigroup’s employee benefit plans, less than 1% of Citigroup’s common stock.

PROSPECTUS

This prospectus applies to market-making offers and sales of all outstanding debt securities, index warrants, preferred stock, depositary shares, capital securities and guarantees issued by Citigroup Inc. (“Citigroup”), its wholly-owned subsidiary trusts or corporate predecessors and all outstanding debt securities issued by Citigroup Global Markets Holdings Inc. under the following Registration Statement numbers: 33-63663, 333-12439, 333-46628, 333-48474, 333-56088, 333-68949, 333-57364, 333-68989, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-108047, 333-117615, 333-122925, 333-132177, 333-132370, 333-135163, 333-142849, 333-146471, 333-157386, 333-157459, 333-172554, 333-172562, 333-186425, 333-191056, 333-192302, 333-214120, 333-216372, 333-224495 and 333-255302.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities referenced above or determined if this prospectus or any pricing supplement, any product supplement, any prospectus supplement and accompanying prospectus describing the terms of a specific series of securities is truthful or complete. Any representation to the contrary is a criminal offense.

These securities referenced above are not deposits or savings accounts but are unsecured obligations of the applicable issuer. The securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

One or more broker-dealer subsidiaries of Citigroup, including Citigroup Global Markets Inc., expect to offer and sell the outstanding securities referenced above as part of their business, and may act as principal or agent in such transactions. These broker-dealer subsidiaries may use this prospectus in connection with these activities.

March 7, 2023

-i-

DESCRIPTION OF THE SECURITIES

The securities referenced on the cover page of this prospectus have been issued and/or guaranteed under one of the Registration Statements listed on the cover of this prospectus. A pricing supplement, if any, product supplement, if any, prospectus supplement, if any, and prospectus describing each such security (each, a “disclosure document”) have been filed with the Securities and Exchange Commission and each of these disclosure documents is incorporated by reference herein in its entirety, except for any portion of each disclosure document that incorporates by reference the relevant issuer’s prior and future filings made with the SEC under Section  13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

MARKET-MAKING ACTIVITIES

This prospectus, together with the relevant pricing supplement, if any, product supplement, if any, prospectus supplement, if any, and prospectus describing the terms of the specific securities being offered and sold, may be used by Citigroup’s broker-dealer subsidiaries in connection with offers and sales of such securities (subject to obtaining any necessary approval of any stock exchange on which such securities are listed for any of these offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in these transactions. None of these subsidiaries is obligated to make a market in any of the securities referenced on the cover of this prospectus and any such subsidiary may discontinue any market making at any time without notice, at its sole discretion.

Conflicts of interest. Each broker-dealer subsidiary of Citigroup is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referenced on the cover page of this prospectus. Accordingly, the participation of any such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121 or will be conducted pursuant to FINRA Rule 2310, as applicable.

USE OF PROCEEDS

Neither Citigroup nor Citigroup Global Markets Holdings Inc. will receive any of the proceeds from the sale of the securities referenced on the cover page of this prospectus. All secondary market offers and sales made pursuant to this prospectus and the pricing supplement, if any, product supplement, if any, prospectus supplement, if any, and prospectus describing the terms of the specific securities being offered and sold will be for the accounts of the broker-dealer subsidiaries of Citigroup in connection with market-making transactions.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, Citigroup and Citigroup Global Markets Holdings Inc. filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission (“SEC”). This prospectus is a part of that registration statement, which includes additional information.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Such documents, reports and information are also available on Citigroup’s website: https://www.citigroup.com/citi/investor/sec.htm. Information on Citigroup’s website does not constitute part of this prospectus.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with

1

the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus, any applicable pricing supplement, any applicable product supplement, any applicable prospectus supplement and the prospectus. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 27, 2023;

•	Current Reports on Form 8-K filed on January 13, 2023, January 13, 2023 and February 21, 2023;

•	Definitive Proxy Statement on Schedule 14A, filed on March 15, 2022; and

•	Current Report on Form 8-K, dated May 11, 2009, describing Citigroup’s common stock, including any amendments or reports filed for the purpose of updating such description.

In no event, however, will any of the information that Citigroup furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

All documents filed by Citigroup specified in Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing, emailing or telephoning Citigroup at the following address:

Citigroup Investor Relations

388 Greenwich Street

New York, NY 10013

(212) 559-2718 (tel.)

Email: investorrelations@citi.com

You should rely only on the information provided in this this prospectus, any applicable pricing supplement, any applicable product supplement, any applicable prospectus supplement and the prospectus, as well as the information incorporated by reference. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you. Neither Citigroup nor Citigroup Global Markets Holdings Inc. nor any broker-dealer subsidiary of Citigroup is making an offer of the securities referenced on the cover of this prospectus in any jurisdiction where the making an offer of any of the securities referenced on the cover of this prospectus in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable pricing supplement, any applicable product supplement, any applicable prospectus supplement and the prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in other information incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target and illustrate, and similar expressions, or future or conditional verbs such as will, should, may, would and could.

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Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus and any accompanying prospectus supplement, and the factors and uncertainties summarized under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Precautionary statements included in such filings should be read in conjunction with this prospectus. Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below, except for the commission registration fee, are estimates.

Commission Registration Fee	$	*
Accounting Fees		825,000
Trustees’ Fees and Expenses		132,000
Printing and Engraving Fees		770,000
Rating Agency Fees		220,000
FINRA Fee		0
Legal Fees and Expenses		660,000
Stock Exchange Listing Fees		220,000
Miscellaneous		220,000
Total		$3,047,000

*

Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended, except for the registration fees applied in accordance with Rule 457(p) as described herein footnote (4) to Exhibit 107.1.

Item 15.	Indemnification of Directors and Officers.

Citigroup

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

The foregoing is only a general summary of certain aspects of the DCGL and Citigroup’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the by-laws of Citigroup.

Citigroup Global Markets Holdings

Section 721 of the New York Business Corporation Law, or the BCL, provides that, in addition to the indemnification provided in Article 7 of the BCL, a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the BCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the BCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the BCL in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the BCL specifies the manner in which payment of indemnification under Section 722 of the BCL or indemnification permitted under Section 721 of the BCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the BCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723. Section 725 of the BCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the BCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Article Seventh(e) of the Restated Certificate of Incorporation of Citigroup Global Markets Holdings provides in part as follows:

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Article Ninth of the Restated Certificate of Incorporation of Citigroup Global Markets Holdings provides as follows:

To the fullest extent permitted under section 402 of the BCL, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit

(a)

the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his acts violated section 719 of the BCL or

(b)	the liability of any director for any act or omission prior to adoption of a provision authorized by this paragraph.

Article Twelve of the By-laws of Citigroup Global Markets Holdings provides as follows:

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Citigroup Global Markets Holdings has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the BCL and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the BCL, as permitted by Section 721 of the BCL.

For the undertaking with respect to indemnification, see Item 17 herein.

See the Form of Underwriting Agreement Basic Provisions, Global Selling Agency Agreements and Underwriting Agreements filed or to be filed as Exhibits 1.1 through 1.14 for certain indemnification provisions.

Item 16.	Exhibits.

A list of exhibits filed with this Form S-3 is set forth on the Exhibit Index and is incorporated by reference herein.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in Exhibit 107.1 to the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
1.1	—	Form of Citigroup Inc. Amended and Restated Debt Securities Underwriting Agreement Basic Provisions.*

1.2	—	Amended and Restated Global Selling Agency Agreement relating to Citigroup’s Medium-Term Senior Notes, Series G (incorporated by reference to Exhibit 1.2 to Citigroup’s Current Report on Form 8-K filed on April 7, 2017 (File No. 1-9924)).

1.3	—	Amendment No. 1 to the Amended and Restated Global Selling Agency Agreement relating to Citigroup’s Medium-Term Senior Notes, Series G.*

1.4	—	Amended and Restated Global Selling Agency Agreement relating to Citigroup Global Markets Holdings’ Medium-Term Senior Notes, Series N (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on April 7, 2017 (File No. 1-9924)).

1.5	—	Amendment No. 1 to the Amended and Restated Global Selling Agency Agreement relating to Citigroup’s Medium-Term Senior Notes, Series N.*

1.6	—	Underwriting Agreement for Citigroup Common Stock Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.7	—	Underwriting Agreement for Citigroup Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.8	—	Underwriting Agreement for Citigroup Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.9	—	Underwriting Agreement for Citigroup Stock Purchase Contracts will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.10	—	Underwriting Agreement for Citigroup Stock Purchase Units will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.11	—	Underwriting Agreement for Citigroup Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.1	—	Restated Certificate of Incorporation of Citigroup, as amended, as in effect on the date hereof (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (File No. 1-9924)).

4.2	—	By-Laws of Citigroup, as amended effective December 18, 2019 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on December 18, 2019 (File No. 1-9924)).

4.3	—	Specimen Physical Common Stock Certificate of Citigroup (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on May 9, 2011 (File No. 1-9924)).

4.4	—	Restated Certificate of Incorporation of Citigroup Global Markets Holdings Inc. (incorporated by reference to Exhibit 4.7 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-192302)).

4.5	—	By-Laws of Citigroup Global Markets Holdings Inc., as amended effective February 6, 2007 (incorporated by reference to Exhibit 4.8 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-192302)).

Exhibit Number		Description

4.6	—	Senior Debt Indenture, dated November 13, 2013, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

4.7	—	First Supplemental Indenture, dated as of February 1, 2016, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on February 1, 2016 (File No. 1-9924)).

4.8	—	Second Supplemental Indenture, dated as of December 29, 2016, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on December 29, 2016 (File No. 1-9924)).

4.9	—	Third Supplemental Indenture, dated as of June 26, 2017, among Citigroup Global Markets Holdings Inc., Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (File No. 1-9924)).

4.10	—	Fourth Supplemental Indenture, dated as of June 27, 2019, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on June 28, 2019 (File No. 1-9924)).

4.11	—	Subordinated Debt Indenture, dated as of April 12, 2001, between Citigroup and Bank One Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form S-3 (File No. 333-186425)).

4.12	—	First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.13 to Citigroup’s Registration Statement on Form S-3/A (File No. 333-117615)).

4.13	—	Second Supplemental Indenture, dated as of May 18, 2016, between Citigroup and The Bank of New York Mellon, as successor to J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on May 20, 2016 (File No. 1-9924)).

4.14	—	Third Supplemental Indenture, dated as of March 1, 2017, between Citigroup and The Bank of New York Mellon, as successor to J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.11 to Citigroup’s Registration Statement on Form S-3 (File No. 333-216372)).

4.15	—	Fourth Supplemental Indenture, dated as of June 27, 2019, between Citigroup and The Bank of New York Mellon, as successor to J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on June 28, 2019 (File No. 1-9924)).

4.16	—	Indenture, dated as of July 23, 2004, between Citigroup and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (File No. 333-117615)).

4.17	—	Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 (File No. 33-55542)).(P)

4.18	—	First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation, Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.02 to Citigroup’s Registration Statement on Form S-3 (File No. 33-55542)).(P)

Exhibit Number		Description

4.19	—	Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup’s Registration Statement on Form S-3 (File No. 33-55542)).(P)

4.20	—	Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc., Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 5 to Citigroup’s Form 8-A dated December 21, 1992, with respect to Citigroup’s 7 3/4% Notes Due June 15, 1999 (File No. 1-9924)).(P)

4.21	—	Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (File No. 1-9924)).

4.22	—	Fifth Supplemental Indenture, dated as of December 9, 2008, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.04 to Citigroup’s Current Report on Form 8-K filed on December 11, 2008) (File No. 1-9924)).

4.23	—	Sixth Supplemental Indenture, dated as of December 20, 2012, between Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1-9924)).

4.24	—	Seventh Supplemental Indenture, dated as of May 18, 2016, between Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on May 20, 2016 (File No. 1-9924)).

4.25	—	Senior Debt Indenture, dated as of June 1, 2005, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4(b) to Citigroup’s Registration Statement on Form S-3 (File No. 333-132370-01)).

4.26	—	Second Supplemental Indenture, dated as of December 20, 2012, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1-9924)).

4.27	—	Form of Indenture, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-135163)).

4.28	—	Form of Indenture, between Citigroup and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (incorporated by reference to Exhibit 4.11 to the Travelers Group Inc. Registration Statement on Form S-3 (File No. 333-12439)).

4.29	—	Senior Debt Indenture, dated as of March 8, 2016, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on March 9, 2016 (File No. 1-9924)).

Exhibit Number		Description

4.30	—	First Supplemental Indenture, dated as of March 1, 2017, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.24 to Citigroup’s Registration Statement on Form S-3 (File No. 333-216372)).

4.31	—	Second Supplemental Indenture, dated as of April 13, 2020, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on April 14, 2020 (File No. 1-9924)).

4.32	—	Form of Capital Securities Guarantee Agreement between Citigroup, as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee (incorporated by reference to Exhibit 4.32 to Citigroup’s Registration Statement on Form S-3 (File No. 333-117615)).

4.33	—	Amended and Restated Declaration of Trust for Citigroup Capital XIII (incorporated by reference to Exhibit 4.02 to Citigroup’s Current Report on Form 8-K filed on September 30, 2010 (File No. 109924)).

4.34	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital III (previously known as Travelers Capital III), incorporated by reference to Exhibit 4.8 to Travelers Group Inc.’s Registration Statement on Form S-3 (File No. 333-12439).

4.35	—	Form of proposed Common Stock Warrant Agreement for Citigroup Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.36		Form of proposed Index Warrant Agreement for Citigroup Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.37	—	Form of Certificate for Citigroup Preferred Stock (incorporated by reference to Exhibit 4.27 to Citigroup’s Registration Statement on Form S-3 (File No. 333-192302)).

4.38	—	Form of Citigroup Deposit Agreement (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (File No. 333-27155)).

4.39	—	Form of Citigroup Depositary Receipt (included in Exhibit 4.32).

4.40	—	Form of Citigroup Medium-Term Senior Notes, Series G (incorporated by reference to Exhibit 4.30 to Citigroup’s Registration Statement on Form S-3 (File No. 333-192302)).

4.41	—	Form of Citigroup Global Markets Holdings Inc. Medium-Term Senior Notes, Series N (incorporated by reference to Exhibit 4.34 to Citigroup’s Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-192302)).

4.42	—	Form of Citigroup Subordinated Debt Securities (included in Exhibit 4.8).

4.43	—	Form of Citigroup Senior Debt Securities (included in Exhibit 4.5).

4.44	—	Form of Citigroup Stock Purchase Contract will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.45	—	Form of Citigroup Stock Purchase Unit will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

5.1	—	Opinion of Barbara Politi, Esq.*

5.2	—	Opinion of Alexia Breuvart, Esq.*

Exhibit Number		Description

23.1	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	—	Consent of Barbara Politi, Esq. (included in Exhibit 5.1).*

23.3	—	Consent of Alexia Breuvart, Esq. (included in Exhibit 5.2).*

24.1	—	Powers of Attorney of certain Directors.*

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Senior Debt Indenture dated November 13, 2013.*

25.2	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Subordinated Debt Indenture dated as of April 12, 2001.*

25.3	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Citigroup Subordinated Debt Indenture dated as of July 23, 2004.*

25.4	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon (formerly, The Bank of New York), as trustee under the Citigroup Senior Debt Indenture dated as of March 15, 1987, as supplemented.*

25.5	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. under the Citigroup Senior Debt Indenture dated as of June 1, 2005.*

25.6	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Global Markets Holdings Senior Debt Indenture dated as of March 8, 2016.*

107.1	—	Filing Fee Table.*

*	Filed herewith.
(P)	Only paper copy available.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 7, 2023.

CITIGROUP INC.

By:	/s/ Mark A. L. Mason
Name: Mark A. L. Mason
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 7, 2023.

Signatures
/s/ Jane Fraser Jane Fraser	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark A. L. Mason Mark A. L. Mason	Chief Financial Officer (Principal Financial Officer)

/s/ Johnbull Okpara Johnbull Okpara	Controller and Chief Accounting Officer (Principal Accounting Officer)

* John C. Dugan	Chairman of the Board

* Ellen M. Costello	Director

* Grace E. Dailey	Director

* Barbara Desoer	Director

* Duncan P. Hennes	Director

* Peter Blair Henry	Director

* S. Leslie Ireland	Director

* Renée J. James	Director

* Casper W. von Koskull	Director

* Gary M. Reiner	Director

Signatures

* Diana L. Taylor	Director

* James S. Turley	Director

By:	/s/ Mark A. L. Mason
Mark A. L. Mason
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Global Markets Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 7, 2023.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/s/ Daniel S. Palomaki
Name: Daniel S. Palomaki
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 7, 2023.

Signatures
/s/ Shawn K. Feeney Shawn K. Feeney	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Daniel S. Palomaki Daniel S. Palomaki	Chief Financial Officer (Principal Financial Officer)

/s/ Daniel S. Palomaki Daniel S. Palomaki	Chief Accounting Officer (Principal Accounting Officer)

/s/ Robert F. Klein Robert F. Klein	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Capital XIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 7, 2023.

Citigroup Capital XIII

By:	/s/ Elissa Steinberg
Name: Elissa Steinberg
Title: Regular Trustee